Exhibit 4.54

1. Shipbroker **N/A**	**BIMCO STANDARD BAREBOAT CHARTER CODE NAME: "BARECON 2001"** BIMCO PART I 2. Place and date _______________ **2019**
3. Owners/Place of business (Cl. 1) **Great Monica Limited / Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960, the Republic of the Marshall Islands**	4. Bareboat Charterers/Place of business (Cl. 1) **Santa Monica Marine Inc. / Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960, the Republic of the Marshall Islands**
5. Vessel's name, call sign and flag (Cl. 1 and 3) **To be named on delivery. Currently hull number 2750 /Marshall Islands**	
6. Type of Vessel **50,000 DWT class product/chemical tanker**	7. GT/NT
8. When/Where built **Hyundai Mipo Dockyard Co., Ltd.**	9. Total DWT (abt.) in metric tons on summer freeboard
10. Classification Society (Cl. 3)	11. Date of last special survey by the Vessel's classification society **N/A**
12. Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. to Cl. 3)	
13. Port or Place of delivery (Cl. 3) **as specified in the Shipbuilding Contract**	14. Time for delivery (Cl. 4) **See Clause 36** 15. Cancelling date (Cl. 5) **See Clause 39**
16. Port or Place of redelivery (Cl. 15) **At a safe, ice free port where the Vessel would be afloat at all times**	17. No. of months' validity of trading and class certificates upon redelivery (Cl. 15) **See Clause 47**
18. Running days' notice if other than stated in Cl. 4 **N/A**	19. Frequency of dry-docking (Cl. 10(g))
20. Trading limits (Cl. 6) **Worldwide within International Navigating Limits**	
21. Charter period (Cl. 2) **See Clause 57**	22. Charter hire (Cl. 11) **See Clause 44**
23. New class and other safety requirements (state percentage of Vessel's insurance value acc. to Box 29)(Cl. 10(a)(ii)) **N/A**	
24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV **See Clause 44(j)— neither Clause 11(f) nor Part IV applies**	25. Currency and method of payment (Cl. 11) **Dollars / bank transfer**

First issued by The Baltic and International Maritime Council (BIMCO), Copenhagen in 1974 as "Barecon 'A'" and "Barecon 'B'". Revised and amalgamated 1989. Revised 2001

Adopted by the Documentary Committee of The Japan Shipping Exchange, Inc., Tokyo in 2002

Copyright, published by The Baltic and International Maritime Council (BIMCO), Copenhagen. Issued November 2001

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

"BARECON 2001" STANDARD BAREBOAT CHARTER PART I

26. Place of payment; also state beneficiary and bank account (Cl. 11) **To be paid into the Earnings Account**	27. ~~Bank~~ Corporate guarantee~~/bond~~ (sum and place) (Cl. 24) (optional) **See Clause 24**
28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12) **See Clause 48**	29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) **See Clause 45 – Clause 14 does not apply**
30. Additional insurance cover, if any, for Owners' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) **See Clause 45**	31. Additional insurance cover, if any, for Charterers' account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) **See Clause 45**
32. Latent defects (only to be filled in if period other than stated in Cl. 3) **N/A**	33. Brokerage commission and to whom payable (Cl. 27) **N/A**
34. Grace period (state number of clear banking days) (Cl. 28) **See Clause 54**	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) **(a) English law, London arbitration / See Clause 81**
36. War cancellation (indicate countries agreed) (Cl. 26(f)) **N/A**	
37. Newbuilding Vessel (indicate with "yes" or "no" whether PART III applies) (optional) **Yes, Part III does not apply**	38. Name and place of Builders (only to be filled in if PART III applies) **N/A**
39. Vessel's Yard Building No. (only to be filled in if PART III applies) **N/A**	40. Date of Building Contract (only to be filled in if PART III applies) **N/A**
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) a) **N/A** b) **N/A** c) **N/A**	
42. Hire/Purchase agreement (indicate with "yes" or "no" whether PART IV applies) (optional) **No, Part IV does not apply**	43. Bareboat Charter Registry (indicate with "yes" or "no" whether PART V applies) (optional) **No, Part V does not apply**
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) **N/A**	45. Country of the Underlying Registry (only to be filled in if PART V applies) **N/A**
46. Number of additional clauses covering special provisions, if agreed **Clause 32 to Clause 83**	

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owners)	Signature (Charterers)
For and on behalf of the Owners	**For and on behalf of the Charterers**

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
"BARECON 2001" Standard Bareboat Charter

1. Definitions See also Clause 32

In this Charter, the following terms shall have the meanings hereby assigned to them:

"The Owners" shall mean the party identified in Box 3;

"The Charterers" shall mean the party identified in Box 4;

~~*"The Vessel"* shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12.~~

~~*"Financial Instrument"* means the mortgage, deed of covenant or other such financial security instrument as annexed to this Charter and stated in Box 28.~~

2. Charter Period

In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in Box 21 ~~("The Charter Period")~~ **See also Clause 57**.

3. Delivery

(not applicable when Part III applies, as indicated in Box 37)

~~**(a)** The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy And in every respect ready in hull, machinery and equipment for service under this Charter.~~

The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in Box 13 ~~in such ready safe berth as the Charterers may direct.~~

(b) The Vessel ~~shall be~~is properly documented on delivery in accordance with the laws of the F~~f~~lag State indicated in Box 5 and the requirements of the ~~c~~Classification ~~s~~Society stated in Box 10. ~~The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 12.~~

(c) The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners' obligations under this Clause 3, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel ~~but the Owners shall be liable for the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested themselves within twelve (12) months after delivery unless otherwise provided in Box 32.~~

4. Time for Delivery See Clause 36

~~*(not applicable when Part III applies, as indicated in Box 37)*~~

~~The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers' consent and the Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15.~~

~~Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days' preliminary and not less than fourteen (14) running days' definite notice of the date on which the Vessel is expected to be ready for delivery.~~

~~The Owners shall keep the Charterers closely advised of possible changes in the Vessel's position.~~

5. Cancelling See Clause 39

~~*(not applicable when Part III applies, as indicated in Box 37)*~~

~~**(a)** Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the option of cancelling this Charter by giving the Owners notice of cancellation within thirty-six (36) running hours after the cancelling date stated in Box 15, failing which this Charter shall remain in full force and effect.~~

~~**(b)** If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty-eight (168) running hours of the receipt by the Charterers of such notice or within thirty-six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners' notice shall be substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5.~~

~~**(c)** Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on the Owners under this Charter.~~

6. Trading Restrictions See also Clauses 52(i) and 52(ee)

The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 20.

The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners' prior approval has been obtained to loading thereof.

7. Surveys on ~~Delivery and~~ Redelivery

~~*(not applicable when Part III applies, as indicated in Box 37)*~~

The Owners ~~and Charterers~~ shall ~~each~~ appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of ~~delivery and~~ redelivery **pursuant to Clause 49 (with the relevant costs paid by the Charterers).** ~~hereunder. The Owners shall bear all expenses of the On-hire Survey including loss of time, if any, and the Charterers shall bear all expenses of the Off-hire Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof.~~

8. Inspection

The Owners shall have the right ~~at any time after giving reasonable notice to the Charterers~~ to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf:-

(a) to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained **either (i) once every calendar year provided no Potential Termination Event or Termination Event has occurred (after giving reasonable notice to the Charterers and provided that the Owners do not unduly interfere with or cause delay to the commercial operation of the Vessel) or (ii) at any time following the occurrence of a Potential Termination Event or termination Event**. The costs and fees for such inspection or survey shall be paid by the **Charterers.** ~~Owners unless the Vessel~~

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
"BARECON 2001" Standard Bareboat Charter

~~is found to require repairs or maintenance in order to achieve the condition so provided;~~
(b) in dry-dock if the Charterers have not dry-docked Her in accordance with Clause 10(g). The costs and fees for such inspection or survey shall be paid by the Charterers; and
(c) for any other commercial reason they consider necessary ~~(provided it does not unduly interfere with the commercial operation of the Vessel)~~. The costs and fees for such inspection and survey shall be paid by the **Charterers**~~Owners~~.
All time used in respect of inspection, survey or repairs shall be for the Charterers' account and form part of the Charter Period.
The Charterers shall also permit the Owners to inspect the Vessel's log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel.
The Charterers shall provide all necessary assistance to the Owners, their representatives or agents in respect of any inspection and/or survey referred to hereunder.

9. Inventories, Oil and Stores **See Clause 41**
~~A complete inventory of the Vessel's entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over and pay for all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the ports of delivery and redelivery, respectively. The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel.~~

10. Maintenance and Operation
(a)(i) Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, ~~except as provided for in Clause 14(l),~~ if applicable, at their own expense they shall at all times keep the Vessel's ~~Class~~**classification** fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.
(ii) New Class and Other Safety Requirements - In the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation ~~costing (excluding the Charterers' loss of time) more than the percentage stated in Box 23, or if Box 23 is left blank, 5 per cent. of the Vessel's insurance value as stated in Box 29, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under this Charter shall, in the absence of agreement, be referred to the dispute resolution method agreed in Clause 30.~~, **the Chartereers shall ensure that the same are complied with and the time and costs of compliance shall be for the Charterers account.**
(iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof.
The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.
(b) Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including annual flag State fees and any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.
Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.
(c) The Charterers shall keep the Owners and the mortgagee(s) advised of the intended employment, planned dry-docking **(ther than the periodical dry-docking referred to under paragraph (g) below)** and major repairs ~~of the Vessel~~, as reasonably required.
(d) Flag and Name of Vessel – During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag **(with all fees, costs and expenses arising in relation thereto for the Charterers' account**. The Charterers shall also have the liberty, with the Owners' consent, which shall not be unreasonably withheld, to change the flag **of the Vessel to that of another Flag State (with all fees, costs and expenses arising in relation thereto for the Charterers' account)** and/or **with the Owners' consent** the name of the Vessel **(with all fees, costs and expenses arising in relation thereto for the Charterers' account)** during the Charter Period. **Any** ~~P~~painting and re-painting, instalment and re-instalment, registration **(inluding maintenance and renewal thereof)** and re-registration~~, if required by the Owners~~, shall be at the Charterers' expense and time. **If the Flag State requires the Owners to register themselves or establish a physical presence or office in the jurisdiction of such Flag State, all fees, costs and expenses payable by the Owners to register themselves, establish and maintain such physical presence or office shall be for the account of the Charterers.**
(e) Changes to the Vessel – Subject to Clause 10(a)(ii) and Clause 10(b), the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners' approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition ~~before the~~

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
"BARECON 2001" Standard Bareboat Charter

~~termination of this Charter~~.

(f) Use of the Vessel's Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery **(without prejudice to Clauses 46 and 41 and if redelivery is required pursuant to this Charter)** in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. **Title to any equipment so replaced shall vest in and remain with the Owners.** The Charterers have the right to fit additional equipment at their expense and risk **(provided that no permanent structural damage is caused to the Vessel by reason of such installation) and** ~~but~~ the Charterers shall**, at their expense,** remove such equipment **and make good any damage caused by the fitting or removal of such additional equipment before the Vessel is redelivered to the owners pursuant to Clause 46 and without prejudice to Clauses 41 and 46**~~, at the end of the period~~ if requested by the Owners. Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

(g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once during the period stated in Box 19 or, if Box 19 has been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the Classification Society or flag State.

11. Hire **See Clause 44**

~~(a) The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect of which time shall be of the essence.~~

~~(b) The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22 which shall be payable not later than every thirty (30) running days in advance, the first lump sum being payable on the date and hour of the Vessel's delivery to the Charterers. Hire shall be paid continuously throughout the Charter Period.~~

~~(c) Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25 and at the place mentioned in Box 26.~~

~~(d) Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally according to the number of days and hours remaining before redelivery and advance payment to be effected accordingly.~~

~~(e) Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of. The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last reported or when the Vessel is posted as missing by Lloyd's, whichever occurs first. Any hire paid in advance to be adjusted accordingly.~~

~~(f) Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 24. If Box 24 has not been filled in, the three months Interbank offered rate in London (LIBOR or its successor) for the currency stated in Box 25, as quoted by the British Bankers' Association (BBA) on the date when the hire fell due, increased by 2 per cent., shall apply.~~

~~(g) Payment of interest due under sub-clause 11(f) shall be made within seven (7) running days of the date of the Owners' invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire payment date.~~

12. Mortgage **See Clause 48**

~~*(only to apply if Box 28 has been appropriately filled in)*~~

~~*) (a) The Owners warrant that they have not effected any mortgage(s) of the Vessel and that they shall not effect any mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

~~*) (b) The Vessel chartered under this Charter is financed by a mortgage according to the Financial Instrument. The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time during the currency of the Charter by the mortgagee(s) in conformity with the Financial Instrument. The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any form that may be required by the mortgagee(s). The Owners warrant that they have not effected any mortgage(s) other than stated in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

~~*) *(Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28).*~~

13. Insurance and Repairs **See also Clause 45**

(a) **Subject to and without prejudice to Clause 45,** ~~D~~**d**uring the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and machinery, **marine and** war **(including blocking and trapping when required or when applicable)** and Protection and Indemnity risks **and freight, demurrage and defence risks** (and any risks against which it is compulsory to insure for the operation of the Vessel, including **but not limited to** maintaining financial security in accordance with sub-clause 10(a)(iii)) ~~in such form as the Owners shall in writing approve, which approval shall not be un-reasonably withheld~~. **During the Charter Period, the Charterers shall procure (at Charterers' expense) that htere are in place innocent owners' interest insurance, owners' additional perils (pollution) insurance [and if applicable mortgagees' interest insurance and mortgagees' additional perils (pollution) insurance**. Such insurances **as specified in this Clause 13** shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the ~~mortgagee(s)~~**Mortgagees** (if any)~~., and~~
The Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. Insurance policies shall cover the Owners and the Charterers **and the Mortgagees (if any)** according to their respective interests.
Subject to the provisions of the Financial Instrument **(if any) and the agreed loss payable clauses**~~, if any,~~ and the approval of the Owners and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
"BARECON 2001" Standard Bareboat Charter

All time used for repairs under the provisions of sub-clause 13(a) and for repairs of latent defects according to Clause 3(c) above, including any deviation, shall be for the Charterers' account.

(b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the Ownersother party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

(c) The Charterers shall upon the request of the Owners, provide information and promptly execute such documents as may be required to enable the Owners to comply with the insurance provisions of theeach Financial Instrument **(if any)**.

(d) Subject to the provisions of the Financial Instrument, if any, **and Clause 45 and Clause 54,** should the Vessel become an actual, constructive, compromised or agreed tTotal lLoss under the insurances required under sub-clause 13(a), all insurance payments for such loss shall be paid to the Owners **(or, if applicable, their financiers) in accordance with the agreed loss payable clauses** who shall distribute the moneys between the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the mMortgagee(s), if any, of any occurrences in consequence of which the Vessel is likely to become a tTotal lLoss as defined in this Clause.

(e) The Owners shall upon the request of the Charterers **and subject to the Owners' approval of such request**, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.

(f) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 13(a), the value of the Vessel is the sum indicated in Box 29.**Clause 45**

14. Insurance, Repairs and Classification – intentionally omitted

(Optional, only to apply if expressly agreed and stated in Box 29, in which event Clause 13 shall be considered deleted).

(a) During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and machinery and war risks under the form of policy or policies attached hereto. The Owners and/or insurers shall not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies shall cover the Owners and the Charterers according to their respective interests.

(b) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall in writing approve which approval shall not be unreasonably withheld.

(c) In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which would otherwise have been covered by such insurance.

(d) The Charterers shall, subject to the approval of the Owners or Owners' Underwriters, effect all insured repairs, and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for under the provisions of sub-clause 14(a). The Charterers to be secured reimbursement through the Owners' Underwriters for such expenditures upon presentation of accounts.

(f) All time used for repairs under the provisions of sub-clauses 14(d) and 14(e) and for repairs of latent defects according to Clause 3 above, including any deviation, shall be for the Charterers' account and shall form part of the Charter Period.

The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for such time as may be required to make such repairs.

(g) If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

(h) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 14(a), all insurance payments for such loss shall be paid to the Owners, who shall distribute the moneys between themselves and the Charterers according to their respective interests.

(i) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Owners in accordance with sub-clause 14(a), this Charter shall terminate as of the date of such loss.

(j) The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss.

(k) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 14(a), the value of the Vessel is the sum indicated in Box 29.

(l) Notwithstanding anything contained in sub-clause 10(a), it is agreed that under the provisions of Clause 14, if applicable, the Owners shall keep the Vessel's Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.

15. Redelivery See Clause 46

At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe and ice-free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct. The

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
"BARECON 2001" Standard Bareboat Charter

~~Charterers shall give the Owners not less than thirty (30) running days' preliminary notice of expected date, range of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days' definite notice of expected date and port or place of redelivery. Any changes thereafter in the Vessel's position shall be notified immediately to the Owners.~~
~~The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within The Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 10 per cent. or to the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded. All other terms, conditions and provisions of this Charter shall continue to apply.~~
~~Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.~~
~~The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 17.~~

16. Non-Lien
Other than Permitted Security Interests, ~~T~~the Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel. The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice reading as follows:
"This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever." **or a notice in such form as required by any Mortgagees**

17. Indemnity See Clauses 37.1(e), 59(f), 63 and 65
~~(a) The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.~~
~~Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.~~
~~(b) If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.~~
~~In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.~~

18. Lien
The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any sub-charterers and any Bill of Lading freight for all claims under this Charter~~, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned~~.

19. Salvage
All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

20. Wreck Removal
In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

21. General Average
The Owners shall not contribute to General Average.

22. Assignment~~, Sub-Charter and Sale~~ See Clause 52(ee)
~~(a) The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and conditions as the Owners shall approve.~~
~~(b) The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of the Charterers, which shall not be unreason-ably withheld, and subject to the buyer accepting an assignment of this Charter.~~

23. Contracts of Carriage
*) (a) The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause.
~~*) (b) The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation relating to carrier's liability for passengers and their luggage compulsorily applicable in the trade; if no such legislation exists, the passenger tickets shall incorporate the Athens Convention Relating to the Carriage of Passengers and their Luggage by Sea, 1974, and any protocol thereto.~~
~~*) *Delete as applicable.*~~

24. ~~Bank~~ Charter Guarantee
~~*(Optional, only to apply if Box 27 filled in)*~~
The Charterers undertake to furnish **on or about the date of this Charter** ~~, before delivery of the Vessel~~, ~~a first class bank~~ **a corporate** guarantee **from the Charter Guarantor** ~~or bond in the sum and at the place as indicated in Box 27 a~~as guarantee**, and on or about the dtae of this Charter the other Security Documents as security, in each case** for full performance of their obligations under this Charter.

25. Requisition/Acquisition
(a) **Subject to the provisions of Finance Documents (if any) and the Charterers' Assignment,** ~~I~~in the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire") irrespective of the date during the Charter Period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite

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PART II
"BARECON 2001" Standard Bareboat Charter

or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that **if all hire has been paid by the Charterers hereunder then** in the event of "Requisition for Hire" any Requisition Hire or compensation received or receivable by the Owners **the same** shall be payable to the Charterers during the remainder of the Charter Period or the period of the "Requisition for Hire" whichever be the shorter.

~~(b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as "Compulsory Acquisition"), then, irrespective of the date during the Charter Period when "Compulsory Acquisition" may occur, this Charter shall be deemed terminated as of the date of such "Compulsory Acquisition". In such event Charter Hire to be considered as earned and to be paid up to the date and time of such "Compulsory Acquisition".~~

26. War

(a) **Subject to the provisions of the Finance Documents (if any),** ~~F~~for the purpose of this Clause, the words "War Risks" shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

(b) **Without first obtaining the consent of the insurers to such employment and complying with the terms of Clause 45 ans such other requirements as to extra insurance premiums or any other requirements as may be prescribed by the insurers,** ~~T~~the Vessel, ~~unless the written consent of the Owners be first obtained,~~ shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have the right to require the Vessel to leave such area.

(c) The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent's right of search and/or confiscation.

~~(d) If the insurers of the war risks insurance, when Clause 14 is applicable, should require payment of premiums and/or calls because, pursuant to the Charterers' orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.~~

(e) The Charterers shall have the liberty:

(i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

(ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

(iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement.

(f) In the event of outbreak of war ~~(whether there be a declaration of war or not) (i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom; France; and the People's Republic of China, (ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by the Owners. In all cases~~ hire shall continue to be paid in accordance with Clause 11 and except as aforesaid all other provisions of this Charter shall apply until **the end of the Agreement Term** ~~redelivery.~~

27. Commission – intentionall omitted

~~The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire paid under the Charter. If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the actual expenses of the Brokers and a reasonable fee for their work.~~

~~If the full hire is not paid owing to breach of the Charter by either of the parties the party liable therefor shall indemnify the Brokers against their loss of commission. Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of commission but in such case the commission shall not exceed the brokerage on one year's hire.~~

28. Termination See Clause 54

~~(a) Charterers' Default~~

~~The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if:~~

~~(i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as recognised at~~

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
"BARECON 2001" Standard Bareboat Charter

~~the agreed place of payment) in which to rectify the failure, and when so rectified within such number of days following the Owners' notice, the payment shall stand as regular and punctual. Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners' notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice;~~

~~(ii) the Charterers fail to comply with the requirements of:~~
~~(1) Clause 6 (Trading Restrictions)~~
~~(2) Clause 13(a) (Insurance and Repairs)~~
~~provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners' right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice;~~

~~(iii) the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any event so that the Vessel's insurance cover is not prejudiced.~~

~~(b) Owners' Default~~
~~If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners.~~

~~(c) Loss of Vessel~~
~~This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be deemed to be lost unless she has either become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.~~

~~(d) Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.~~

~~(e) The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to the date of termination and to any claim that either party might have.~~

29. Repossession

In the event ~~of~~ the **Owners have made a request for redelivery of the Vessel** ~~termination of this Charter~~ in accordance with the applicable provisions of **Clause 54(c)** ~~Clause 28~~, the Owners shall **in addition** have the right to repossess the Vessel from the Charterers at her current or next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers, courts or local authorities. Pending physical repossession of the Vessel in accordance with this Clause 29 **and/or Clause 54**, the Charterers shall hold the Vessel as gratuitous bailee only to the Owners **and the Charterers shall procure that the master and crew follow the orders and directions of the Owners**. ~~The Owners shall arrange for an authorised representative to board the Vessel as soon as reasonably practicable following the termination of the Charter. The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners' representative.~~ All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Charterers' Master, officers and crew shall be the sole responsibility of the Charterers.

30. Dispute Resolution

~~*) (b) This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~
~~In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.~~

~~*) (c) This Contract shall be governed by and construed in accordance with the laws of the place mutually agreed~~

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
"BARECON 2001" Standard Bareboat Charter

~~by the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.~~

~~**(d)** Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Contract.~~

~~In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the following shall apply:-~~

~~**(i)** Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the "Mediation Notice") calling on the other party to agree to mediation.~~

~~**(ii)** The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal ("the Tribunal") or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.~~

~~**(iii)** If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.~~

~~**(iv)** The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.~~

~~**(v)** Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.~~

~~**(vi)** Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator's costs and expenses.~~

~~**(vii)** The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.~~

~~*(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)*~~

~~**(e)** If Box 35 in Part I is not appropriately filled in, sub-clause 30(a) of this Clause shall apply. Sub-clause 30(d) shall apply in all cases.~~

~~***)** *Sub-clauses 30(a), 30(b) and 30(c) are alternatives; indicate alternative agreed in Box 35.*~~

31. Notices See Clause 75

~~**(a)** Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.~~

~~**(b)** The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.~~

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

"BARECON 2001" Standard Bareboat Charter

OPTIONAL PART

PART III
PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

1. Specifications and Building Contract

(a) The Vessel shall be constructed in accordance with the Building Contract (hereafter called "the Building Contract") as annexed to this Charter, made between the Builders and the Owners and in accordance with the specifications and plans annexed thereto, such Building Contract, specifications and plans having been counter-signed as approved by the Charterers.

(b) No change shall be made in the Building Contract or in the specifications or plans of the Vessel as approved by the Charterers as aforesaid, without the Charterers' consent.

(c) The Charterers shall have the right to send their representative to the Builders' Yard to inspect the Vessel during the course of her construction to satisfy themselves that construction is in accordance with such approved specifications and plans as referred to under sub-clause (a) of this Clause.

(d) The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein. Subject to the provisions of sub-clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel from the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel's performance or specification or defects, if any. Nevertheless, in respect of any repairs, replacements or defects which appear within the first 12 months from delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or remedies. However, the Owners' liability to the Charterers shall be limited to the extent the Owners have a valid claim against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover under this Clause and shall make no further claim on the Owners for the difference between the amount(s) so recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time incurred. Any liquidated damages for physical defects or deficiencies shall accrue to the account of the party stated in Box 41(a) or if not filled in shall be shared equally between the parties. The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders) shall be borne by the party stated in Box 41(b) or if not filled in shall be shared equally between the parties.

2. Time and Place of Delivery

(a) Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the Charterers shall take delivery of the Vessel afloat when ready for delivery and properly documented at the Builders' Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the parties hereto and the Builders. Under the Building Contract the Builders have estimated that the Vessel will be ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be entitled to make any claim against the Owners in respect of any conditions, representations or warranties, whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery.

(b) If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers and upon receipt of such notice by the Charterers this Charter shall cease to have effect.

(c) If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall, before exercising such right of rejection, consult the Charterers and thereupon

(i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7) running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease to have effect; or

(ii) if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7) running days require the Owners to negotiate with the Builders as to the terms on which delivery should be taken and/or refrain from exercising their right to rejection and upon receipt of such notice the Owners shall commence such negotiations and/or take delivery of the Vessel from the Builders and deliver her to the Charterers;

(iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to reject the Vessel from the Builders;

(iv) if this Charter terminates under sub-clause (b) or (c) of this Clause, the Owners shall thereafter not be liable to the Charterers for any claim under or arising out of this Charter or its termination.

(d) Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a claim therefor shall accrue to the account of the party stated in Box 41(c) or if not filled in shall be shared equally between the parties.

3. Guarantee Works

If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be performed in accordance with the building contract terms, and hire to continue during the period of guarantee works. The Charterers have to advise the Owners about the performance to the extent the Owners may request.

4. Name of Vessel

5. Survey on Redelivery

The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of re-delivery. Without prejudice to Clause 15 (Part II), the Charterers shall bear all survey expenses and all other costs, if any, including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be paid at the rate of hire per day or pro rata.

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

"BARECON 2001" Standard Bareboat Charter

OPTIONAL PART

PART IV
HIRE/PURCHASE AGREEMENT

(Optional, only to apply if expressly agreed and stated in Box 42)

~~On expiration of this Charter and provided the Charterers have fulfilled their obligations according to Part I and II as well as Part III, if applicable, it is agreed, that on payment of the final payment of hire as per Clause 11 the Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for.~~

~~*In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers.*~~

~~The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter.~~

~~The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing mortgage agreed not to be paid off by the time of delivery. Should any claims, which have been incurred prior to the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any taxes, notarial, consular and other charges and expenses connected with the purchase and registration under Buyers' flag, shall be for Buyers' account. Any taxes, consular and other charges and expenses connected with closing of the Sellers' register, shall be for Sellers' account.~~

~~In exchange for payment of the last month's hire instalment the Sellers shall furnish the Buyers with a Bill of Sale duly attested and legalized, together with a certificate setting out the registered encumbrances, if any. On delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship's Register and deliver a certificate of deletion to the Buyers. The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors, chains, etc.), as well as all plans which may be in Sellers' possession.~~

~~The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra payment.~~

~~The Vessel with everything belonging to her shall be at Sellers' risk and expense until she is delivered to the Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for possible faults or deficiencies of any description.~~

~~The Buyers undertake to pay for the repatriation of the Master, officers and other personnel if appointed by the Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3 (Part II) or to pay the equivalent cost for their journey to any other place.~~

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

"BAREСON 2001" Standard Bareboat Charter

OPTIONAL PART

PART V
PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY

(Optional, only to apply if expressly agreed and stated in Box 43)

~~1. **Definitions**~~

~~For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:~~

~~"The Bareboat Charter Registry" shall mean the registry of the State whose flag the Vessel will fly and in which the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter.~~

~~"The Underlying Registry" shall mean the registry of the state in which the Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter Registration.~~

~~2. **Mortgage**~~

~~The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 12(b) (Part II) shall apply.~~

~~3. **Termination of Charter by Default**~~

~~If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 28, the Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying Registry as shown in Box 45.~~

~~In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter.~~

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense caused as a result of discrepancies between the original BIMCO approved document and this computer generated document.

68.	Cumulative rights	55
69.	Day count convention	55
70.	No waiver	55
71.	Entire agreement	55
72.	Invalidity	55
73.	English language	55
74.	No partnership	56
75.	Notices	56
76.	Conflicts	56
77.	Survival of Charterers’ obligations	57
78.	Counterparts	57
79.	Confidentiality	57
80.	Third Parties Act	57
81.	Law and jurisdiction	57
82.	Conditions subsequent	58
83.	FATCA	59

ADDITIONAL CLAUSES
TO BAREBOAT CHARTER FOR
THE MR TANKER
WITH BUILDER’S HULL NO. 2750
32.	Definitions
In this Charter:
“Account Bank” means such bank or financial institution as selected or designated by the Owners from time to time.
“Account Charge” means the account security deed in respect of the Earnings Account and all amounts from time to time standing to the credit to the Earnings Account from the Charterers in favour of the Owners.
“Accrued Charterhire” has the meaning given to it in Clause 44.1.
“Actual Delivery Date” means the date of delivery of the Vessel by the Owners to the Charterers under this Charter.
“Affiliate” means, in relation to any entity, a Subsidiary of that entity, a Holding Company of that entity or any other Subsidiary of that Holding Company.
“Agreement Term” means the period commencing on the date of this Charter and terminating on the expiration of the Charter Period or such earlier or later date on which all money of any nature owed by the Obligors to the Owners under the Transaction Documents or otherwise in connection with the Vessel have been paid in full to the Owners and no obligations of the Obligors of any nature to the Owners or otherwise in connection with the Transaction Documents or with the Vessel remain unperformed or undischarged.
“AML Laws” means as to any person and in relation to money laundering or terrorism, the constitutional or organisational documents of such person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, licence, permit requirement, order or determination of an arbitrator or a court or other governmental authority and the interpretation or administration thereof, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.
“Applicable Rate” in respect of an Applicable Rate Period, the LIBOR notified by the Owners on the relevant Applicable Rate Determination Date to be (which is expressed as a percentage rate per annum) the rate which applies to all Unpaid Sums (including any Hire) for that Applicable Rate Period.
“Applicable Rate Determination Date” means, in respect of an Applicable Rate Period, the day falling five (5) Business Days before the first day of that Applicable Rate Period.
“Applicable Rate Period” means each Hire Period, with the first Applicable Rate Period commencing on the first Hire Payment Date.
“Approved Broker” means each of Arrow Sale & Purchase (UK) Limited, Braemar ACM Shipbroking, Clarkson Platou, Maersk Broker A/S, Fearnley, SSY, Howe Robinson and any other reputable and independent ship brokers acceptable to the Owners (such acceptance not to be unreasonably withheld or delayed) and appointed by the Owners.

“Approved Manager” in relation to the Vessel, means (i) Central Mare in respect of technical management and (ii) Central Shipping Inc. in respect of commercial management or any other management company reasonably acceptable to the Owners (which acceptance shall not be unreasonably delayed) and appointed by the Charterers.
“Assumed Owners’ Cost” means US Dollars thirty million one hundred thousand (US$30,100,000).
“Balloon Amount” has the meaning given to it in Schedule 3 (Hire Payment Schedule).
“Break Costs” means all costs, reasonable losses, premiums or penalties incurred by the Owners as a result of the receipt by the Owners of any payment under or in relation to the Transaction Documents on a day other than the due date for payment of the sum in question.
“Builders” means Hyundai Mipo Dockyard Co., Ltd., a company incorporated and existing under the laws of the Republic of Korea.
“Building Contract” means the agreement dated 3 December 2018 between the Builder and the Charterers in connection with the construction of the Vessel together with all schedules, addendums and appendices thereto.
“Business Day” means a day (other than a Saturday or Sunday) on which banks and financial markets are open for business in Shanghai, Hong Kong and New York and on a day when LIBOR is calculated, London.
“Cancellation Date” means 30 June 2020 (for the avoidance of doubt, as the same may be extended from time to time).
“Change of Control” means, in relation to the Charterers, the Charterers ceasing to be in the ownership and Control of (either directly or indirectly) the Pistiolis Family either directly or via the Charter Guarantor or, in relation to the Charterers or the Charter Guarantor, any circumstances in which Control of the Charterers or the Charter Guarantor passes from the Pistiolis Family who are in Control of the Charterers and the Charter Guarantor to a person or persons who is not or are not in Control of the Charterer and the Charter Guarantor as at the date of this Charter.
“Charter Group” means the Charterers, and the Charter Guarantor, including all of their respective Holding Company (if any) and Subsidiaries from time to time, and a “member of the Charter Group” means any one of them.
“Charter Guarantee” means the guarantee made or to be made by the Charter Guarantor in favour of the Owners in respect of the Charterers’ obligations under this Charter.
“Charter Guarantor” means TOP SHIPS INC.
“Charter Period” means, subject to Clauses 44.3(l) (Hire), 54 (Termination Events), 60 (Sale of the Vessel by the Owners) and 61 (Total Loss), the period of one hundred and twenty (120) months from the Actual Delivery Date.
“Charterers’ Assignment” means the deed of assignment executed or to be executed (as the case may be) by the Charterers in favour of the Owners in relation to certain of the Charterers’ rights and interest in and to (amongst other things) the (a) Earnings, (b) Insurances, (c) Requisition Compensation and (d) the Sub-charter.
“Classification Society” means the vessel classification society referred to in Box 10 (Classification Society) of this Charter, or DNV GL, Lloyd’s Register of Shipping (LR), Bureau Veritas (BV), ABS, Korean Register of Shipping (KR), China Classification Society (CCS) or such other reputable classification society which the Owners may approve from time to time.

“Collateral Charter” means the bareboat charterparty entered or to be entered into between the Collateral Charterer and the Collateral Owner in respect of the chartering of the MR Tanker with Hull No.2750.
“Collateral Charterer” means Santa Monica Marine Inc., a company incorporated under the laws of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960, the Republic of the Marshall Islands.
“Collateral Obligors” means each Obligor as defined in the Collateral Transaction Documents.
“Collateral Owner” means Great Monica Limited, a company incorporated under the laws of Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960, the Republic of the Marshall Islands,.
“Collateral Transaction Documents” means the Transaction Documents as defined in the Collateral Charter.
“Contract Price” has the meaning given to it in the Novation Agreement.
“Control” means, in respect of the Charterers and the Charter Guarantor, the power of a person to secure that the affairs of the Charterers and the Charter Guarantor are conducted in accordance with the wishes of that person:
(a)	by means of the holding of shares, or the possession of voting powers in or in relation to the Charterers and the Charter Guarantor; or
(b)	as a result of any powers conferred by the articles of association or any other document regulating the Charterers and the Charter Guarantor.
“Cost Balance” means at any relevant time during the Agreement Term, the amount set out under the column titled “Cost Balance” in Schedule 3 corresponding to the Hire Payment Date falling on or immediately preceding such date, which may be revised, updated and replaced from time to time in accordance with Clause 44.3(b) of this Charter.
“Default Termination” means a termination of the Charter Period pursuant to the provisions of Clause 54 (Termination Events).
“Delivery Conditions” means the conditions set out in Clause 40(b) (Delivery Conditions).
“Delivery Date” has the meaning given to it in Clause 36.4.
“Disruption Event” means either or both of:
(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in order for the transactions contemplated by the Transaction Documents to be carried out which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Transaction Documents; or
(ii)	from communicating with other Parties in accordance with the terms of the Transaction Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
“Earnings” means all hires, freights, pool income and other sums payable to or for the account of the Charterers in respect of the Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel.
“Earnings Account” means the US Dollar account in the name of the Charterers opened or to be opened with the Account Bank, and includes any sub-account thereof and such account which is designated by the Owners as the earnings account for the purposes of this Charter.
“Effective Time” has the meaning given to it in the Novation Agreement.
“Environmental Approvals” means any present or future permit, licence, approval, ruling, variance, exemption or other authorisation required under the applicable Environmental Law.
“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.
“Environmental Incident” means:
(a)
any release, emission, spill or discharge from the Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from the Vessel; or

(b)
any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or any Obligor and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from the Vessel and in connection with which the Vessel is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmentally Sensitive Material” means (i) oil and oil products and (ii) any other waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the environment or a nuisance to any person or that may make the enjoyment, ownership or other territorial control of any affected land, property or waters more costly for such person to a material degree.
“Environmental Law” means any applicable law and regulation in any jurisdiction in which any Obligor conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.
“Environmental Permits” means any authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Obligor.

“Finance Document”“ means any facility agreement, security document, fee letter and any other document designated as such by the Finance Parties and the Owners and which have been or may be (as the case may be) entered into between the Finance Parties and the Owners for the purpose of, among other things, financing or (as the case may be) refinancing all or any part of the Cost Balance.
“Finance Party”“ means any bank or financial institution which is or will be party to a Finance Document (other than the Owners and other entities which may have agreed or be intended as debtors and/or obligors thereunder) and “Finance Parties” means two or more of them.
“Financial Indebtedness” means any obligation for the payment or repayment of money, whether present or future, actual or contingent, in respect of:
(a)	moneys borrowed;
(b)	any acceptance credit;
(c)	any bond, note, debenture, loan stock or similar instrument;
(d)	any finance, capital lease or operating leases for financing purposes;
(e)	receivables sold or discounted (other than on a non-recourse basis);
(f)	deferred payments for assets or services;
(g)
any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing according to the relevant account principles;
(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in (a) to (i).
“Fixed Hire “ means in respect of each Hire Payment Date, the figure set out in the column ‘Fixed Hire’ in the Hire Payment Schedule against such Hire Payment Date, which may be revised, updated and replaced from time to time in accordance with Clause 44.3(b) of this Charter and in relation to the 120th Payment Date, an amount equal to the Balloon Amount.
“GAAP” means generally accepted accounting principles in the United States of America. “Handling Fee” has the meaning given to it in Clause 58.2 (Handling Fee).
“Hire Payment Date” means the 10th day of each calendar month (or if such date is not a Business Day, the immediately following Business Day) during each and any Hire Period, save that:
(a)	the first Hire Payment Date shall fall on the Actual Delivery Date; and
(b)
the second Hire Payment Date shall fall on the date which is the 10th day of the next calendar month (or if such date is not a Business Day, the immediately following Business Day) after the calendar month during which the Actual Delivery Date falls.

“Hire Payment Schedule” means Schedule 3.

“Hire Period” means (i) in respect of any Hire Payment Date (other than the last Hire Payment Date), the period commencing on such Hire Payment Date and ending on the next succeeding Hire Payment Date; and (ii) in respect of the last Hire Payment Date, the period commencing on such Hire Payment Date and ending on the last day of the Charter Period.
“Holding Company” means, in relation to any entity, any other entity in respect of which it is a Subsidiary.
“IAPPC” means a valid international air pollution prevention certificate for the Vessel issued under Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).
“Indemnitee” has the meaning given to such term in Clause 65 (Further indemnities). “Initial Conditions” means the conditions set out in Clause 40(a) (Initial Conditions).
“Initial Sub-Charter” means the time charter party dated 14 January 2019 between the Charterers and the Initial Sub-Charterer.
“Initial Sub-Charterer” means Trafigura Logistics Maritime Pte Ltd.
“Innocent Owners’ Interest Insurances” means all policies and contracts of innocent owners’ interest insurance from time to time taken out by the Owners in relation to the Vessel.
“Insurances” means all policies and contracts of insurance which are from time to time taken out or entered into by the Charterers in respect of the Vessel or her Earnings or otherwise in connection with the Vessel or her Earnings, with the exception of Loss of Hire and Contingent Liability.
“Interpolated Screen Rate” means, in relation to the LIBOR for the Cost Balance or any part of it, the rate which results from interpolating on a linear basis between:
(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than that relevant period; and
(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds that relevant period, each at or about 11:00a.m. London time on the Quotation Day.
“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) (as amended by MSC 104 (73)) and A.913(22) (superseding Resolution A.788 (19)), as the same may be amended, supplemented or superseded from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).
“ISM Company” means, at any given time, the company responsible for the Vessel’s compliance with the ISM Code under paragraph 1.1.2 of the ISM Code.
“ISPS Code” means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time).
“ISPS Company” means, at any given time, the company responsible for the Vessel’s compliance with the ISPS Code.
“ISSC” means a valid international ship security certificate for the Vessel issued under the ISPS Code.

“LIBOR” means the applicable Screen Rate as of the Specified Time for USD and for a period of one month for any Unpaid Sum (including any Fixed Hire) and if that rate is less than zero, LIBOR will be deemed to be zero.
“Major Casualty Amount” means seven hundred and fifty thousand US Dollars (US$750,000) or the equivalent in any other currency or currencies.
“Management Agreement” means, in relation to the Vessel, the technical and/or commercial ship management agreement and/or layup management agreement executed or to be executed (as the case may be) between the relevant Approved Manager and the Charterers.
“Manager’s Undertaking” means the deed of undertaking executed or to be executed by the relevant Approved Manager in favour of the Owners.
“Market Value” means, in relation to the Vessel, the value as determined in accordance with Clause 52.30 (Valuation of Market Value).
“MARPOL” means the International Convention for the Prevention of Pollution from Ships adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time).
“Material Adverse Effect” means a material adverse change in, or a material adverse effect on:
(a)	the business or financial condition of the Charter Group taken as a whole;
(b)	the ability of the Charterers to perform and comply with their payment obligations under any Transaction Document or Project Document to which they are a party;
(c)	the validity, legality or enforceability of this Charter, any other Transaction Document or any Project Document; or
which adversely affects the ability of the relevant Obligors to perform their obligations under the Transaction Documents or the Project Documents to which they are a party.
“Mortgagees’ Interest Insurances” means all policies and contracts of mortgagees’ interest insurance, mortgagees’ additional perils (oil pollution) insurance and any other insurance from time to time taken out by any Finance Party in relation to the Vessel.
“Necessary Authorisations” means all Authorisations of any person including any government or other regulatory authority required by applicable law to enable it to:
(a)	lawfully enter into and perform its obligations under the Transaction Documents and the Project Documents to which it is party;
(b)
ensure the legality, validity, enforceability or admissibility in evidence in England and, if different, its jurisdiction of incorporation, of such Transaction Documents and Project Documents to which it is party; and

(c)	carry on its business from time to time.
“Novated Building Contract” means the Building Contract as novated and amended by the Novation Agreement.
“Novation Agreement” means the document so entitled made between the Owners, the Charterers and the Builder dated on or about the date hereof.
“Obligor” means each of the Charterers, the Charter Guarantor, and any person within the Charterer Group that may be party to a Transaction Document from time to time (other than the Owners and the Account Bank).

“Original Buyer” has the meaning given to it in the Novation Agreement.
“Outstanding Indebtedness” means liabilities which:
(a)
the Charterers has, at the date of this Charter or at any later time or times, to the Owners under or in connection with the Transaction Documents or any judgment relating to the Transaction Documents; and

(b)
the Collateral Charterer has, at the date of this Charter or at any later time or times, to the Collateral Owner under or in connection with the Transaction Documents (as defined under the Collateral Charter) or any judgment relating to the Transaction Documents (as defined under the Collateral Charter), and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

“Owners Cost” has the meaning given to it in the Novation Agreement.
“Owners’ Cost Payment Date” means the date on which the Owners’ Cost is paid by the Owners (as buyer) to the Charterers (as seller) in accordance with the terms of the Novation Agreement.
“Paid Instalments” means, as at a relevant date, the aggregate pre-delivery instalments of the Cost Balance and any other monies paid by the Owners to the Charterers under the Novation Agreement at that date.
“Party” means a party to this Charter.
“PDA” means the protocol of delivery and acceptance in relation to the Vessel to be executed between the Owners and the Charterers, substantially in the form contained in Schedule 1 (Form of Protocol of Delivery and Acceptance) hereto.
“Permitted Security Interest” means:
(a)	any Security Interest created or to be created in accordance with the Security Documents;
(b)	liens for unpaid master’s and crew’s wages in accordance with first class ship ownership and management practice;
(c)	liens for salvage;
(d)	liens for master’s disbursements incurred in the ordinary course of trading;
(e)
any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel and not as a result of any default or omission by the Charterers, provided such liens do not secure amounts more than 21 days overdue (unless the overdue amount is being contested in good faith by appropriate steps);

(f)
any Security Interest arising by operation of law in respect of Taxes which are not overdue for payment or which are being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

(g)	any liens securing obligations incurred in the ordinary course of trading and/or operating the Vessel and not more than 21 days overdue; and
(h)	any Security Interest which has the prior written approval of the Owners.

“Pistiolis Family” means Evangelos Pistiolis and his immediate family members.
“Potential Termination Event” means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Owners or any combination of the foregoing is a Termination Event.
“Pre-Approved Flag” means the Marshall Islands or other flag approved by the Owners.
“Pre-delivery Termination Sum” means the aggregate sum of all of the Owners’ documented losses as a result of the early termination of this Charter in accordance with Clause 54 (Termination Events) as a result of the occurrence of a Termination Event which is continuing prior to the Delivery Date, which both Parties acknowledge as a genuine and reasonable pre-estimate of the Owners’ losses in the event of such termination and does not impose consequences on the Charterers which are out of proportion to their legitimate interests in the event of such termination and such amount is to be calculated as being the aggregate of the following:
(a)
the Paid Instalments together with any other sums the Owners have paid to or owe to the Builder due to the early termination of this Charter, or the repudiation or termination of the Shipbuilding Contract, or for other reasons caused by the Charterers, together with interest accrued thereon pursuant to Clause 44 (i) up to the date of receipt by the Owners of the Pre-delivery Termination Sum;

(b)	any and all evidenced and documented direct costs, losses, liabilities and expenses incurred or suffered by the Owners as a result of the early termination of this Charter prior to the Delivery Date;
(c)	any properly documented Break Costs incurred (or payable) by the Owners under the Financing Documents, with the exclusion of any SWAP related costs; and
(d)
any sums other than Fixed Hire, due and payable, but unpaid, under this Charter (including for the avoidance of doubt Pre-Delivery Interest) together with interest accrued thereon pursuant to Clause 44 (i) up to the date of receipt by the Owners of the Pre- delivery Termination Sum.

and for the avoidance of doubt there shall be no double counting of any amount that may be counted under any sub-clause (a) to (d) by also counting it as being included in any other sub-clause;
“Project Documents” means the Sub-Charter and the Management Agreements;
“Purchase Obligation Date” means the date on which the Owners shall transfer the legal and beneficial interest in the Vessel to the Charterers, and the Charterers shall purchase the Vessel, being the last day of the Charter Period.
“Purchase Obligation Price” means an amount equal to the aggregate as of the Purchase Obligation Date of (i) $100, (ii) the Cost Balance as at the last day of the Agreement Term, (iii) any Break Costs, applicable only if charter is extended or terminated pursuant to Clauses (Hire), (Termination Events), (Sale of the Vessel by the Owners) and (Total Loss) and (iv) all other amounts payable under this Charter and the other Transaction Documents together with any applicable interest thereon.
“Purchase Option Price” means the amount due and payable by the Charterers to the Owners pursuant to Clause 59 (Purchase option and transfer of title), being the aggregate of:
(a)
the estimated amount corresponding to the Hire Payment Date in the “Purchase Option Price” column as referenced in Schedule 4 (Schedule of Purchase Option Price) to this Charter, but such amount to be adjusted, revised, updated and replaced from time to time in accordance with the terms of this Charter and confirmed by the Owners (and agreed to by the Charterers) by reference to, among others, the figure to be provided by the Owners upon the fixing of the delivery or closing date in accordance with such early purchase of the Vessel (the “Amount”); and
(b)	all Unpaid Sums due and payable together with interest accrued thereon pursuant to paragraph (j) of Clause 44 (Hire) from the due date for payment thereof up to the date of actual payment, together with any applicable and documented Break Costs under the financing entered into by Owners, with the exclusion of any SWAP related costs.
“Quotation Day” means in relation to any period for which a Variable Hire or an interest rate is to be determined, the day falling five (5) Business Days before the first day of that period.
“Reference Banks” shall mean the principal London offices of Citibank N.A., HSBC Bank Plc., JP Morgan Chase Bank, N.A., or such other banks as the Owners may nominate in consultation with the Charterers.
“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four (4) decimal places) as supplied to the Owners at their request by the Reference Banks:
(a)
(other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in US Dollars for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(b)	if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the Screen Rate are asked to submit to the relevant administrator.
“Refund Guarantee” has the meaning given to it in the Novation Agreement.
“Refund Guarantor” has the meaning given to it in the Novation Agreement.
“Refund Guarantee Assignment” has the meaning given to it in the Novation Agreement.
“Requisition Compensation” means all compensation or other money which may from time to time be payable to the Charterers as a result of the Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).
“Restricted Party” means a person or entity that is (i) listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List; (ii) a national of, located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or (iii) otherwise a target of Sanctions (“target of Sanctions” signifying a person with whom a US person or other national of Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).
“Sales Clause Termination Sum” means the remaining Handling Fee, plus commitment fee and all third party legal fees as set out in Clause 58.1 (Commitment Fee).
“Sanctions” means the economic sanction laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (i) the United States government; (ii) the United Nations; (iii) the European Union or its Member States, including, without limitation, the United Kingdom; (iv) the People’s Republic of China; or (v) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”), the United States Department of State and Her Majesty’s Treasury (“HMT”); (together, the “Sanctions Authorities”).

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by the OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.
“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US Dollars for 1-month period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Owner may specify another page or service displaying the relevant rate.
“Security Interest” means a mortgage, charge, assignment, pledge, lien, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
“Security Documents” means, in relation to the Vessel, the following:
(a)	the Charter Guarantee;
(b)	the Charterers’ Assignment;
(c)	the Managers’ Undertaking;
(d)	the Account Charge;
(e)	the Shares Pledge;
(f)	the Refund Guarantee Assignment; and
(g)
any other document that may at any time be executed by any person creating, evidencing or perfecting any Security Interest to secure all or part of the Obligors’ obligations under or in connection with the Transaction Documents, and “Security Document” means any one of them.
“Settlement Date” means, following a Total Loss of the Vessel, the earliest of:
(a)	the date which falls 180 days after the date of occurrence of the Total Loss or, if such date is not a Business Day, the immediately preceding Business Day; and
(b)	the date on which the Owners receive the Total Loss Proceeds in respect of the Total Loss.
“SMC” means a valid safety management certificate issued for the Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code.
“Specified Time” means:
(a)	in connection with determining the Screen Rate, 11:00 a.m. (London time) on the Quotation Day; or
(b)	in connection with determining the Reference Bank Rate, noon (London time) on the Quotation Day.
“Sub-charter” means the Initial Sub-Charter or any other sub-charter where approval is needed in accordance with Clause 51.

“Sub-charterers” means the Initial Sub-Charterer or any other Sub-Charterer under a Sub-charter.
“Subsidiary” shall have its meaning as defined in the Companies Ordinance (Cap. 622 of the Laws of Hong Kong).
“Tax” or “tax” means any present and future tax (including, without limitation, value added tax, consumption tax or any other tax in respect of added value or any income), levy, impost, duty or other charge or withholding of any nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and “Taxes”, “taxes”, “Taxation” and “taxation” shall be construed accordingly.
“Termination” means the termination at any time of the chartering of the Vessel under this Charter.
“Termination Event” means each of the events specified in paragraph 54.1 of Clause 54 (Termination Events).
“Termination Notice” has the meaning given to such term in paragraph (l) of Clause 44 (Hire) and paragraph 54.3 of Clause 54 (Termination Events).
“Termination Payment Date” means:
(a)
in respect of a termination of this Charter in accordance with paragraph (l) of Clause 44 (Hire), the date specified in the Termination Notice served on the Charterers pursuant to that Clause having regard to the various remedy periods;

(b)
in respect of a Default Termination, the date specified in the Termination Notice served on the Charterers pursuant to paragraph 54.3 of Clause 54 (Termination Events) in respect of such Default Termination;

(c)	in respect of a Total Loss Termination, the Settlement Date in respect of the Total Loss which gives rise to such Total Loss Termination.
“Termination Sum” means the aggregate of:-
(a)
all Fixed Hire due and payable but unpaid under this Charter up to and including the Termination Payment Date (if the Termination Payment Date is not a Hire Payment Date, the Fixed Hire payable shall be reduced pro-rata for the days between preceding Hire Payment Date and the Termination Payment Date;

(b)	the amount of Cost Balance as at the relevant Termination Payment Date;
(c)	all liabilities, costs and expenses (including, without limitation, legal fees) so incurred directly in relation to repossessing the vessel;
(d)	any costs and expenses, relating to Owner’s finance, incurred or suffered by the Owners as a direct result of the Termination Notice.
(e)	any and all Break Costs (excluding swap related expenses); and
(f)	any sums (other than hire) unpaid under this Charter and if such sums due and payable but unpaid then together with interest accrued thereon up to and including the Termination Payment Date.
“Third Parties Act” means the Contracts (Rights of Third Parties) Act 1999.
“Title Transfer PDA” means the protocol of delivery and acceptance in relation to the Vessel to be executed between the Owners and the Charterers, substantially in the form contained in Schedule 2 (Form of Title Transfer Protocol of Delivery and Acceptance) hereto.

“Total Loss” means during the Charter Period:
(a)	actual or constructive or compromised or agreed or arranged total loss of the Vessel;
(b)	the requisition for title or compulsory acquisition of the Vessel by any government or other competent authority (other than by way of requisition for hire);
(c)
the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of the Vessel (not falling within paragraph (b) of this definition), unless the Vessel is released and returned to the possession of the Owners or the Charterers within ninety (90) days after the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture in question, and for the purpose of this Charter, (i) an actual Total Loss of the Vessel shall be deemed to have occurred at the date and time when the Vessel was lost but if the date of the loss is unknown the actual Total Loss shall be deemed to have occurred on the date on which the Vessel was last reported, (ii) a constructive Total Loss shall be deemed to have occurred at the date and time at which a notice of abandonment of the Vessel is given to the insurers of the Vessel and (iii) a compromised, agreed or arranged Total Loss shall be deemed to have occurred on the date of the relevant compromise, agreement or arrangement.
“Total Loss Proceeds” means the proceeds of the Insurances or any other compensation of any description in respect of a Total Loss in respect of a Total Loss.
“Total Loss Termination” means a termination of the Charter Period pursuant to the provisions of paragraph 61.1 of Clause 61 (Total Loss).
“Transaction Documents” means, together, this Charter, the Sub-charter, the Novation Agreement, the Security Documents, the Collateral Transaction Documents and such other documents as maybe designated as such by the Owners from time to time.
“Unpaid Sum” means any sum due and payable but unpaid by any Obligor under the Transaction Documents.
“US Dollars”, “Dollars”, “USD”, “US$” and “$” each means available and freely transferable and convertible funds in lawful currency of the United States of America.
“US Tax Obligor” means:
(a)	an Obligor which is resident for tax purposes in the United States of America; or
(b)	an Obligor some or all of whose payments under the Transaction Documents to which it is a party are from sources within the United States for US federal income tax purposes.
“Valuation Report” means, in relation to the Vessel, a valuation report of the Vessel addressed to the Owners from an Approved Broker.
“Vessel” means the 50,000 DWT class product / chemical Tanker currently bearing Builders’ hull number 2750 as more particularly described in Boxes 5 (Vessel’s name, call sign and flag) to 10 (Classification Society) of this Charter.
33.	INTERPRETATIONS
(a)	In this Charter, unless the context otherwise requires, any reference to:
(i)
this Charter include the Schedules hereto and references to Clauses and Schedules are, unless otherwise specified, references to Clauses of and Schedules to this Charter and, in the case of a Schedule, to such Schedule as incorporated in this Charter as substituted from time to time;

(ii)	any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any substitution therefor;
(iii)	the term “Vessel” includes any part of the Vessel;
(iv)	the “Owners”, the “Charterers”, any “Obligor”, “Sub-charterer” or any other person include any of their respective successors, permitted assignees and permitted transferees;
(v)	any agreement, instrument or document include such agreement, instrument or document as the same may from time to time be amended, modified, supplemented, novated or substituted;
(vi)
the “equivalent” in one currency (the “first currency”) as at any date of an amount in another currency (the “second currency”) shall be construed as a reference to the amount of the first currency which could be purchased with such amount of the second currency at the spot rate of exchange quoted by the People’s Bank of China at or about 11:00 a.m. two (2) Business Days (being a day other than a Saturday or Sunday on which banks and foreign exchange markets are generally open for business in Beijing) prior to such date for the purpose of the first currency with the second currency for delivery and value on such date;

(vii)	“hereof”, “herein” and “hereunder” and other words of similar import means this Charter as a whole (including the Schedules) and not any particular part hereof;
(viii)
“law” includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement, or official or judicial interpretation of any of the foregoing, in each case having the force of law and, if not having the force of law, in respect of which compliance is generally customary;

(ix)
the word “person” or “persons” or to words importing persons include, without limitation, any state, divisions of a state, government, individuals, partnerships, corporations, ventures, government agencies, committees, departments, authorities and other bodies, corporate or unincorporated, whether having distinct legal personality or not;

(x)
the “winding-up”, “dissolution”, “administration”, “liquidation”, “insolvency”, “reorganisation”, “readjustment of debt”, “suspension of payments”, “moratorium” or “bankruptcy” (and their derivatives and cognate expressions) of any person shall each be construed so as to include the others and any equivalent or analogous proceedings or event under the laws of any jurisdiction in which such person is incorporated or any jurisdiction in which such person carries on business;

(xi)
“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Club, including pollution risks, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hull)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls)(1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

(xii)	a Potential Termination Event or Termination Event which is “continuing” is a reference to a Potential Termination Event or Termination Event which is not remedied or waived; and
(xiii)	words denoting the plural number include the singular and vice versa.
(b)	Headings are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Charter.
(c)	A time of day (unless otherwise specified) is a reference to Beijing time.
34.	BACKGROUND
(a)
By a novation agreement (the “Novation Agreement”) of even date herewith made between the Original Buyer, the Owners and the Charterers, the Owners have agreed to purchase the Vessel subject to the terms and conditions therein.

(b)
Accordingly the parties hereby agree that the Owners’ obligation to charter the Vessel to the Charterers under this Charter is subject to the effective transfer of ownership of the Vessel to the Owners pursuant to the Novation Agreement.

35.	NEWBUILDING CONSTRUCTION
35.1
(a)
The Vessel shall be constructed in accordance with the Shipbuilding Contract and in accordance with the Specifications (as defined in the Shipbuilding Contract) annexed thereto. Once the Novated Rights and Obligations (as defined in the Novation Agreement) have been novated to the Owners, the Owners and Charterers shall be deemed to have accepted and agreed to the Shipbuilding Contract and the Specifications in all respects on the understanding that the Vessel is to be built solely for the use of the Charterers.

(b)
In addition to the Buyer’s Supplies, the Charterers or the Charter Guarantor shall, at its sole cost, expense and risk, supply bunkers, fuel, lubricating oil, hydraulic oil and greases for the purpose of trial runs under and in accordance with the Shipbuilding Contract.

(c)
Subject to the terms of the Novation Agreement, the Charterers or its appointed supervisor approved by the Owners (at the Charter Guarantor’s/Charterers’ cost and expense) shall continue to exercise the Other Rights and Obligations (as ‘Buyer’ and as defined in the Novation Agreement) under the Shipbuilding Contract relating to, inter alia:

(i)	Approval of Plans and Drawings;
(ii)	Changes and modifications on the Vessel;
(iii)	Supervision of the Vessel; and
(iv)	Attending all tests and sea trials.
The Charterers or its appointed supervisor shall, at its own cost and expense, duly exercise the Other Rights and Obligations including the above rights (i) to (iv) in accordance with the Shipbuilding Contract in all respects.
35.2
The Vessel shall be constructed in accordance with the Shipbuilding Contract, under the supervision of the Charterers (or its appointed supervisor). Subject to the provisions of clause 3.6(a)(ii) of the Novation Agreement, the Charterers have the right to make changes and modifications to the Vessel in accordance with the Shipbuilding Contract and the Charterers and the Charter Guarantor will procure that the Charterers will not make such changes or modifications to the Vessel without the Owners’ prior written consent where required under clause 3.7 of the Novation Agreement. All documented costs and expenses relating to any such change and modification shall be borne by the Charterers or Charter Guarantor.
35.3
If, on the Delivery Date, there are any amounts due from the Charterers to the Builder under the terms of the Shipbuilding Contact and/or the Novation Agreement (including but not limited to any amounts payable by the Charterers under clause 3.7 of the Novation Agreement and any amounts due for any bunkers, lubes or other costs and expenses incurred as a result of any extras, additions or alteration of the Vessel), then the Charterers shall pay such sums (as evidenced by a commercial invoice from the Builder) to the Builder on or before the Delivery Date (the “Extra SBC Costs”). If any liquidated damages for reasons other than delay are payable by the Builder under the Shipbuilding Contract, these liquidated damages shall be deducted from the Delivery Instalment payable by the Owners (any such deduction shall consequently reduce the Contract Price and the Cost Balance). If any liquidated damages for delay are payable by the Builder under the Shipbuilding Contract, then the Charterers may apply these towards payment of the Extra SBC Costs and any other reasonable, documented and directly incurred expenses as a result of a delay in delivery (including any extra supervision costs incurred in accordance with the applicable supervision contract). Any excess liquidated damages for delay after such prior application by the Charterers shall be used to reduce the Delivery Instalment payable by the Owners as part of the Contract Price (any such deduction shall consequently reduce the Contract Price, the Fixed Hire and Cost Balance accordingly).

36.	DELIVERY
36.1
The Vessel is scheduled to be delivered according to the terms of the Shipbuilding Contract. In case the delivery date under the Shipbuilding Contract is extended or postponed or delayed pursuant to the Shipbuilding Contract then subject to the terms of this Charter, the delivery date under the Charter shall be automatically and accordingly extended or postponed subject to it not being after the Cancellation Date.

36.2	Notwithstanding the foregoing, the obligation of the Owners to charter the Vessel to the Charterers hereunder is conditional upon:
(a)	the delivery of the Vessel to the Owners by the Builder and acceptance of the Vessel by the Owners pursuant to the Shipbuilding Contract; and
(b)	the satisfaction of the conditions precedent set out in Clause 40 below.
36.3
Subject to the Vessel being delivered to, and taken over by, the Owners pursuant to the Shipbuilding Contract and the satisfaction or waiver by the Owners of the conditions precedent set out in Clause 40, then the Charterers shall be deemed to have accepted and taken delivery of the Vessel (without reservation) under this Charter simultaneously with delivery by the Builder to the Owners pursuant to the Shipbuilding Contract whether or not the Charterers takes actual physical possession and/or use of the Vessel on the Delivery Date.

36.4
Subject to Clauses 36.2 and 36.3, the actual date of delivery for the purpose of this Charter shall be the date when the Vessel is delivered by the Builder to the Owners as indicated by the protocol of delivery and acceptance signed and timed by the Owners and the Builder pursuant to the Shipbuilding Contract (the “Delivery Date”) and shall be deemed to be the commencement date for the purposes of this Charter whether or not the Charterers takes actual physical possession and/or use of the Vessel on the Delivery Date.

36.5	Without prejudice to the provisions of Clause 36.4 above, the Owners and the Charterers shall on the Delivery Date sign a protocol of delivery and acceptance in the form attached hereto as Schedule 1.

37.	DISPUTES UNDER THE SHIPBUILDING CONTRACT
37.1	Dispute under Shipbuilding Contract

Generally
(a)
If there is a dispute under the Shipbuilding Contract, then, unless the Owners have served a Renovation Notice (and without prejudice to (i) any rights Owners may have to serve such a Renovation Notice at any time including pursuant to paragraph (c) below and (ii) the Owners’ rights under Clause 54, the Owners shall enter into immediate consultation with the Charterers and/or the Builder in order to seek to resolve the dispute in an amicable way and the aggregate period of such consultation shall be no more than ten (10) Banking Days (unless otherwise agreed by the Parties). The Owners shall not serve a termination notice under the Shipbuilding Contract without prior consultation with the Charterers.

(b)
In the event that the dispute cannot be resolved during above consultation period and arbitration proceedings have been initiated by any party under the Shipbuilding Contract in respect of such dispute, then the arbitration proceedings shall, subject to paragraph (c) below, be handled in accordance with paragraphs (d) to (h) below.

(c)
Without prejudice to the terms of the Novation Agreement and notwithstanding the fact that arbitration proceedings in accordance with paragraphs (d) to (h) below may have commenced, the Owners shall also have the option to serve a Renovation Notice under the Novation Agreement in the event any (or any combination of) the following circumstances arise prior to the Delivery Date:

(i)	the Refund Guarantee is terminated or otherwise ceases to be in full force and effect for any reason; or
(ii)	the Vessel has not been delivered by the Builder prior to the Cancellation Date.
In the event that a Renovation Notice is served under the Novation Agreement in connection with any of the above events, the Pre-Delivery Termination Sum (if not then already payable) shall be deemed to be payable by the Charterers to the Owners in full within ten (10) days of such Renovation Notice being served.
Termination at Charterers’ request & Builder disputing / Builder termination or disputed tender for delivery
(d)	If:
(i)
the Charterers and/or Charter Guarantor propose to the Owners to terminate the Shipbuilding Contract or reject the Vessel while the Builder disputes the right of the Charter Guarantor, Charterers and/or the Owners to terminate the Shipbuilding Contract or reject the Vessel; or

(ii)	the Builder terminates or purports to terminate the Shipbuilding Contract while the Owners and/or the Charterers and/or the Charter Guarantor disputes such cancellation; or
(iii)
the Builder tenders for delivery of the Vessel while the Owners and/or the Charterers and/or Charter Guarantor disputes such tender for delivery the Charter Guarantor shall, at the Charter Guarantor’s cost and risk (and on behalf of the Owners if a Renovation Notice has not been served and otherwise also on behalf of the Charterers), the Charterers shall further undertake to (1) lead the defence, claim, counterclaim and/or negotiations (when appropriate and if permitted by the arbitration tribunal); (2) appoint and/or engage and pay for the solicitors and/or counsels and/or experts and/or arbitrator(s) (whether or not such solicitors and/or counsels and/or experts act for the Owners and/or Charterers and/or Charter Guarantor); and (3) deal with the arbitration and/or enforcement and/or settlement under the Shipbuilding Contract (however, any settlement or acknowledgment of the Builder’s demand or claim or waiver of the Owners’ or Charterers’ or Charter Guarantor’s demand or claim shall be subject to the Owners’ prior written consent, which shall not be unreasonably withheld or delayed). All Parties shall provide full assistance and cooperation to each other (including, without limitation, the Owners shall (i) take reasonable steps to enforce the award or settlement agreement against the Builder at the Charter Guarantor’s cost if the Charter Guarantor or Charterers cannot do so by itself and (ii) makes demands under the Refund Guarantee if a Renovation Notice has not been served). In addition, the Owners shall (at Charterers and Charter Guarantor’s direction, cost and risk) bring proceedings under the Refund Guarantee if the Refund Guarantor does not honour a demand under the Refund Guarantee.
Charterers’ wrongful termination, Builder’s justified termination
(e)
Should the cancellation of the Shipbuilding Contract or rejection of the Vessel by the Owners based on Charterers’ proposal or instruction be proven wrongful or the Builder’s cancellation or tender for delivery be proven justified, in whole or in part, by final award and/or settlement agreement (any settlement agreement shall be approved by the Charterers and the Owners (each acting reasonably) and any such approved settlement agreement and/or final award shall be binding upon the Charterers), the Charterers and Charter Guarantor shall indemnify and keep the Owners indemnified against all the liability and compensation that the Owners are ordered to assume/pay to the Builder together with all documented losses, costs, expenses, interests, orders or other sanctions suffered or incurred by the Owners arising directly in any manner out of such wrongful cancellation or rejection of the Vessel by the Owners or justified cancellation or tender for delivery by the Builder.

Charterers’ justified termination, Builder’s wrongful termination
(f)
Should the cancellation of Shipbuilding Contract or rejection of the Vessel by the Charterers and/or Charter Guarantor and/or Owners based on Charterers’ proposal or instruction be proven justified or Builder’s cancellation or tender for delivery be proven wrongful, in whole or in part, by final award and/or settlement agreement (any settlement agreement shall be approved by the Charterers and the Owners (each acting reasonably) and any such approved settlement agreement and/or final award shall be binding upon the Charterers), after receipt of the amount from the Builder and/or Refund Guarantor as ordered by the final award and/or settlement agreement, such amounts shall be applied in accordance with Clause 37.2.

Settlement
(g)
Should any settlement agreement (any settlement agreement shall be approved by the Charterers and the Owners (each acting reasonably)) be reached with the Builder during the arbitration or enforcement proceeding, in respect of any and all amounts and liabilities payable by the Builder under the settlement agreement, the Owners shall and the Charterers and Charter Guarantor shall apply such amounts in accordance with Clause 37.2.

(h)
Any refunds received by the Charter Guarantor or Charterers from the Builder and/or the Refund Guarantor under the Shipbuilding Contract and the Refund Guarantee shall be applied (and the Charter Guarantor shall procure they are applied) in accordance with Clause 37.2 unless a Step-in Notice under clause 3.4(b) of the Novation Agreement has been served by the Owners.

37.2	Payment Regime
Any amounts (other than amounts received by the Owners from the Charterers as indemnity costs pursuant to clause 37.1(d)) received pursuant to Clause 37.1 (d) and Clause 37.1 (f), (g) and (h) shall be applied promptly in the following order:
(a)
firstly towards payment to the Owners in full of the Pre-delivery Termination Sum, which shall (if already not then payable) be deemed at the time of such receipt to be immediately payable by the Charterers to the Owners;

(b)	secondly in the event that the Owners receive an amount in excess of the Pre-delivery Termination Sum, towards any amounts then outstanding under any Collateral Charter; and
(c)	thirdly any further excess shall be paid over to the Charterers (for the Charterers’ account or the account of the Charter Guarantor at the Charterers’ option).
If the Owners receive an amount which is less than the Pre-delivery Termination Sum, the Charterers or the Charter Guarantor shall immediately pay any shortfall to the Owners, so that the Owners receive the Pre-delivery Termination Sum in full.
37.3	Charterers’ rejection under clause 3.6 (a)(v) of the Novation Agreement
The Charterers shall consult with the Owners in advance in the event that they and/or Charter Guarantor wish to exercise the right under clause 3.6(a)(v) of the Novation Agreement to reject the Vessel and shall provide sufficient evidence to the Owners in support of such decision. Any related dispute shall be determined in accordance with this Clause 37 or as between the Parties hereto, in accordance with Clause 54.
37.4	Owners’ pre-delivery default
(a)
After the Effective Time under the Novation Agreement has occurred, if the Owners fail to pay any instalment to the Builder pursuant to the Shipbuilding Contract and the same failure has not been remedied by the Owners by the date which falls three (3) Banking Days prior to the date upon which the Builder may terminate the Shipbuilding Contract for non-payment, then the Charterers shall be entitled to terminate this Charter upon written notice to the Owners and serve a Renovation Notice in accordance with the terms of the Novation Agreement.

(b)
Upon this Charter being terminated by the Charterers in accordance with Clause 37.4(a) above, the Charterers shall, notwithstanding any such termination of this Charter, be obliged to pay to the Owners, within ten (10) days of any such termination, the Pre-delivery Termination Sum, if any on the date of such termination.

38.	TERMS OF DELIVERY
38.1
The Vessel shall be delivered to the Charterers in her condition as indicated in all the protocols and delivery documents as delivered by the Builder pursuant to Article VII of the Shipbuilding Contract, and the Charterers hereby acknowledge and agree that the Owners make no condition, term, representation, warranty, covenant, agreement or declaration, express or implied (and whether statutory or otherwise) as to the seaworthiness, merchantability, condition, design, operation, performance, class, capacity or fitness for use or as to the eligibility of the Vessel for any particular trade or operation or any other condition, term, representation or warranty whatsoever, express or implied, with respect to the Vessel. Acceptance of delivery by the Charterers or (as the case may be) deemed delivery of the Vessel to the Charterers under this Charter shall be irrevocable, final and conclusive proof and evidence that, for the purposes of the obligations and liabilities of the Owners hereunder or in connection herewith, the Vessel is at that time seaworthy, in accordance with the provisions of this Charter, in good working order and repair.

38.2
The Charterers hereby waive all their rights in respect of any condition, term, representation or warranty express or implied (and whether statutory or otherwise) on the part of the Owners and all their claims against the Owners howsoever and whenever the same may arise in respect of the Vessel or arising out of the operation or performance of the Vessel and the chartering thereof under this Charter (including in respect of the seaworthiness, condition, design, operation, fitness for use or otherwise with respect to the Vessel). In particular, and without prejudice to the generality of the foregoing, the Owners shall be under no liability whatever and howsoever arising in relation to any injury, death, loss, damage or delay of, or to, or in connection with the Vessel or any person or property whatsoever, whether on board the Vessel or elsewhere, irrespective of whether such injury, death, loss, damage or delay shall arise from the unseaworthiness of or any defect in the Vessel. For the purposes of this Clause “delay” shall include delay in relation to the Vessel. (whether in respect of delivery of the Vessel to the Charterers under this Charter or otherwise) or any other delay whatsoever. The Charterers acknowledge that no representation has been made or will be made by or on behalf of the Owners in relation to the Vessel or any part thereof.

If any of the above mentioned damage, injury, death loss or delay is the consequence of a fault, an act, an omission or a misconduct of the Builder, the Owners shall assign all necessary Owners’ rights (provided that the Owners have such rights and such rights are assignable) to the Charterers (or at the Charterers’ option, to the Charter Guarantor) in order to entitle the Charterers or the Charter Guarantor to exercise any appropriate recourse and/or action against the Builder.
To the extent permissible under applicable law, the Charterers also waives any rights which it may have in tort in respect of any of the matters referred to above in paragraph 1 of this Clause 38.2 excluding tort due to wilful misconduct or gross negligence and irrevocably agrees that the Owners shall have no greater liability in tort in respect of any such matter than it would have in contract after taking account of all the foregoing exclusions. No third party making any representation or warranty relating to the Vessel or any part of the Vessel is the agent or partner of the Owners nor has any such third party authority to bind the Owners thereby.
38.3
The Charterers agree that the Owners shall be under no liability to supply any replacement vessel or any piece or part thereof during any period when the Vessel is unusable or becomes a Total Loss and shall not be liable to the Charterers or any other person as a result of the Vessel being unusable or a Total Loss.

38.4
None of the Owners or their respective shareholders, affiliates, subsidiaries, consultants, agents and their respective shareholders, directors, officers, employees, or representatives shall be liable to the Charterers (including any of its assigns, novatees, successors, shareholders, affiliates, subsidiaries, consultants, agents, managers, clients and their respective shareholders, directors, officers, employees, or representatives) for (i) indirect, special, exemplary, punitive or consequential losses and damages, arising from, or relating to or in connection with this Charter (ii) and to the extent not covered by (i) above, the following, whether direct or indirect loss of profit, loss of production, loss of revenue, loss of time, loss of contracts or otherwise, in each case irrespective of cause (by contract, by law, in tort or otherwise) and notwithstanding the negligence, misconduct or breach (whether contractual, statutory or otherwise) save for (in each case) resulting from the gross negligence of wilful misconduct of such indemnified parties.

39.	CANCELLATION
If, prior to any payment (i) being due and/or payable under the Shipbuilding Contract or (ii) having been made by the Owners under the Shipbuilding Contract, a Termination Event occurs and is continuing, then this Charter shall immediately terminate and be cancelled (with the exception of Clause 65) upon the Owners serving a Termination Notice in accordance with Clause 44 (Hire) and paragraph (c) of Clause 54 (Termination Events), provided that the Owners shall be entitled to retain all fees paid by the Charterers pursuant to Clause 58 (Transaction Fees) (and without prejudice to Clause 58 (Transaction Fees) but if such fees have not been paid but are due and payable, the Charterers shall forthwith pay such fees to the Owners in accordance with Clause 58 (Transaction Fees)) and such payment shall be irrevocable and unconditional and shall not be construed as a penalty but shall represent an agreed estimate of the loss and damage suffered by the Owners in entering into this Charter upon the rems and conditions contained shall therefore be paid as compensation to the Owners.
40.	CONDITIONS PRECEDENT
(a)	Initial Conditions
Notwithstanding anything to the contrary in this Charter, the obligations of the Owners to make any payments to the Builder pursuant to the Building Contract as novated under the Novation agreement, to purchase and take delivery of the Vessel pursuant to the Novated Building Contract and to charter the Vessel to the Charterers under this Charter are subject to and conditional upon the Owners’ receipt of following documents and evidence (in each case in form and substance acceptable to the Owners) on or before the first payment date for making a part payment of the Purchase Price under the Novation Agreement (or such other date as the Owners and the Charterers may agree):
(i)	an original of each of the following:
(A)	the duly executed Charter;
(B)	the duly executed Novation Agreement;
(C)	the following duly executed Security Documents:
(I)         the Charter Guarantee;
(II)        the Charterers’ Assignment;
(III)       the Managers’ Undertaking; and
(D)
all documents required by any of the Security Documents set out in paragraph (C), including but not limited to the notices and acknowledgement required under such Security Documents, except for the letters of undertaking from the insurers, underwriters, protection and indemnity clubs and association which will be provided to the Owners and the acknowledgment by the acknowledgement by the Sub-charterers to the assignment of the Sub-charter, both of which will be required under the Charterers’ Assignment and provided to the Owners in accordance with Clause 82 (Conditions subsequent);

(ii)
certified true copies of the memorandum and articles of association (or equivalent documents) (and all amendments thereto) of each Obligor and any other documents required to be filed or registered or issued under the laws of their jurisdiction of incorporation to establish their incorporation;

(iii)
certified true copies of written resolutions or (as the case may be), resolutions passed at separate meetings, in each case, of the board of directors and (if required by any legal advisors to the Owners) shareholders of each Obligor (or its sole member or general partners), evidencing its approval of the Transaction Documents and the Project Documents to which it is a party and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given hereunder or thereunder on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Owners;

(iv)
if applicable, the original power of attorney of each Obligor under which any documents (including the Transaction Documents and Project Documents to which it is a party) are to be executed or transactions undertaken by that party;

(v)	a certified list specifying the directors and officers of the Obligor (together with their respective specimen signatures);
(vi)
if applicable, copies of all governmental and other consents, licences, approvals and authorisations as may be necessary to authorise the performance by each Obligor of its obligations under the Transaction Documents and Project Documents to which it is a party, and the execution, validity and enforceability of such Transaction Documents and Project Documents;

(vii)	certified copies of the duly executed Management Agreements, in each case together with all addenda, amendments or supplements;
(viii)
evidence that the fees, costs and expenses then due from the Charterers pursuant to the Novation Agreement, this Charter (including Clauses 62 (Fees and expenses) and 65 (Further indemnities)) have been paid or will be paid at such time as is agreed with the Owners;

(ix)
a legal opinion issued by legal advisers to the Owners in the following jurisdictions, each in form and substance satisfactory to and agreed by the Owners (acting reasonably) (or confirmation satisfactory to the Owners that such an opinion will be given):

(A)	England and Wales; and
(B)	such other jurisdictions as the Owners may reasonably consider necessary.
(b)	Delivery Conditions
Notwithstanding anything to the contrary in this Charter, the obligations of the Owners to purchase and take delivery of the Vessel pursuant to the Novation Agreement and to charter the Vessel to the Charterers under this Charter are subject to and conditional upon the Owners’ receipt of following documents and evidence (in each case in form and substance acceptable to the Owners) on or before the Actual Delivery Date (or such other date as the Owners and the Charterers may agree):
(i)	an original of the Account Charge and all documents required by the Account Charge, including but not limited to the notices and acknowledgement required under the Account Charge;
(ii)	evidence that:
(A)	all the conditions precedents under clause 2 (Conditions Precedent) of the Novation Agreement have been satisfied or, in the Owners’ opinion, will be satisfied on the Actual Delivery Date;
(B)	subject to Clause 82 (Conditions Subsequent), the Vessel is (or will on the Actually Delivery Date) be insured in the manner required by the Transaction Documents;
(iii)	certified copies of:
(A)	the Approved Managers’ current Document of Compliance (as such term is defined pursuant to the ISM Code);
(B)	the Vessel’s current IAPPC;

(C)
a copy of the Vessel’s classification confirmation certificate evidencing that it is free of all overdue recommendations and requirements from the Classification Society; and (iv)a copy of each of the Collateral Transaction Documents;

(iv)	valuations made in accordance with Clause 52 (dd), dated no more than thirty (30) days prior to the Effective Date;
(v)
evidence that the fees, costs and expenses then due from the Charterers pursuant to the Novation Agreement, this Charter (including Clauses 62 (Fees and expenses) and 65 (Further indemnities)) have been paid or will be paid at such time as is agreed with the Owners;

(vi)
a legal opinion issued by legal advisers to the Owners in the following jurisdictions, each in form and substance satisfactory to and agreed by the Owners (acting reasonably) (or confirmation satisfactory to the Owners that such an opinion will be given):

(A)	a legal opinion of HFW, legal advisors to the Owners on matters relating to English law;
(B)	legal opinions by lawyers appointed by the Owners on matters relating to the laws of the Republic of the Marshall Islands;
(C)	a legal opinion of the jurisdiction in which the account bank is situated; and
(D)
such other jurisdictions as the Owners may reasonably consider necessary; and (viii)such other consent, licence, approval, authorisation or other document, opinion or assurance which are necessary in connection with their entry into and performance of the transactions contemplated by any of the Transaction Documents or for the validity and enforceability thereof (including, without limitation in relation to or for the purposes of any financing by the Owners).

(c)
If the Owners in their sole discretion agree to deliver the Vessel under this Charter to the Charterers before all of the documents and evidence required by this Clause 39 have been delivered to or to the order of the Owners, the Charterers undertake to deliver all outstanding documents and evidence to or to the order of the Owners no later than seven (7) Business Days after the Actual Delivery Date or such other date as specified by the Owners, acting in their sole discretion. The delivery of the Vessel by the Owners to the Charterers under this Charter shall not, unless otherwise notified by the Owners (acting in their sole discretion) to the Charterers in writing, be taken as a waiver of the Owners’ right to require production of all the documents and evidenced required by this Clause 40.

41.	BUNKERS AND LUBOILS
41.1	At delivery the Charterers shall take over all bunkers, lubricating oil, hydraulic oil, greases, water and unbroached stores and provisions in the Vessel without cost.
41.2
To the extent that Clause 46 (Redelivery) applies, at redelivery the Owners shall take over all bunkers, unused lubricating oil, hydraulic oil, greases, water and unbroached provisions and other consumable stores in the Vessel.

42.	FURTHER MAINTENANCE AND OPERATION
42.1	The good commercial maintenance practice under Clause 10 (Maintenance and Operation) (Part II) of this Charter shall be deemed to include:
(a)	the maintenance and operation of the Vessel by the Charterers in accordance with (as the following are amended from time to time):
(i)	the relevant regulations, requirements and recommendations of the Classification Society;
(ii)	the relevant regulations, requirements and recommendations of the country and flag of the Vessel’s registry;
(iii)	any applicable IMO regulations (including but not limited to the ISM Code, the ISPS Code and MARPOL);
(iv)	all other applicable laws or regulations; and
(v)	Charterers’ current standard operations and maintenance manuals;
(b)	the maintenance and operation of the Vessel by the Charterers taking into account:
(i)	engine manufacturers’ recommended maintenance and service schedules;
(ii)	builder’s operations and maintenance manuals; and
(iii)	recommended maintenance and service schedules of all installed equipment and pipework.
42.2	In addition to the above, the Charterers covenant with the Owners to arrange online access to class records for the Owners as available to the Charterers.
42.3	Any equipment that is found not to be required on board as a result of law or regulation is either to be removed at the Charterers expense or to be maintained in operable condition.
42.4	The title to any equipment:
(a)
placed on board as a result of operational requirements of the Charterers shall automatically be deemed to belong to the Owners (unless hired from or belonging to a third party) immediately upon such placement, and such equipment may only be removed: (A) with the Owners’ prior written consent, (B) at the Charterers’ own expense, and (C) without damage to the Vessel; and

(b)	replaced, renewed or substituted shall remain with the Owners until the part or equipment which replaced it or the new or substitute part or equipment becomes property of the Owners.
42.5
Without prejudice to any other provisions under this Charter, the Charterers shall maintain, use and operate the Vessel with commercially reasonable care as if the Charterers were the owner of the same.

43.	STRUCTURAL CHANGES AND ALTERATIONS
43.1
Unless required by the Classification Society, compulsory legislation or pursuant to the terms of any Sub-charter, the Charterers shall make no material structural changes in the Vessel or material changes in the machinery, engines, appurtenances or spare parts thereof without in each instance first securing the Owners’ consent thereto, such consent not to be unreasonably withheld or delayed, provided that:

(a)	any such changes do not have a material adverse effect on the Vessel’s certification or the Vessel’s fitness for purpose;
(b)	any such changes will not materially diminish the value of the Vessel and/or have a material adverse effect on the safety, performance, value or marketability of the Vessel;
(c)	the Charterers shall bear all time, costs and expenses in relation to any such changes;
(d)	the Charterers shall furnish the Owners with:
(i)	copies of all plans in relation to such changes;
(ii)
if applicable, confirmation from the Classification Society that such changes will not adversely affect the class of the Vessel, provided always that such Classification Society agrees to issue such confirmation;

(iii)	one Valuation Report (at the Charterers’ cost) on the Market Value of the Vessel after the implementation of such changes.
43.2
Upon the occurrence of any Termination Event which is continuing, if the Owners decide to retake possession of the Vessel, the Charterers shall at their expense restore the Vessel to its former condition unless the changes made are carried out:

(a)	to improve the performance, operation or marketability of the Vessel; or
(b)	as a result of a regulatory compliance.
43.3
Any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation shall be for the Charterers’ account and the Charterers shall not have any right to recover from the Owners any part of the cost for such improvements, changes or new equipment either during the Charter Period or, to the extent that Clause 46 (Redelivery) applies, at redelivery of the Vessel. The Charterers shall give written notice to the Owners of any such improvement, structural changes or new equipment.

44.	HIRE
44.1
In consideration of the Owners’ agreement to charter the Vessel to the Charterers pursuant to the terms hereof, the Charterers agree to pay to the Owners an amount of interest on the Paid Instalments (excluding, for the avoidance of any doubt, the delivery instalment), accruing at the rate of three (3) month LIBOR plus 4.0 per cent. per annum (the “Accrued Charterhire”), with such amount being accrued and payable quarterly in arrears.

44.2	The Accrued Charterhire shall be, for the avoidance of any doubt, non-refundable under all circumstances.
44.3
In consideration of the Owners’ agreement to charter the Vessel to the Charterers pursuant to the terms hereof, the Charterers agree to pay to the Owners the following sums on the relevant dates as follows:

(a)
on each and every Hire Payment Date, pay to the Owners the relevant amount then payable on the corresponding Hire Payment Date (the “Fixed Hire”) as determined by reference to the amount set out opposite such Hire Payment Date under the heading “Fixed Hire” in the hire payment schedule as attached as Schedule 3 (Hire Payment Schedule) hereto (the “Hire Payment Schedule”);

(b)	for the purpose of determining any Monthly Hire payment:
(i)	the Charterers hereby expressly acknowledge that the Hire Payment Schedule in its current form and content as attached hereto (i) is based on the Assumed

Owners’ Cost and (ii) on the assumption that no partial pre-payment has been made pursuant to Clause 59(g); and
(ii)
accordingly, should the Parties agree to a change in the Assumed Owners’ Cost or the Charterers make a partial pre-payment, the Owners shall deliver to the Charters an amended Hire Payment Schedule at such time (including, without limitation, the cost Balance) reflecting the resulting pro-rata adjustments for the Charterers’ review and approval, which shall thereafter:

(A)	constitute the current Hire Payment Schedule; and
(B)	save for manifest error, be conclusive evidence of the rate of Fixed Hire payable under this Charter; and
(iii)
for the avoidance of doubt and notwithstanding any provisions in this Clause 44 (Hire), the Charterers’ obligation to pay Monthly Hire as calculated in accordance with the formula set out in Clause 44(b)(ii)(B) above shall remain at all times, whether or not the Owners provide any amended Hire Payment Schedule.

(c)
All payments of Fixed Hire shall be paid in advance on each Hire Payment Date (prior to 16:00, Shanghai time) (in respect of which time is of the essence) with the first (1st) instalment falling due on the Actual Delivery Date.

(d)	Any payment provided herein due on any day which is not a Business Day shall be payable on the following Business Day.
(e)
All payments under this Charter shall be made to the account notified by the Owners to the Charterers prior to the first Hire Payment Date (or such other account as the Owners may thereafter notify the Charterers from time to time) for credit to such account notified by the Owners.

(f)
Following delivery of the Vessel to, and acceptance by, the Charterers under this Charter, the Charterers’ obligation to pay Fixed Hire in accordance with this Clause 44 shall be absolute irrespective of any contingency whatsoever including but not limited to:

(i)
any set-off (save as permitted under Clause 44.1), counterclaim, recoupment, defence or other right which the Charterers may have against the Owners, the Finance Parties or any other third party (unless otherwise agreed between the Owners and the Charterers);

(ii)
any unavailability of the Vessel, for any reason, including but not limited to seaworthiness, condition, design, operation, merchantability or fitness for use or purpose of the Vessel or any apparent or latent defects in the Vessel or its machinery and equipment or the ineligibility of the Vessel for any particular use or trade or for registration of documentation under the laws of any relevant jurisdiction or lack of registration or the absence or withdrawal of any consent required under the applicable law of any relevant jurisdiction for the ownership, chartering, use or operation of the Vessel or any damage to the Vessel;

(iii)	any lack or invalidity of title or any other defect in title;
(iv)
any failure or delay on the part of either party to this Charter, whether with or without fault on its part, in performing or complying with any of the terms, conditions or other provisions of this Charter;

(v)	any insolvency, bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution, administration, liquidation or similar proceedings by or against the Owners or the Charterers or any change in the constitution of the Owners or the Charterers;
(vi)	any invalidity or unenforceability or lack of due authorisation of or any defect in this Charter;
(vii)	any other cause which would but for this provision have the effect of terminating or in any way affecting the obligations of the Charterers hereunder, it being the intention of the parties that the provisions of this Clause 44, and the obligation of the Charterers to pay Fixed Hire and make any payments under this Charter, shall (save as expressly provided in this Clause 44) survive any frustration and that, save as expressly provided in this Charter, no moneys paid under this Charter by the Charterers to the Owners shall in any event or circumstance be repayable to the Charterers.
(g)
All payments of Fixed Hire and all other Unpaid Sums to the Owners pursuant to this Charter and the other relevant Transaction Documents shall be made in immediately available funds in US Dollars, free and clear of, and without deduction or withholding for or on account of, any Taxes (unless otherwise agreed between the Owners and the Charterers).

(h)
In the event that the Charterers are required by any law or regulation to make any deduction or withholding on account of any taxes which arise as a consequence of any payment due under this Charter, then:

(i)	the Charterers shall notify the Owners promptly after they become aware of such requirement;
(ii)
the Charterers shall remit the amount of such taxes to the appropriate taxation authority within three (3) Business Days or any other applicable shorter time limits and in any event prior to the date on which penalties attach thereto; and

(iii)
such payment shall be increased by such amount as may be necessary to ensure that the Owners receive a net amount which, after deducting or withholding such taxes, is equal to the full amount which the Owners would have received had such payment not been subject to such taxes.

(i)
The Charterers shall forward to the Owners evidence reasonably satisfactory to the Owners that any such taxes have been remitted to the appropriate taxation authority within thirty (30) days of the expiry of any time limit within which such taxes must be so remitted or, if earlier, the date on which such taxes are so remitted.

(j)
Subject to sub-paragraph 54.1)(a) of Clause 54 (Termination Events), if the Charterers fail to pay any amount payable by it under a Transaction Document on its due date, interest shall accrue on a daily basis over the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate of 8% per annum.

(k)
In the event that this Charter is terminated for whatever reason, the Charterers’ obligation to pay Fixed Hire, and such other Unpaid Sum which (in each case) has accrued due before, and which remains unpaid, at the date of such termination shall continue notwithstanding such termination.

(l)
In the event that it becomes unlawful or it is prohibited for either the Owners or the Charterers to charter the Vessel pursuant to this Charter, then the Owners and Charterers, if such new or changed law or regulation or such interpretation or application permit, shall notify the other party of the relevant event and negotiate in good faith for a period of thirty (30) days from the date of the receipt of the relevant notice by the other party to agree an alternative. If such agreement is not reached within such thirty (30)-day period, the Charterers agree that, in such circumstances, the

Owners shall have the right to terminate this Charter by delivering to the Charterers a Termination Notice, whereupon the Charterers shall be obliged to pay to the Owners the Termination Sum in accordance with paragraph (d) of Clause 54 (Termination Events) and/or such other terms and conditions as may be specified in such Termination Notice.
(m)
Subject to paragraph (o) below, the Charterers shall, within three (3) Business Days of a demand by the Owners, pay to the Owners the amount of any Increased Costs incurred by the Owners as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Charter.

(i)	“Increased Costs” means:
(A)	a reduction in the rate of return from the Fixed Hire or on the Owners’ overall capital;
(B)	an additional or increased cost; or
(C)	a reduction of any amount due and payable under any Transaction Document, which is incurred or suffered by the Owners to the extent that it is attributable to the Owners having entered into any Transaction Document or funding or performing its obligations under any Transaction Document.
(n)
The Owners shall notify the Charterers of any claim arising from paragraph (m) above (and of the event giving rise to such claim). The Owners shall, as soon as practicable after having made a demand in respect of such claim, provide a certificate confirming the amount of its Increased Costs as well as evidence supporting its calculation.

(o)	Paragraph (m) above does not apply to the extent any Increased Costs is:
(i)	compensated for by a payment made under paragraph (h)(iii) above; or
(ii)	attributable to the wilful breach by the Owners of any law or regulation.
45.	INSURANCE
45.1
During the Agreement Term, the Charterers shall at their expense keep the Vessel insured against fire and usual marine risks (including hull and machinery and excess risks), oil pollution liability risks, war and protection and indemnity risks (and any risks against which it is compulsory to insure for the operation for the Vessel) in US Dollars and in such market and on such terms as the Owners and the Finance Parties (if any) shall in writing approve45 in line with good shipping practise.

45.2
Such insurances shall be arranged by the Charterers to protect the interests of the Owners, the Charterers and (if any) the mortgagee of the Vessel (but if there exists any mortgagee, the Charterers shall request such mortgagee to agree to enter into a quiet enjoyment agreement with the Charterers in such form as the parties may agree but nothing herein shall prohibit the Owners from granting such mortgage in favour of a Finance Party under a Finance Document) or such other relevant Finance Party, and the Charterers shall be at liberty to protect under such insurances the interests of any Approved Manager.

45.3
Insurance policies shall cover the Owners, the Charterers and (if any) the Finance Parties according to their respective interests. Subject to the approval of the Owners (acting on the instructions or with the approval of the Finance Parties (in each case if applicable) and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for.
45.4
The Charterers shall also remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

45.5	The Charterers shall arrange that, at any time during the Agreement Term, the hull and machinery and war risks insurance shall be in an amount not less than the greater of:
(a)	an amount which equals one hundred and twenty per cent (120%) of the Cost Balance; and
(b)	the current Market Value of the Vessel.
45.6
The terms of the hull and machinery insurance and the identity of the insurers shall be acceptable to the Owners and (if any) the Finance Parties. The Vessel shall be entered in a P&I Club which is a member of the International Group Association on customary terms and shall be covered against liability for pollution claims in an amount not less than one billion US Dollars (US$1,000,000,000). The P&I cover shall be placed with a P&I Club acceptable to the Owners and (if any) the Finance Parties. All insurances shall include customary protection in favour of the Owners and (if any) the Finance Parties as notice of cancellation and exclusion from liability for premiums or calls. The insurance policies or cover notes for the hull and machinery insurance shall name the Owners as co-assured, endorsing its rights and interests. The Owners shall be entered as a member for the P&I cover and war risks insurance.

45.7	The Charterers:
(a)
undertake to place the Insurances in such markets, in such currency, on such terms and conditions, and with such brokers, underwriters and associations as the Owners and, if applicable, the Finance Parties shall have previously approved in writing such approval not be unreasonably withheld; and

(b)
shall not alter the terms of any of the Insurances nor allow any person (except the Approved Manager) to be co-assured under any of the Insurances without the prior written consent of the Owners and, if applicable, the Finance Parties, and will supply the Owners and, if applicable, the Finance Parties from time to time on request with such information as the Owners and, if applicable, any Finance Party may in their discretion require with regard to the Insurances and the brokers, underwriters or associations through or with which the Insurances are placed.

45.8
The Charterers undertake duly and punctually to pay all premiums, calls and contributions, and all other sums at any time payable in connection with the Insurances, and, at their own expense, to arrange and provide any guarantees from time to time required by any protection and indemnity or war risks association. The Charterers shall provide the Owners and/or such Finance Party with (i) copies of all invoices issued by the brokers, underwriters or associations in respect of such premiums calls, contributions and other sums, and (ii) evidence satisfactory to the Owners and/or such Finance Party that such premiums, calls, contributions and other sums have been duly and punctually paid; that any such guarantees have been duly given; and that all declarations and notices required by the terms of any of the Insurances to be made or given by or on behalf of the Charterers to brokers, underwriters or associations have been duly and punctually made or given.

45.9
The Charterers will comply in all respects with all terms and conditions of the Insurances and will make all such declarations to brokers, underwriters and associations as may be required to enable the Vessel to operate in accordance with the terms and conditions of the Insurances. The Charterers will not do, nor permit to be done, any act, nor make, nor permit to be made, any omission, as a result of which any of the Insurances may become liable to be suspended, cancelled or avoided, or may become unenforceable, or as a result of which any sums payable under or in connection with any of the Insurances may be reduced or become liable to be repaid or rescinded in whole or in part. In particular, but without limitation, the Charterers will not permit the Vessel to be employed other than in conformity with the Insurances without first taking out additional insurance cover in respect of that employment in all respects to the satisfaction of the Owners and, if applicable, the Finance Parties, and the Charterers will promptly notify the Owners and, if applicable, the Finance Parties of any new requirement imposed by any broker, underwriter or association in relation to any of the Insurances.
45.10
The Charterers will endeavour and before the expiry of any of the Insurances renew them and shall as soon as reasonably thereafter (but in any event within fifteen (15) days after the relevant renewals) give the Owners and, if applicable, the Finance Parties such details of those renewals as the Owners and, if applicable, the Finance Parties may require.

45.11
The Charterers shall deliver to the Owners and, if applicable, the Finance Parties certified copies (and, if required by the Owners and/or (if applicable) any Finance Parties, the originals) of all policies, certificates of entry (endorsed with the appropriate loss payable clauses as may be required by the Owners and the Finance Parties from time to time) and other documents relating to the Insurances (including, without limitation, receipts for premiums, calls or contributions) and shall procure that letters of undertaking in such form as the Owners and, if applicable, the Finance Parties may approve shall be issued to the Owners and, if applicable, the Finance Parties by the brokers through which the Insurances are placed (or, in the case of protection and indemnity or war risks associations, by their managers). If the Vessel is at any time during the Agreement Term insured under any form of fleet cover, the Charterers shall procure that those letters of undertaking contain confirmation that the brokers, underwriters or association (as the case may be) will not set off claims relating to the Vessel against premiums, calls or contributions in respect of any other vessel or other insurance, and that the insurance cover of the Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance. Failing receipt of those confirmations, the Charterers will instruct the brokers, underwriters or association concerned to issue a separate policy or certificate for the Vessel in the sole name of the Charterers or of the Charterers’ brokers as agents for the Charterers.

45.12
Upon the Owners’ reasonable request, the Charterers shall provide the Owners and, if applicable, the Finance Parties with full information available to the Charterers regarding any casualty or other accident or damage to the Vessel, including, without limitation, any communication with all parties involved in case of a claim under any of the Insurances.

45.13
The Charterers agree that, at any time after the occurrence of a Termination Event which is continuing, the Owners and, if applicable, the Finance Parties shall be entitled to collect, sue for, recover and give a good discharge for all claims in respect of any of the Insurances; to pay collecting brokers the customary commission on all sums collected in respect of those claims; to compromise all such claims or refer them to arbitration or any other form of judicial or non-judicial determination; and otherwise to deal with such claims in such manner as the Owners and, if applicable, the Finance Parties shall in their discretion think fit.

45.14
Whether or not a Termination Event shall have occurred, the proceeds of any claim under any of the Insurances in respect of a Total Loss shall be paid and applied in accordance with Clause 61 (Total Loss).

45.15
In the event of any claim in respect of any of the Insurances (other than in respect of a Total Loss), if the Charterers shall fail to reach agreement with any of the brokers, underwriters or associations for the immediate restoration of the Vessel, or for payment to third parties, within such time as the Owners and, if applicable, the Finance Parties may stipulate, the Owners and, if applicable, the Finance Parties shall be entitled to require payment to itself. In the event of any dispute arising between the Charterers and any broker, underwriter or association with respect to any obligation to make any payment to the Charterers or to the Owners and/or (if applicable) the Finance Parties under or in connection with any of the Insurances, or with respect to the amount of any such payment, the Owners and/or (if applicable) the Finance Parties shall be entitled to settle that dispute directly with the broker, underwriter or association concerned. Any such settlement shall be binding on the Charterers.

45.16
(a)
implement any recommendations contained in the reports issued following the surveys referred to in sub-paragraph Error! Reference source not found. above within the relevant time limits, and provide evidence satisfactory to the Owners and, if applicable, the Finance Parties that the protection and indemnity insurers are satisfied that this has been done; and

(b)	in addition to the foregoing (if such trade is in the United States of America and Exclusive Economic Zone):
(i)	obtain and retain a certificate of financial responsibility under the Act in form and substance satisfactory to the United States Coast Guard and provide the Owners with evidence of the same;
(ii)	procure that the protection and indemnity insurances do not contain a US Trading Exclusion Clause or any other analogous provision and provide the Owners with evidence that this is so; and
(iii)
comply strictly with any operational or structural regulations issued from time to time by any relevant authorities under the Act so that at all times the Vessel falls within the provisions which limit strict liability under the Act for oil pollution.

45.17
The Owners shall be at liberty to, in relation to the Vessel, take out Lessor’s or Innocent Owners’ Interest Insurance and Lessor’s Additional Peril (Pollution) insurance on such terms and conditions as the Owners may from time to time decide. The Charterers shall from time to time upon the Owners’ demand reimburse the Owners for all costs, premiums and expenses paid or incurred by the Owners in connection with such Lessor’s or Innocent Owners’ Interest Insurance and Lessor’s Additional Peril (Pollution) insurance, but only to the extent corresponding to each of the Lessor’s or Owners’ Interest Insurance or Lessor’s Additional Peril (Pollution) insurance for an amount not exceeding one hundred and twenty per cent (120%) of the then current Cost Balance.

45.18
Any Finance Party shall be at liberty to take out a Mortgagees’ Interest Insurance in relation to the Vessel on such terms and conditions as that Finance Party may from time to time decide. The Charterers shall from time to time upon the Owners’ demand reimburse the Owners for all costs, premiums and expenses paid or incurred by the Owners or that Finance Party in connection with such Mortgagees’ Interest Insurance, but only to the extent corresponding to a Mortgagee’s Interest Insurance for an amount not exceeding one hundred and twenty per cent. (120%) of the amount then outstanding under any loan made available by the Finance Parties pursuant to any Finance Documents.

45.19
The Owners shall be at liberty to, in relation to the Vessel, take out freight, demurrage and defence cover on such terms and conditions as the Owners may from time to time decide. The Charterers shall from time to time upon the Owners’ demand reimburse the Owners for all costs, premiums and expenses paid or incurred by the Owners in connection with such cover, but only to the extent corresponding to such cover for an amount not exceeding one hundred and twenty per cent (120%) of the then current Cost Balance.

46.	REDELIVERY
Upon the occurrence of any Termination Event which is continuing, the Owners decide to retake possession of the Vessel pursuant to paragraph (g) of Clause 54 (Termination Events), then the Charterers shall, at their own cost and expense, redeliver or cause to be redelivered the Vessel to the Owners at a safe, ice free port reasonably nominated solely by the Owner where the Vessel would be afloat at all times in a ready safe berth or anchorage, in accordance with Clauses 46 (Redelivery), 47 (Redelivery conditions) and 49 (Diver’s inspection at redelivery).

47.	REDELIVERY CONDITIONS
(a)	In addition to what has been agreed in Clauses 15 (Redelivery) (Part II) and 46 (Redelivery), the condition of the Vessel shall at redelivery be as follows:
(i)	the Vessel shall be free of any class and statutory recommendations affecting its trading certificates;
(ii)
the Vessel must be redelivered with all equipment and spares or replacement items listed in the delivery inventory carried out pursuant to Clause 9 (Inventories, Oil and Stores) (Part II) and any spare parts on board or on order for any equipment installed on the Vessel following delivery (provided that any such items which are on lease or hire purchase shall be replaced with items of an equivalent standard and condition fair wear and tear excepted); all records, logs, plans, operating manuals and drawings, spare parts onboard shall be included at the time of redelivery in connection with a transfer of the Vessel or such other items as are then in the possession of the Charterers shall be delivered to the Owners;

(iii)
the Vessel must be redelivered with all national and international trading certificates and hull/machinery survey positions for both class and statutory surveys free of any overdue recommendation and qualifications valid and un-extended for a period of at least three (3) months beyond the redelivery date;

(iv)
all of the Vessel’s ballast tank coatings to be maintained in “Fair” (as such term (or its equivalent) may be defined and/or interpreted in the relevant survey report) condition as appropriate for the Vessel’s age at the time of redelivery, fair wear and tear excepted;

(v)	the Vessel shall have passed any flag or class surveys or inspections due within three (3) months after the date of redelivery and have its continuous survey system up to date;
(vi)
the Vessel must be re-delivered with accommodation and common spaces for crew and officers substantially in the same condition as at the Actual Delivery Date, free of damage over and above fair wear and tear, clean and free of infestation and odours; with cargo spaces generally fit to carry the cargoes originally designed and intended for the Vessel; with main propulsion equipment, auxiliary equipment, cargo handling equipment, navigational equipment, etc., in such operating condition as provided for in this Charter;

(vii)	the Vessel shall be free and clear of all liens other than those created by or on the instruction of the Owners;
(viii)
the condition of the cargo holds to be in accordance with the maintenance regime undertaken by the Charterers during the Charter Period since delivery with allowance for legitimate cargoes carried since the last major maintenance programme;

(ix)
at the costs and expenses of the Charterers, a final joint report from the surveyors appointed by the Owners and the Charterers respectively shall be carried out as to the condition of the Vessel and a list of agreed deficiencies if any shall be drawn up;

(x)	the anti-fouling coating system applied at the last scheduled dry-docking shall be in accordance with prevailing regulations at the time of application;
(xi)	the funnel markings and name (unless being maintained by the Owner following redelivery) shall be painted out by the Charterers; and

(xii)	recently taken lube oil samples for all major machinery shall be made available within one (1) week of redelivery and results forwarded to Owners’ technical management for review.
(b)	At redelivery, the Charterers shall ensure that the Vessel shall meet the following performance levels (which where relevant shall be determined by reference to the Vessel’s log books):
(i)	all equipment controlling the habitability of the accommodation and service areas to be in proper working order, fair wear and tear excepted; and
(ii)
available deadweight to be within one per cent (1%) of that achieved at delivery (as the same may be adjusted as a result of any upgrading of the Vessel carried out in accordance with this Charter (such adjustment to be agreed between the Owners and Charterers at the time such upgrading work is to be undertaken);

(c)	The Owners and Charterers shall each appoint (at the Charterers’ cost and expense) surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at redelivery.
(d)
If the Vessel is not in the condition or does not meet the performance criteria required by this Clause 47, a list of deficiencies together with the costs of repairing/remedying such deficiencies shall be agreed by the respective surveyors.

(e)	The Charterers shall be obliged to repair any class items restricting the operation or trading of the Vessel prior to redelivery.
(f)	The Charterers shall be obliged to repair/remedy all such other deficiencies as are necessary to put the Vessel into the return condition required by this Clause 47.
(g)
Until such time as any compensatory amount in respect of any repairs/remedial work outstanding as at redelivery has been paid in accordance with the terms of this Charter and the Vessel has been redelivered, the Charterers shall continue to pay the Fixed Hire in accordance with the terms of this Charter.

48.	OWNERS’ MORTGAGE
48.1	If required by the Sub-Charterer, the Owner shall procure, or provide, as the case may be a quiet enjoyment letter in wording to be reasonably agreed between the parties, the Charterers:
(a)
acknowledge that the Owners are entitled and do intend to enter or have entered into certain funding arrangements with the Finance Parties in order to finance part of the Owners’ Cost, which funding arrangements may be secured, inter alia, by ship mortgages over the Vessel and (along with other related matters) the relevant Finance Documents;

(b)
irrevocably consent to any assignment in favour of the Finance Parties pursuant to the relevant Finance Documents of the Charterers’ rights, interests and benefits in and to the Insurances, Earnings, Requisition Compensation and any guarantee in favour of the Charterers for the performance of the obligations of any Sub-charterer under any Sub-charter; and

(c)
without limiting the generality of paragraph 52.14 of Clause 52 (Charterers’ undertakings), undertake to execute, provide or procure the execution or provision (as the case may be) of such further reasonably information or document as are necessary to effect the assignment referred to in paragraph (b) above.

(d)	Without prejudice to the foregoing, the Owners’ may assign, transfer or novate their rights under this Charter without the prior written consent of the Charterers.

49.	DIVER’S INSPECTION AT REDELIVERY
49.1	Unless the Vessel is returned in dry-dock, a diver’s inspection is required to be performed at the time of redelivery.
49.2
The Charterers shall, at the written request of the Owners, arrange at the Charterers’ time and expense for an underwater inspection by a diver approved by the Classification Society immediately prior to the redelivery.

49.3	A video film of the inspection shall be made. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society.
49.4
If damage to the underwater parts is found, the Charterers shall arrange, at their time and costs, for the Vessel to be dry-docked and repairs carried out to the satisfaction of the Classification Society.

49.5
If the conditions at the port of redelivery are unsuitable for such diver’s inspection, the Charterers shall take the Vessel (in Owners’ time but at Charterers’ expense) to a suitable alternative place nearest to the redelivery port unless an alternative solution is agreed.

All costs relating to any diver’s inspection shall be borne by the Charterers.
50.	TRANSPORT DOCUMENTS
The Charterers shall use their standard documents, waybills and conditions of carriage in the carriage of goods. Such documents, waybills and standard conditions shall comply with compulsory applicable legislation.
51.	CHARTERERS’ REPRESENTATIONS AND WARRANTIES
51.1
The Charterers represent and warrant to the Owners on the date of this Charter and (by reference to the facts and circumstances then pertaining) on, each payment date for making payment of the Paid Instalments, the Actual Delivery Date and each Hire Payment Date as follows (except that (1) the representation and warranty contained in paragraph (g) and (x) below shall only be made on the date of this Charter, each payment date for making payment of the Paid Instalments and on the Actual Delivery Date, and (2) the representations and warranties in paragraph (b) below shall only be made on the date of this Charter):

(a)
Status and due authorisation: each Obligor is a corporation, limited partnership or limited liability company duly incorporated or formed under the laws of its jurisdiction of incorporation or formation (as the case may be) with power to enter into the Transaction Documents and the Project Documents (to which it is a party) and to exercise its rights and perform its obligations under the Transaction Documents and the Project Documents (to which it is a party) and all corporate and other action required to authorise its execution of the Transaction Documents and the Project documents (to which it is a party) and its performance of its obligations thereunder has been duly taken;

(b)
No deductions or withholding: under the laws of the Obligors’ respective jurisdictions of incorporation or formation in force at the date hereof, none of the Obligors will be required to make any deduction or withholding from any payment it may make under any of the Transaction Documents;

(c)
Claims pari passu: under the laws of the Obligors’ respective jurisdictions of incorporation or formation in force at the date hereof, the payment obligations of each Obligor under each Transaction Document to which it is a party, rank at least pari passu with the claims of all other unsecured and unsubordinated creditors of such obligor save for any obligations which are preferred solely by any bankruptcy, insolvency or other similar laws of general application;

(d)
No Immunity: in any proceedings taken in any of the Obligors’ respective jurisdictions of incorporation or formation in relation to any of the Transaction Documents, none of the Obligors will be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

(e)
Governing law and judgments: in any proceedings taken in any of the Obligors’ jurisdiction of incorporation or formation in relation to any of the Transaction Documents in which there is an express choice of the law of a particular country as the governing law thereof, that choice of law and any judgment or (if applicable) arbitral award obtained in that country will be recognised and enforced;

(f)
Validity and admissibility in evidence: as at the date hereof, all acts, conditions and things required to be done, fulfilled and performed in order (A) to enable each of the Obligors lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Transaction Documents and the Project Documents to which it is a party, (B) to ensure that the obligations expressed to be assumed by each of the Obligors in the Transaction Documents and the Project Documents are legal, valid and binding, and (C) to make the Transaction Documents and the Project Documents to which it is a party admissible in evidence in the jurisdictions of incorporation or formation of each of the Obligors, have been done, fulfilled and performed;

(g)
No filing or stamp taxes: under the laws of the Obligors’ respective jurisdictions of incorporation or formation in force at the date hereof, it is not necessary that any of the Transaction Documents to which it is a party be filed, recorded or enrolled with any court or other authority in its jurisdiction of incorporation or formation (other than the Registrar of Companies for England and Wales or the relevant maritime registry, to the extent applicable) or that any stamp, registration or similar tax be paid on or in relation to any of the Transaction Document except that the Charterers’ Assignment, the Manager’s Undertakings and the Account Charge shall be filed against the Charterers with the Marshall Islands within one month of the date of execution of such document;

(h)
Binding obligations: the obligations expressed to be assumed by each of the Obligors in the Transaction Documents and the Project Documents to which it is a party are legal and valid obligations, binding on each of them in accordance with the terms of such Transaction Documents and the Project Documents and no limit on any of their powers will be exceeded as a result of the borrowings, granting of security or giving of guarantees contemplated by such Transaction Documents and the Project Documents or the performance by any of them of any of their obligations thereunder;

(i)
No misleading information: to the best of its knowledge, any factual information provided by any Obligor to the Owners in connection with the Transaction Documents was true and accurate in all material respects as at the date it was provided and is not misleading in any material respect;

(j)
No winding-up: none of the Obligors has taken any corporate, limited liability company or limited partnership action nor have any other steps been taken or legal proceedings been started or (to the best of the Charterers’ knowledge and belief) threatened against any Obligor for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues which might have a Material Adverse Effect ;

(k)	Solvency:
(i)	None of the Obligors is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments in respect of any of its debts;

(ii)
None of the Obligors by reason of actual or anticipated financial difficulties, has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(iii)	The value of the assets of each Obligor is not less than the liabilities of such Obligor (as the case may be) (taking into account contingent and prospective liabilities).
(iv)	No moratorium has been, declared in respect of any indebtedness of any Obligor.
(l)	No material defaults:
(i)
Without prejudice to paragraph (ii) below, none of the Obligors are in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a Material Adverse Effect.

(ii)
No Potential Termination Event or Termination Event is continuing or might reasonably be expected to result from each Obligor’s entry into and performance of each Transaction Document to which such Obligor is a party;

(m)
No material proceedings: no material action or administrative proceeding of or before any court, arbitral body or agency which is not covered by adequate insurance or which might have a Material Adverse Effect has been started;

(n)
Accounts: all financial statements relating to the Charterers required to be delivered under paragraph 52.1 of Clause 52 (Charterers’ undertakings), were each prepared in accordance with GAAP, (in conjunction with the notes thereto) fairly represent the financial condition of the Charterers at the date as of which they were prepared and the results of their operations during the financial period then ended;

(o)
No obligation to create Security Interest: the execution of the Transaction Documents by the Obligors and their exercise of their rights and performance of their obligations thereunder will not result in the existence of nor oblige any Obligor to create any Security Interest over all or any of their present or future revenues or assets, other than pursuant to the Security Documents to which they are a party;

(p)
No breach: the execution of the Transaction Documents and the Project Documents by each of the Obligors and their exercise of their rights and performance of their obligations under any of the Transaction Documents and the Project Documents to which they are a party do not constitute and will not result in any breach of any agreement or treaty to which any of them is a party;

(q)
Security: each of the Obligors is the legal and beneficial owner of all assets and other property which it purports to charge, mortgage, pledge, assign or otherwise secure pursuant to each Security Document and those Security Documents to which it is a party create and give rise to valid and effective security having the ranking expressed in those Security Documents;

(r)
Necessary authorisations: the Necessary Authorisations required by each Obligor are in full force and effect, and each Obligor is in compliance with the material provisions of each such Necessary Authorisation relating to it and, to the best of its knowledge, none of the Necessary Authorisations relating to it are the subject of any pending or threatened proceedings or revocation;

(s)
No money laundering: the performance of the obligations of the Obligors under the Transaction Documents and the Project Documents, will be for the account of members of the respective Obligor(s) and will not involve any breach by any of them of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the

Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities;
(t)
Disclosure of material facts: the Charterers are not aware of any material facts or circumstances which have not been disclosed to the Owners and which might, if disclosed, have reasonably been expected to materially adversely affect the decision of a person considering whether or not to enter into the Transaction Documents.

(u)	Environmental laws:
(i)
Each of the Charter Guarantors is in compliance with paragraph 52.8 of Clause 52 (Charterers’ undertakings) and (to the best of its knowledge and belief) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect. No Environmental Claim has been commenced or (to the best of the Charterers’ knowledge and belief) is threatened against any of the Charter Guarantor where that claim has or is reasonably likely, if determined against the Charter Guarantor, to have a Material Adverse Effect.

(v)	Taxation
(i)
No Obligor is materially overdue in the filing of any Tax returns and no Obligor overdue in the payment of any amount in respect of Tax of one million US Dollars (US$1,000,000) (or its equivalent in any other currency) or more, save in the case of Taxes which are being contested in good faith.

(ii)	As far as the Charterers are aware, each of the Obligors (save for the Approved Manager) is resident for Tax purposes only in the jurisdiction of its incorporation.
(w)
No Restricted Party: no Obligor is a Restricted Party nor has any Obligor or any of their respective directors, officers or employees or any person acting on their behalf received notice or are aware of any claim, action, suit, proceeding or investigation against any of them with respect to Sanctions by a Sanctions Authority.

(x)	No Material Adverse Effect: no event or circumstance which has occurred which has a Material Adverse Effect.
(y)
Status of Project Documents: The copies of the Project Documents delivered to the Lender are true and complete copies. The Project Documents constitute legal, valid, binding and enforceable obligations of the parties to them in accordance with their respective terms except insofar as enforcement may be limited by any applicable laws relating to bankruptcy, insolvency, administration and similar laws affecting creditors’ rights generally and by principles of equity. No amendments or additions to the Project Documents have been agreed nor has any party to any Project Document waived any of its respective rights under that Project Document (except as those notified to the Owners in writing and, if consent of the Owners are required pursuant to this Charter, as consented to by the Owners).

51.2	The representation and warranties of the Charterers in this Clause 51 are subject to:
(a)	the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court;
(b)
the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting or limiting the rights of creditors;

(c)	the time barring of claims under any applicable limitation acts;

(d)	the possibility that a court may strike out provisions for a contract as being invalid for reasons of oppression, undue influence or similar; and
(e)	any other reservations or qualifications of law expressed in any legal opinions obtained by the Owners in connection with the Transaction Documents.
52.	CHARTERERS’ UNDERTAKINGS
The undertaking and covenants in this Clause 52 remain in force for the duration of the Agreement Term.
52.1
Financial statements the Charterers shall and shall procure the Charter Guarantor to each supply to the Owners (i) as soon as the same become available, but in any event within one hundred and eighty (180) days after the end of each of its financial years, its audited consolidated financial statements for that financial year.

52.2
Requirements as to financial statements each set of financial statements delivered to the Owners under paragraph 52.1 of Clause 52 in relation to the Charterers and the Charter Guarantor (each a “Notifying Party”):

(a)	shall be certified by an authorised signatory of the relevant Notifying Party as fairly representing its financial condition as at the date as at which those financial statements were drawn up; and
(b)	shall be prepared in accordance with GAAP.
52.3	Information The Charterers shall supply to the Owners:
(a)
promptly upon becoming aware of them, details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against the Charterers, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect; and

(b)	promptly, such further information regarding the financial condition, business and operations of the Charterers as the Owners may reasonably request.
52.4
Maintenance of legal validity The Charterers shall comply with the terms of and do all that is necessary to maintain in full force and effect all Necessary Authorisations required in or by the laws and regulations of its jurisdiction of formation or incorporation and all other applicable jurisdictions, to enable it lawfully to enter into and perform its obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents in its jurisdiction of incorporation or formation and all other applicable jurisdictions.

52.5
Notification of Potential Termination Event The Charterers shall promptly, upon becoming aware of the same, inform the Owners in writing of the occurrence of any Termination Event or Potential Termination Event (and the steps, if any, being taken to remedy this) and, upon receipt of a written request to that effect from the Owners, confirm to the Owners that, save as previously notified to the Owners or as notified in such confirmation, no Termination Event or Potential Termination Event is continuing or if a Termination Event or Potential Termination Event is continuing specifying the steps, if any, being taken to remedy it.

52.6
Claims pari passu The Charterers shall ensure that at all times the claims of the Owners against it under the Transaction Documents rank at least pani passu with the claims of all its other unsecured and subordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation, winding-up or other similar laws of general application.

52.7
Necessary Authorisations Without prejudice to any specific provision of the Transaction Documents relating to a Necessary Authorisation, the Charterers shall (i) obtain, comply with and do all that is necessary to maintain in full force and effect all Necessary Authorisations if a failure to do the same may cause a Material Adverse Effect; and (ii) promptly upon request, supply certified copies to the Owners of all Necessary Authorisations.
52.8
Compliance with applicable laws The Charterers shall comply with all applicable laws, including Environmental Laws, to which it may be subject (except as regards Restricted Parties to which paragraph 52.9 below applies, and anti-corruption and anti-bribery laws to which paragraph 52.10 below applies) if a failure to do the same may have a Material Adverse Effect.

52.9
No dealings with Restricted Parties The Charterers shall not, and shall not permit or authorise any other person to, directly or indirectly, utilise or employ the Vessel or to use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any transaction(s) contemplated by the Transaction Documents to fund any trade, business or other activities:

(a)	involving or for the benefit of any Restricted Party; and
(b)	in any other manner that would reasonably be expected to result in any Obligor or the Owners or any Finance Party (if applicable) being in breach of any Sanctions or become a Restricted Party.
52.10	Anti-corruption and anti-bribery laws The Charterers shall conduct its business in compliance with applicable anti-corruption and anti-bribery laws.
52.11	Environmental compliance
The Charterers shall:
(a)	comply with any Environmental Law;
(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals; and
(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.
52.12	Environmental Claims The Charterers shall, promptly upon becoming aware of the same, inform the Owners in writing of:
(i)	any Environmental Claim against the Charterers which is current or pending; and
(ii)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against the Charterers, where the claim, if determined against the Charterers, has or is reasonably likely to have a Material Adverse Effect.
52.13	Taxation
(a)	The Charterers shall pay and discharge any Tax imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:
(i)	such payment is being contested in good faith;
(ii)	adequate reserves are being maintained for such Tax and the costs required to contest them have been disclosed in its latest financial statements; and
(iii)	such payment can be lawfully withheld and failure to pay such Tax does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Obligor may change its residence for Tax purposes.
52.14
Further assurance The Charterers shall, at their own expense, promptly take all such action as the Owners may reasonably require for the purpose of perfecting or protecting any of the Owner’s rights with respect to the security created or evidenced (or intended to be created or evidenced) by the Security Documents.

52.15
Other information The Charterers will promptly supply to the Owners such financial information and explanations as the Owners may from time to time reasonably require in connection with the Charterers.

52.16
Inspection of records The Charterers will permit the inspection of their financial records and accounts relating to the Transaction Documents on reasonable notice from time to time during business hours by the Owners or its nominee.

52.17
Merger and demerger The Charterers shall not enter into any amalgamation, merger, demerger or corporate restructuring without the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed).

52.18	Transfer of assets The Charterers shall not, sell or transfer any of its material assets other than:
(a)	on arm’s length terms to third parties where the net proceeds of sale are used as a prepayment hereunder; or
(b)	on arm’s length terms to its Affiliates, which are and remain members of the Charter Group.
52.19
Change of business The Charterers shall not, without the prior written consent of the Owners, make any substantial change to the general nature of their shipping business from that carried on at the date of this Charter.

52.20	“Know your customer” checks If:
(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Charter;
(b)	any change in the status of the Charterers after the date of this Charter; or
(c)	a proposed assignment or transfer by Owners of any of its rights and obligations under this Charter, obliges the Owners to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Charterers shall promptly upon the request of the Owners supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Owners in order for the Owners to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Transaction Documents.
52.21	Management of the Vessel The Charterers shall ensure that:
(a)	the Vessel is at all times technically and commercially managed by an Approved Manager;
(b)
unless (A) the Charterers have promptly informed the Owners in writing of any proposed change of an Approved Manager, and (B) the Owners have granted its prior written consent (which shall not be unreasonably withheld or delayed) to such proposed change, the Approved Manager shall not be changed to another entity; and

(c)
the Approved Managers will provide a written confirmation confirming that, among other things, following the occurrence of Termination Event which is continuing, all claims of the Approved Managers against the Charterers shall be subordinated to the claims of the Owners or the Finance Parties (if applicable) under the Transaction Documents.

52.22
Classification The Charterers shall ensure that the Vessel maintains the highest classification required for the purpose of the relevant trade of the Vessel which shall be with the Vessel’s Classification Society, in each case, free from any material overdue recommendations and adverse notations affecting that the Vessel’s class.

52.23
Certificate of financial responsibility The Charterers shall, if required, obtain and maintain a certificate of financial responsibility in relation to the Vessel which is to call at the United States of America.

52.24
Registration The Charterers shall not change or permit a change to the flag of the Vessel during the duration of this Charter other than to a Pre-Approved Flag, such approval not to be unreasonably withheld or delayed. Any change to the flag of the Vessel shall be at the cost of the Charterers (which shall include any costs of the Finance Parties (if applicable).

52.25
ISM, ISPS and Maritime Labour Convention Compliance The Charterers shall ensure that each ISM Company and ISPS Company complies in all material respects with the ISM Code and the ISPS Code, respectively, or any replacements thereof and in particular (without prejudice to the generality of the foregoing) shall ensure that such company holds (i) a valid and current Document of Compliance issued pursuant to the ISM Code, (ii) a valid and current SMC issued in respect of the Vessel pursuant to the ISM Code, and (iii) an ISSC in respect of the Vessel, and the Charterers shall promptly, upon request, supply the Owners with copies of the same. The Charterers shall at all time comply with the Maritime Labour Convention.

52.26
Chartering-in The Charterers shall not, during the duration of this Charter, without the prior written consent of the Owners, take any vessel on charter or other contract of employment (or agree to do so) except for vessels chartered in by the Charterers on a temporary basis to be provided to any Sub-charterer in order to fulfil its obligations under the relevant Sub-charter (in circumstances where the Vessel is not available for whatever reason).

52.27
Change of control The Charterers shall ensure that during the duration of the Charter Period, no Change of Control shall occur without the prior written consent of the Owners (which shall not be unreasonably withheld or delayed).

52.28	Inspection of Vessel and inspection reports In the absence of a Termination Event, subject to there being no undue interference with the operation of the Vessel:
(a)
the Owners may at the Charterers’ cost arrange for persons appointed by the Owners to board the Vessel once in each calendar year during the Charter Period to inspect the Vessel’s state and condition, and the Charterers will provide commercially reasonable assistance to facilitate such inspection; and

(b)
the Charterers shall, within five (5) Business Days’ of the Owners’ written demand, reimburse the Owners for all costs, fees and expenses reasonably incurred by the Owners in connection with the Owners’ procuring or arranging the procurement of the relevant inspection report as to the condition of the Vessel, provided always however that if a Termination Event has occurred and is continuing, the Owners may at any time and at the Charterers’ cost conduct such inspection and the Charterers shall be deemed to have granted such permission and shall provide such necessary assistance to the Owners in respect of such inspection.

52.29
Sub-charterers The Charterers will, where applicable, use best endeavours and forthwith execute and deliver any and all such other agreements, instruments and documents (including any novation agreement) as may be required by law or deemed necessary or desirable by the Owners to ensure that any Sub-Charter which is in effect on the Actual Delivery Date remains in effect, so that all obligations previously owed by the relevant Sub-charterers to the Charterers under such Sub-Charter shall continue to be owed to the Charterers throughout the term of the Sub-charter.
52.30	Valuation of Market Value
(a)
The Charterers shall procure valuation of the Market Value of the Vessel to be made (and procure the delivery to the Owners of the Valuation Reports issued by the Approved Brokers): (i) within thirty (30) days prior to the Actual Delivery Date, (ii) once every twelve (12) months during the Charter Period (each such Valuation Report to be at the Charterers’ cost); and (ii) at such other times as the Owners may require in their absolute discretion (each such additional Valuation Reports to be at Owners’ cost unless a Termination Event has occurred and is continuing following which such additional Valuation Reports shall be at the cost of the Charterers).

(b)
The Market Value of the Vessel shall be the arithmetic average of desk-top valuations obtained from two (2) Approved Brokers with one selected by the Charterers and the other selected by the Owners prior to the Actual Delivery Date and from one Approved Broker acceptable to the Owners during the Agreement Term (in each such case the Approved Brokers shall be acceptable to the Owners and the expenses of both appointments shall be borne by the Charterers). Each such valuation shall take into account the benefit of this Charter and any Sub-charter (dated no earlier than 30 days from the relevant date) on the basis of a willing buyer and a willing seller at arm’s length.

(c)
If valuation is obtained in accordance with this Clause and the Market Value of the Vessel is less than (i) the Cost Balance for the first 2 years and (ii) 120% of the Purchase Option Price pro rata adjusted for the period after 2 years, of (x) the Cost Balance for the first 2 years after the Actual Delivery Date or (y) the Purchase Option Price for the remainder of the Agreement Term (the “Required LTV Ratio”), the Charterers shall, within 5 days of the issuance of the Valuation Reports (or, if the two Valuation Reports are not issued on the same day, the date of the later Valuation Report), prepay to the Owners in an amount equal to the shortfall as may be necessary to ensure that the Ratio does not exceed the Required LTV Ratio.

(d)
After the prepayment referred to above is completed, the following Fixed Hire, Purchase Option Prices, Cost Balance and Balloon Amount shall be adjusted downwards in the same proportion as the above proportion of the prepayment.

52.31
Sub-Charter Apart from the Initial Sub-Charter, the Charterers shall procure that there shall be no Sub-charter (including but not limited to on a bareboat basis) of the Vessel without the consent of the Owners, such consent not to be unreasonably withheld save that (and subject to the foregoing) any sub-chartering contract of less than twenty four (24) months (including optional extension periods) not made on a bareboat charter basis shall not require the consent of the Owners and further provided that, (i) the Charterers shall use all reasonable endeavours to procure (if required) the consent of the Sub-Charterer to the assignment of any Sub-Charter to the Owners, upon obtaining which (if the same is required) the Charterers shall so assign that contract to the Owners by way of security for the Charterers’ obligations under this Charter; and (ii) all sub-chartering documentation is promptly provided to the Owners, for its information.

52.32
Transactions with Affiliates The Charterers shall procure that all transactions conducted or to be conducted between them and any of the Obligors or any of that Obligor’s Affiliates will be on an arm’s length commercial basis.

52.33	Notification The Charterers shall notify the Owners promptly after they become aware of the expiry or early termination of the Sub-Charter.
52.34	Project Documents
(a)	The Charterers shall:

(i)
without affecting its obligations under the applicable provisions of the Transaction Documents, perform and observe its obligations under the Project Documents and use its best endeavours to procure that each of the other parties to the Project Documents performs and observes its obligations under them; and

(ii)
obtain and maintain in force, and promptly furnish certified copies to the Owners of, all licences, authorisations, approvals and consents, and do all other acts and things, which may from time to time be necessary or desirable for the continued due performance of its obligations under the Transaction Documents and the Project Documents or which may be required for the validity, enforceability or admissibility in evidence of the Transaction Documents and the Project Documents;

(b)	The Charterers shall not, without the prior consent of the Owners:
(i)
except as contemplated by this Charter, sell or agree to sell the Vessel (including a sale of the Vessel during her construction by way of an assignment, novation or other transfer of the Building Contract) or convey, assign, transfer, sell or otherwise dispose of or deal with any of its other real or personal property, assets or rights, whether present or future, in connection with the Vessel;

(ii)	waive or fail to enforce any provision of, or agree to any amendment or supplement to, the Building Contract, save to the extent expressly permitted by the terms of any Transaction Document.
53.	EARNINGS ACCOUNT
In addition to Clause 52 (Charterers’ undertakings), the Charterers hereby undertake to the Owners that, throughout the Agreement Term, they will deposit all of the Earnings received by the Charterers into the Earnings Account, free and clear of any costs, fees, expenses, disbursements, withholdings or deductions.
54.	TERMINATION EVENTS
54.1	Each of the following events shall constitute a Termination Event:
(a)
Failure to pay any Obligor fails to pay any amount due from it under any Transaction Document to which they are parties at the time, in the currency and otherwise in the manner specified therein provided that, if an Obligor can demonstrate to the reasonable satisfaction of the Owners that all necessary instructions were given to effect such payment and the non-receipt thereof is attributable solely to an administrative or technical error or an error in the banking system or a Disruption Event, then such payment shall instead be deemed to be due, solely for the purposes of this paragraph, within five (5) Business Days of the date on which it actually fell due under this Charter (if a payment of Hire) and seven (7) Business Days (if a sum payable on demand) ; or

(b)
Misrepresentation any representation or statement made by any Obligor in any Transaction Document to which it is a party or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect, where the circumstances causing the same give rise to a Material Adverse Effect; or

(c)
Specific covenants any Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by or procured by them under paragraphs 52.27, 52.30 and 52.32) of Clause 52 (Charterers’ undertakings) ; or

(d)	Other obligations any of the Obligors fails duly to perform or comply with any of the obligations expressed to be assumed by them in any Transaction Document (other than those referred to in paragraph (c)) and such failure is not remedied within 60 days after the earlier of (A) the Owners having given notice thereof to the relevant Obligor and (B) the Obligor becoming aware of such failure to perform or comply; or
(e)
Cross Default any Financial Indebtedness of any Obligor is not paid when due (or within any applicable grace period) and payable prior to its specified maturity where the aggregate of all such unpaid or accelerated indebtedness of such Obligor is equal to or greater than US Dollars Ten Million (US$10,000,000) or its equivalent in any other currency or currencies and such default is not remedied within 45 days after such default; or

(f)
Insolvency and rescheduling any of the Obligors is unable to pay their debts as they fall due, commences negotiations with any one or more of their creditors with a view to the general readjustment or rescheduling of their indebtedness or makes a general assignment for the benefit of their creditors or a composition with their creditors; or

(g)
Winding-up any of the Obligors files for initiation of formal restructuring proceedings, is wound up or declared bankrupt or take any corporate action or other steps are taken or legal proceedings are started for their winding-up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of them or of any or all of their revenues or assets or any moratorium is declared or sought in respect of any of their indebtedness; or

(h)	Execution or distress
(i)
any Obligor fails to comply with or pays any sum due from them (within 30 days of such amount falling due) under any final judgment or any final order made or given by any court or other official body of a competent jurisdiction in an aggregate in respect of the Obligor equal to or greater than US Dollars Ten Million (US$10,000,000) or its equivalent in any other currency, being a judgment or order against which there is no right of appeal or if a right of appeal exists, where the time limit for making such appeal has expired; or

(ii)
any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any Obligor in an aggregate amount equal to or greater than US Dollars Five Million (US$5,000,000) or its equivalent in any other currency or currencies, other than any execution or distress which is being contested in good faith and which is either discharged within 30 days or in respect of which adequate security has been provided within 30 days to the relevant court or other authority to enable the relevant execution or distress to be lifted or released; or

(i)	Similar event any event occurs which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in paragraphs (f), (g) or (h) above; or
(j)
Repudiation any of the Obligors repudiates any Transaction Document to which it is a party or do or cause to be done any act or thing evidencing an intention to repudiate any such Transaction Document; or

(k)	Validity and admissibility at any time any act, condition or thing required to be done, fulfilled or performed in order:
(i)	to enable any of the Obligors lawfully to enter into, exercise their rights under and perform the material obligations expressed to be assumed by them in the Transaction Documents;

(ii)	to ensure that the material obligations expressed to be assumed by any of the Obligors in the Transaction Documents are legal, valid and binding;
(iii)	to make the Transaction Documents admissible in evidence in any applicable jurisdiction, is not done, fulfilled or performed within thirty (30) days after notification from the Owners to the relevant Obligor requiring the same to be done, fulfilled or performed; or
(l)	Illegality at any time:
(i)	it is or becomes unlawful for any of the Obligors to perform or comply with any or all of their obligations under the Transaction Documents to which they are parties;
(ii)	any of the obligations of any of the Obligors under the Transaction Documents to which they are parties are not or cease to be legal, valid and binding; or
(iii)
any Security Interest created or purported to be created by the Security Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to such Security Document (other than the Owners) to be ineffective, and, in each case, such illegality is not remedied or mitigated to the satisfaction of the Owners within sixty (60) days after it has given notice thereof to the Charterers; or
(m)
Material adverse change at any time there shall occur any event or change which has a Material Adverse Effect in respect of any of the Obligors and such event or change, if capable of remedy, is not so remedied within thirty (30) days of the delivery of a notice confirming such event or change by the Owners to the Charterers; or

(n)
Conditions precedent if any of the conditions set out in Clause 40 (Conditions precedent) is not satisfied by the relevant time or such other time period specified by the Owners in their discretion; or

(o)
Revocation or modification of consents etc. if any Necessary Authorisation which is now or which at any time during the Agreement Term becomes necessary to enable an Obligor to comply with any of its obligations in or pursuant to any of the Transaction Documents or the Project Documents is revoked, withdrawn or withheld, or modified in a manner which the Owners reasonably consider is, or may be, prejudicial to the interests of Owners in a material manner, or if such Necessary Authorisation ceases to remain in full force and effect and not remedied with 20 days; or

(p)	Cessation of business any of the Obligors ceases, or threatens to cease, to carry on all or a substantial part of its business; or
(q)
Curtailment of business if the business of any of the Obligors is wholly or materially curtailed by any intervention by or under authority of any government, or if all or a substantial part of the undertaking, property or assets of the Obligor is seized, nationalised, expropriated or compulsorily acquired by or under authority of any government or any of the Obligors disposes or threatens to dispose of a substantial part of their business or assets; or

(r)	Reduction of capital if any of the Obligors reduces their committed or subscribed capital other than in the course of regular finance or business activity; or
(s)	Environmental matters

(i)	any Environmental Claim is pending or made against any Obligors or in connection with the Vessel, where such Environmental Claim has a Material Adverse Effect;
(ii)	any actual Environmental Incident occurs in connection with the Vessel, where such Environmental Incident has a Material Adverse Effect; or
(t)
Loss of property all or a substantial part of the business or assets of any of the Obligors is destroyed, abandoned, seized, appropriated or forfeited for any reason, and such occurrence in the reasonable opinion of the Owners has a Material Adverse Effect; or

(u)	Sanctions any Obligor or any of their directors, officers or employees becomes a Restricted Party and no remedy is available within 60 days or any Sanctions are enacted against the Vessel; or
(v)
Arrest the Vessel is arrested or seized for any reason whatsoever (other than caused solely and directly by any action or omission from the Owners) unless the Vessel is released and returned to the possession of the Charterers within forty five (45) days of such arrest or seizure; or

(w)	Delivery the Vessel has not for any reason been delivered to, and accepted by, the Owners under the Novated Building Contract on or before the Cancellation Date;
(x)	Collateral Charter a “Termination Event” (or any other similar event or circumstance and each as however described) occurs under the Collateral Charter.
54.2
The Owners and the Charterers agree that it is a fundamental term and condition of this Charter that no Termination Event shall occur during the Agreement Term. Without prejudice to the forgoing, a Termination Event which is continuing shall constitute an agreed terminating event, the occurrence of which will entitle the Owners to exercise all or any of the remedies set out below in this Clause 54.

54.3
At any time after occurrence of a Termination Event, the Owners shall be entitled to terminate the Charter forthwith by giving a written notice to the Charterers demanding the Charterers (a) to redeliver the Vessel to Owners and (b) pay the Termination Sum to the Owners in accordance with Clause 54(f) below, within sixty (60) days following the date of the notice (“Termination Notice”). Once the Termination Notice is sent to the Charterers, the Owners shall be entitled to (but not bound and without prejudice to the Charterers’ obligations hereunder) retake possession of the Vessel immediately on the date of the Termination Notice or any other date as specified by the Owners and the Charterers shall, within sixty (60) days following the date of Termination Notice, pay the Termination Sum to the Owners in accordance with Clause 54(f) below. If the Termination Date is not a Payment Date, the Fixed Hire payable, calculated on a pro rata basis between the immediately previous Payment Date and on the immediately following Payment Date shall become immediately due and payable on the Termination Date. In case the Charterers fail to pay the Termination Sum in full within sixty (60) following the date of the Termination Notice the Owners shall be entitled to exercise the remedies as provided in Clause 54(i).

54.4
The Owners may demand that the Charterers pay to the Owners on the Termination Payment Date or such later date as the Owners shall specify (and without prejudice to any other rights, claims or remedies which the Owners may have under this Charter and applicable laws) the Termination Sum. If the Termination Sum paid by the Charterers under this Charter does not cover the Owners’ loss, the Owners shall be entitled to claim further compensation for their losses and for all reasonable expenses incurred together with any interest accrued thereon. The Owners shall not be under any liability whatsoever to the Charterers for loss or damage if any occasioned by the Charterers for the termination of this Charter unless such termination is wrongful.

54.5
The Charterers shall pay or reimburse to the Owners on demand all losses suffered by the Owners in connection with such Termination Event and/or termination including, without prejudice to the generality of the foregoing, all liabilities, reasonable costs and expenses so incurred in recovering possession of, and in moving, storing, insuring and maintaining, the Vessel and in carrying out any works or modifications required to cause the Vessel to conform with the provisions of Clause 47 in respect of redelivery under this Charter together with interest thereon from the date on which the relevant loss was suffered by the Owners until the date of payment or reimbursement thereof (both before and after any relevant judgment or winding up of the Charterers) pursuant to this Clause 51.

54.6
Upon receipt of the Termination Notice from the Owners, the Charterers have the obligation to pay the Termination Sum (together with interest at the default rate in accordance with Clause 44.3(j)) for purchasing the Vessel from the Owners within 60 days. Upon receipt of full amount of the Termination Sum, by the Charterers, the Owners will transfer to the Charterers or its nominee all of the Owners’ rights, title and interests in the Vessel on “as is-where is” basis and shall discharge the mortgage as may be created over the Vessel. The Charterers shall not be entitled for any reason whatsoever to claim against the Owners for any losses, or any loss of profit resulting directly or indirectly from any defect or alleged defect in the Vessel. All registration, legal or other expenses whatsoever incurred in respect of the transfer of the title in the Vessel from the Owners to the Charterers or its nominee shall be for the account of the Charterers.

54.7
Any amount due to the Owners under this Clause shall bear interest (before and after any relevant judgment or any winding-up of the Charterers) from the Termination Date to the date of the Owners’ actual receipt thereof.

54.8
Notwithstanding the termination of this Charter pursuant to this Clause, the Charterers shall irrevocably and unconditionally continue to comply with its obligations under this Charter until the Owners have received the Termination Sum and other sum payable by the Charterers to the Owners pursuant to this Charter.

54.9
If the Charterers fail to pay in full the Termination Sum and other sums payable under this Charter upon the Owners’ demand for payment pursuant to this Clause 54 within sixty (60) days following the date of the Termination Notice, the Parties shall first obtain three valuation reports from three independent Approved Valuers (each party appoint one Approved Valuers and the third one to be appointed by the parties jointly)

(a)
if the average of the three assessment of the Fair Market Value of the Vessel at that time is no less than the Termination Sum, Owners shall then proceed to sell the Vessel without delay in the open market appointing as sales brokers, among other parties, at least one of the 3 independent Approved Valuers, free of any charter, lease or other engagement concerning the Vessel for such price and on such terms and conditions as it may, in its absolute discretion, think fit, but in any event within the price ranges provided by the Approved Valuers; or Charterers shall have the right to bring forward a buyer during the time that Owners are circulating the Vessel for sale and in case terms are better, including without limitation, than the sale price, Owner’s shall sell to the party brought forward by Charterers.

(b)
if the average of the three assessments of the Fair Market Value of the Vessel at that time is less than the Termination Sum, then the Owners may, at any time they think fit in its absolute discretion, sell the Vessel in the open market . In any event, the Owners shall, as soon as practicable following the Termination Payment Date, obtain three valuation reports from three independent Approved Valuers of the Fair Market Value of the Vessel and the average of the three report values shall be deducted from the Termination Sum.

(c)
where the Owners elect to sell the Vessel in accordance with Clause 54(i) above, an amount equal to the aggregate of the expenses, disbursements, taxes, costs and losses whatsoever as may have been incurred by the Owners in respect of the sale of the Vessel shall be deducted from the gross proceeds of the sale of the Vessel; the balance of the sale proceeds is referred to hereinafter as the “Net Sale Proceeds”;
(d)
an amount equal to the Termination Sum plus all other amounts due and payable from the Charterers to the Owners hereunder, shall be deducted from the Net Sale Proceeds or the Fair Market Value, as the case maybe. If the Net Sale Proceeds or the Fair Market Value, as the case maybe, are insufficient to satisfy all amounts due and payable from the Charterers to the Owners hereunder, the Charterers shall pay the outstanding balance to the Owners. If there is any amount remaining from the Net Sale Proceeds or the Fair Market Value after the deduction of all the amounts due and payable by the Charterers to the Owners hereunder, the Owners shall pay the difference to the Charterers provided that if the Fair Market Value of the Vessel has been deducted from the Termination Sum in accordance with Clause 54(i)(d) the Owners shall be entitled to any surplus following a subsequent sale of the Vessel.

54.10
Where the Owners intends to sell the Vessel in accordance with Clause 54.9 above, Owners shall notify the Charterers in writing of the potential sale and the potential sale price of the Vessel (the “Proposed Owners’ Sale Price”) whereupon the Charterers (or their nominee) may, within 15 days of such notification, purchase the Vessel and pay an amount which is higher than the Proposed Owners’ Sale Price where the Owners intend to sell the Collateral Vessel at the same time as the Vessel, the Owners shall notifying the Charterers thereof in writing of the potential sale whereupon the Charterers (or their nominee) may, within 15 days of such notification, purchase both the Vessel and the Collateral Vessel and pay an amount which is at least equal to the aggregate of the Termination Sum and the Termination Sum (as defined in the Collateral Charter). If the Charterers notify the Owners that they do not intend to purchase the Vessel or the Charterers do not respond to the Owners within 5 days’ period or the MOA has not been agreed by the Owners and the Charterers’ or their nominee or the deposit has not been remitted the nominated account under the MOA within such 10 days’ period (or such longer period as the Owners may agree), the Owners may sell the Vessel on such terms as the Owners may deem fit.

54.11	Liquidated damages received under the Building Contract
(a)	any liquidated damages received by the Charterers or the Owners for:
(i)	any delays in delivery of the Vessel under the Building Contract shall be for Charterers account; and
(ii)	any physical defects or deficiencies of the Vessel under the Building Contract shall accrue to the account of the Charterers.
54.12
Where the Owners decide to terminate this Charter and retake possession of the Vessel pursuant to this Clause 54, the Owners agree to appoint a reputable ship manager to oversee the operation of the Vessel while it is in the Owners’ possession in accordance with prudent and sound commercial ship practices.

55.	[NOT USED]
56.	NAME OF VESSEL
Provided that the prior written consent has been given by the Owners:
56.1	the name of the Vessel may be chosen by the Charterers; and
56.2	the Vessel may be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers.

57.	CHARTER PERIOD
The Charter period under this Charter shall be one hundred and twenty (120) months commencing from the Actual Delivery Date, unless otherwise extended or terminated pursuant to Clauses 44.3(l) (Hire), 54 (Termination Events), 60 (Sale of the Vessel by the Owners) and 61 (Total Loss).
58.	TRANSACTION FEES
58.1	Commitment fee
The Charterers shall pay to the Owners a commitment fee computed and accruing on a daily basis at the rate of 1.00 per cent per annum on amounts owed but not yet due by the Owners in respect of the Cost Balance and any other amounts payable by the Owners under the Novation AGreement.
58.2	Handling fee
A non-refundable handling fee (the “Handling fee”) in the amount of US$602,000 shall be paid by the Charterers to the Owners as follows:
(a)	US$100,000, receipt of which the Owners hereby acknowledge;
(b)	US$201,000 to be paid within five (5) Business Days of the date of this Charter; and
(c)	US$301,000 to be paid on the earlier of the date of Early Termination due to the enactment of the Pre-delivery Sales Clause and the Actual Delivery Date.
59.	EARLY TERMINATION, PURCHASE OPTION, PURCHASE OBLIGATION AND TRANSFER OF TITLE, PARTIAL PREPAYMENT
59.1
Subject to no Termination Events or Total Loss under Clause 61 (Total loss), the Charterers may, at any time from the Actual Delivery Date, by at least 90 days prior written notice to the Owners, declare to the Owners their exercise of the option to purchase the Vessel or to cause their nominee to purchase the Vessel by payment of (i) at any time prior to the second anniversary of the Actual Delivery Date, an amount equal to the Termination Sum as at that date together with a pre-payment fee equal to five (5) per cent of the Assumed Owners’ Cost plus the Sales Clause Termination Sum or (ii) at any time after the second anniversary of the Actual Delivery Date, the corresponding amount equal to the Purchase Option Price as set out under Schedule 4 or if the purchase option is exercised on a date which is not an anniversary date of the Actual Delivery Date, then the Purchase Option Price shall be the sum of the applicable Purchase Option Price from the last occurring anniversary date added to the product of n/365 (where n is the number of days elapsed since the last anniversary date to the proposed Purchase Option Date) and the positive difference between the Purchase Option Price on the next occurring anniversary date after the Purchase Option Date and the Purchase Option Price on the last anniversary date.. To avoid any confusion, the Charter Period will end immediately upon the Purchase Option Price having been paid.

59.2
If the Charterers have not exercised their rights under paragraph 59.1, the Charterers shall be obliged to purchase the Vessel or to cause their nominee to purchase the Vessel at the end of the Charter Period by payment of the Purchase Obligation Price and the Charterers shall pay the Purchase Obligation Price on the Purchase Obligation Date unless this Charter is terminated before the natural expiration of this Charter or the Owners and the Charterers agree otherwise.

59.3
In exchange for the full payment of the Purchase Option Price (in the case of a purchase under paragraph 59.1 above) or the sum stated in paragraph 59.2 above (in the case of a purchase under paragraph 59.2 above) and all sums due and payable to the Owners under the Transaction Documents and subject to compliance with the other conditions set out in this Clause, the Owners shall:

(a)	transfer title to and ownership of the Vessel to the Charterers (or their nominee) by delivering to the Charterers (in each case at the Charterers’ costs):
(i)	a duly executed and notarised, legalised and/or apostilled (as applicable) bill of sale; and
(ii)	the Title Transfer PDA; and
(b)
(subject to the prior written consent of any Finance Party or its agent or permitted assigns and transferees (in each case as applicable)) use all reasonable endeavours to procure the deletion of any mortgage or prior Security Interest in relation to the Vessel at the Charterers’ cost, provided always that prior to such transfer or deletion (as the case may be), the Owners shall have received the letter of indemnity as referred to in paragraph 59.6 below from the Charterers, and the Charterers shall have performed all their obligations in connection herewith and with the Vessel, including without limitation the full payment of all Unpaid Sums, taxes, charges, duties, costs and disbursements (including legal fees) in relation to the Vessel.
59.4
The transfer in accordance with paragraph 59.3 above shall be made in all respects at the Charterers’ expense on an “as is, where is” basis and the Owners shall give the Charterers (or their nominee) no representations, warranties, agreements or guarantees whatsoever concerning or in connection with the Vessel, the Insurances, the Vessel’s condition, state or class or anything related to the Vessel, expressed or implied, statutory or otherwise.

59.5
The Owners shall have no responsibility for the registrability of a bill of sale referred to in paragraph 59.3 above executed by the Owners, as far as such bill of sale is prescribed in a generally acceptable form.

59.6
The Charterers shall, immediately prior to the receipt of the bill of sale, furnish the Owners with a letter of indemnity (in a form satisfactory to the Owners) whereby the Charterers and the Charter Guarantor shall state that, among other things, the Owners has and will have no interest, concern or connection with the Vessel after the date of such letter and that the Charterers and/or the Charter Guarantor shall indemnify the Owners and keep the Owners indemnified forever against any claims made by any person arising in connection with the Vessel.

59.7
(a)	upon at least ninety (90) days’ written notice, the Charterers should have the option for one time only to make a one-off prepayment of up to $3m (in multiples of $1m); and
(b)	any partial prepayment should follow the following mechanism.
(i)
If the partial prepayment is to be exercised on a date falling before the 2nd anniversary of the Delivery Date, then the proportion of the partial prepayment is equal to the amount of the prepayment divided by USD29,000,000.

(ii)
If the partial prepayment is to be exercised on a date falling after the 2nd anniversary of the Delivery Date, then the proportion of the partial prepayment is equal to the amount of the prepayment divided by the Purchase Option Price on that date.

(iii)
After the partial prepayment is completed, the following Fixed Hire, Cost Balance, Purchase Option Prices and Balloon Amount should be adjusted downwards in the same proportion as the above proportion of the partial prepayment.

60.	PRE-DELIVERY SALES CLAUSE
During the Charter Period, the Owners shall not sell the Vessel unless (i) the Vessel is sold to an Affiliate of the Owners subject to Charterers consent not to be unreasonably withheld, or (ii) such sale is permitted by and made in accordance with Clause 54 (Termination Events) or (iii) with the Charterers’ prior written consent, provided that, in respect of a sale effected under (i) and (iii), such sale shall not increase the obligations of the Obligors under the Transaction Documents and any documentation required in connection with such sale shall be effected at the cost of the Owners. Notwithstanding the foregoing of this clause (except for the sale permitted by and made in accordance with Clause 54 (Termination Events)), this Charter will continue to exist, valid and effective on the same and identical terms (save for logical and consequential amendments).
60.1
For the period starting from the signing of this charter and ending on the actual Delivery Date, the Charterers have the right to sell the Vessel and terminate the Charter provided that a written notice is provided by the Charterers to the Owners at least 90 days prior to the Delivery Date and an amount equal to the Termination Sum as at that date together with a pre-payment fee equal to three (3) percent of the Assumed Owners’ Cost plus the Sales Clause Termination Sum.

60.2	At any time, throughout the period of this charter, the Corporate Guarantor may acquire the beneficial ownership the Charterer.
61.	TOTAL LOSS
61.1
If circumstances exist giving rise to a Total Loss, the Charterers shall promptly notify the Owners of the facts of such Total Loss. If the Charterers wish to proceed on the basis of a Total Loss and advise the Owners thereof, the Owners shall agree to the Vessel being treated as a Total Loss for all purposes of this Charter. The Owners shall thereupon abandon the Vessel to the Charterers and/or execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a Total Loss. Without prejudice to the obligations of the Charterers to pay to the Owners all monies then due or thereafter to become due under this Charter, if the Vessel shall become a Total Loss during the Charter Period, the Charter Period shall end on the Settlement Date.

61.2	If the Vessel becomes a Total Loss during the Charter Period, the Charterers shall, on the Settlement Date, pay to the Owners the amount calculated in accordance with paragraph 61.3 below.
61.3
On the Settlement Date, the Charterers shall pay to the Owners an amount equal to the Pre-delivery Termination Sum or the Termination Sum as at the Termination Payment Date (provided that such amount payable shall be set off against the Total Loss Proceeds if they are already received by the Owners as referred to under paragraph 61.4 below). The foregoing obligations of the Charterers under this paragraph 61.3 shall apply regardless of whether or not any moneys are payable under any Insurances in respect of the Vessel, regardless of the amount payable thereunder, regardless of the cause of the Total Loss and regardless of whether or not any of the said compensation shall become payable.

61.4
All Total Loss Proceeds shall be paid to such account or accounts as the Owners may direct and shall be applied towards satisfaction of the Termination Sum and any other sums due and payable under the Transaction Documents. To the extent that there is any surplus after such application, such surplus shall be promptly returned to the Charterers.

61.5
The Charterers shall, at the Owners’ request, provide satisfactory evidence, in the reasonable opinion of the Owners, as to the date on which the constructive total loss of the Vessel occurred pursuant to the definition of Total Loss.

61.6
The Charterers shall continue to pay the Advance Hire and the Hire on the days and in the amounts required under this Charter notwithstanding that the Vessel shall become a Total Loss provided always that no further instalments of Hire or the payments of the Advance Hire shall become due and payable after the Charterers have made the payment required by paragraph 61.3 above.
62.	ADDITIONAL PAYMENT OBLIGATIONS
62.1	Subject always to paragraph 62.2, the Charterers shall bear all costs, fees (including legal fees) and disbursements reasonably incurred by the Owners and the Charterers in connection with:
(a)	the negotiation, preparation and execution of this Charter and the other Transaction Documents;
(b)	the delivery of the Vessel under the Novation Agreement and this Charter;
(c)	preparation or procurement of any survey, inspections, tax or insurance advice;
(d)
all legal fees and other expenses reasonably arising out of or in connection with the exercising of the purchase option by the Charterers pursuant to Clause 59 (Purchase Option and Title Transfer) of this Charter; and

(e)	such other activities relevant to the transaction contemplated herein.
62.2	Notwithstanding anything to the contrary, the Charterers shall not bear any costs, fees (including legal fees) and disbursements incurred by the Owners in connection with:
(a)
any financing activities undertaken by the Owners, whether or not such financing activities are undertaken for the purposes of entering into this Charter, the Novation Agreement or any of the Transaction Documents; and

(b)
the incorporation, setting-up or continued operation of any special purpose vehicles or legal entities for the purposes of or in relation to this Charter, the Novation Agreement or any of the Transaction Documents.

63.	STAMP DUTIES AND TAXES
The Charterers shall pay promptly all documented stamp, documentary or other like duties and taxes to which the Charter, the Novation Agreement and the other Transaction Documents may be subject or give rise and shall indemnify the Owners on demand against any and all liabilities with respect to or resulting from any delay on the part of the Charterers to pay such duties or taxes, provided that Owners will procure that their tax residence is at all times in the most tax efficient jurisdiction for this transaction. If the parties determine that there is a more tax efficient jurisdiction, the Owners agree to reasonably consider to move the Owners tax residency to such jurisdiction at Charterers’ cost.
64.	OPERATIONAL NOTIFIABLE EVENTS
The Owners are to be advised as soon the Charterers are aware of the occurrence of any of the following events:
(a)	when a material condition of class is applied by the Classification Society;
(b)	whenever the Vessel is arrested, confiscated, seized, requisitioned, impounded, forfeited or detained by any government or other competent authorities or any other persons;
(c)	whenever a class or flag authority refuses to issue or withdraw trading certification;
(d)	in the event of a fire requiring the use of fixed fire systems or collision / grounding;
(e)	whenever the Vessel is planned for dry-docking in accordance with Clause 10(g) (Part II) and whether routine or emergency;

(f)	the Vessel is taken under tow unless in the normal course of shipping operations;
(g)	any death or serious injury on board; or
(h)	any damage to the Vessel the repair costs of which (whether before or after adjudication) are likely to exceed US Dollars Three Million (US$3,000,000).
65.	FURTHER INDEMNITIES
65.1
Whether or not any of the transactions contemplated hereby are consummated, the Charterers shall, in addition to the provisions under Clause 17 (Indemnity) (Part II) of this Charter, indemnify, protect, defend and hold harmless the Owners and their respective officers, directors and employees (collectively, the “Indemnitees”) throughout the Agreement Term from, against and in respect of, any and all liabilities, obligations, losses, damages, penalties, fines, fees, claims, actions, proceedings, judgement, order or other sanction, lien, salvage, general average, suits, costs, expenses and disbursements, including reasonable legal fees and expenses, of whatsoever kind and nature (collectively, the “Expenses”), imposed on, suffered or incurred by or asserted against any Indemnitee, in any way relating to, resulting from or arising out of or in connection with, in each case, directly or indirectly, any one or more of the following:

(a)	this Charter, any of the other Transaction Documents and the Project Documents, and any amendment, supplement or modification thereof or thereto requested by the Charterers;
(b)	the Vessel or any part thereof, including with respect to:
(i)
the ownership of, manufacture, design, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, seaworthiness, replacement, repair of the Vessel or any part (including, in each case, latent or other defects, whether or not discoverable and any claim for patent, trademark, or copyright infringement and all liabilities, obligations, losses, damages and claims in any way relating to or arising out of spillage of cargo or fuel, out of injury to persons, properties or the environment or strict liability in tort);

(ii)	any claim or penalty arising out of violations of applicable law by the Charterers or any other Sub-charterers;
(iii)	death or property damage of shippers or others;
(iv)	any liens in respect of the Vessel or any part thereof; or
(v)	any registration and/or tonnage fees (whether periodic or not) in respect of the Vessel payable to any registry of ships;
(c)
any breach of or failure to perform or observe, or any other non-compliance with, any covenant or agreement or other obligation to be performed by the Charterers under any Transaction Document to which it is a party or the falsity of any representation or warranty of the Charterers in any Transaction Document to which it is a party or the occurrence of any Termination Event;

(d)
in preventing or attempting to prevent the arrest, confiscation, seizure, taking and execution, requisition, impounding, forfeiture or detention of the Vessel, or in securing or attempting to secure the release of the Vessel in connection with the exercise of the rights of a holder of a lien created by the Charterers;

(e)	incurred or suffered by the Owners in:

(i)	procuring the delivery of the Vessel to the Charterers under Clause 35 (Delivery);
(ii)	registering the Vessel at the registry of the Pre-Approved Flag;
(iii)	recovering possession of the Vessel following termination of this Charter under Clause 54 (Termination Events);
(iv)	arranging for a sale of the Vessel in accordance with Clause 60 (Sale of Vessel by the Owners); or
(v)	arranging for a transfer of the title of the Vessel in accordance with paragraph 59.3 of Clause 59 (Purchase Option and transfer of title)
(f)	arising from the Master or officers of the Vessel or the Charterers’ agents signing bills of lading or other documents;
(g)	in connection with:
(i)	the arrest, seizure, taking into custody or other detention by any court or other tribunal or by any governmental entity; or
(ii)
subjection to distress by reason of any process, claim, exercise of any rights conferred by a lien or by any other action whatsoever, of the Vessel which are expended, suffered or incurred as a result of or in connection with any claim or against, or liability of, the Charterers or any other member of the Charterers’ group, together with any costs and expenses or other outgoings which may be paid or incurred by the Owners in releasing the Vessel from any such arrest, seizure, custody, detention or distress.

Provided however that the Owners shall not be entitled to any indemnification or recompense pursuant to this Clause 65 for any liabilities, obligations, losses, damages, penalties, claims, actions, suits, fees, costs, expenses and disbursements incurred by the Owners as a consequence of any (A) wilful breach of this Charter by the Owners, or (B) arrest of the Vessel arising due to any action or omission on the part of the Owners.
65.2
The Charterers shall pay to the Owners promptly on the Owners’ written demand the amount of all costs and expenses (including legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Transaction Document including (without limitation) (i) any losses, costs and expenses which the Owners may from time to time sustain, incur or become liable for by reason of the Owners being deemed by any court or authority to be an operator, or in any way concerned in the operation, of the Vessel and (ii) collecting and recovering the proceeds of any claim under any of the Insurances.

65.3
Without prejudice to any right to damages or other claim which either party may, at any time, have against the other hereunder, it is hereby agreed and declared that the indemnities of the Owners by the Charterers contained in this Charter shall continue in full force and effect for a period of twenty four (24) months after the Agreement Term.

66.	SET-OFF
66.1
The Owners may set off any matured and/or contingent obligation due from the Charterers under the Transaction Documents (to the extent beneficially owned by the Owners) against any obligation (whether matured or not) owed by the Owners to the Charterers, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Owners may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

66.2
The Charterers may not set off any matured and/or contingent obligation due from the Owners under the Transaction Documents (to the extent beneficially owned by the Charterers) against any obligation (whether matured or not) owed by the Charterers to the Owners, regardless of the place of payment or currency of either obligation.

67.	FURTHER ASSURANCES AND UNDERTAKINGS
67.1
Each party shall make all applications and execute all other documents and do all other acts and things as may be necessary to implement and to carry out their obligations under, and the intent of, this Charter.

67.2	The parties shall act in good faith to each other in respect of any dealings or matters under, or in connection with, this Charter.
68.	CUMULATIVE RIGHTS
The rights, powers and remedies provided in this Charter are cumulative and not exclusive of any rights, powers or remedies at law or in equity unless specifically otherwise stated.
69.	DAY COUNT CONVENTION
Any interest, commission or fee accruing under a Transaction Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.
70.	NO WAIVER
No delay, failure or forbearance by a party to exercise (in whole or in part) any right, power or remedy under, or in connection with, this Charter will operate as a waiver. No waiver of any breach of any provision of this Charter will be effective unless that waiver is in writing and signed by the party against whom that waiver is claimed. No waiver of any breach will be, or be deemed to be, a waiver of any other or subsequent breach.
71.	ENTIRE AGREEMENT
71.1
This Charter contains all the understandings and agreements of whatsoever kind and nature existing between the parties in respect of this Charter, the rights, interests, undertakings agreements and obligations of the parties to this Charter and shall supersede all previous and contemporaneous negotiations and agreements.

71.2	This Charter may not be amended, altered or modified except by a written instrument executed by each of the parties to this Charter.
72.	INVALIDITY
If any term or provision of this Charter or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the remainder of this Charter or application of such term or provision to persons or circumstances (other than those as to which it is already invalid or unenforceable) shall (to the extent that such invalidity or unenforceability does not materially affect the operation of this Charter) not be affected thereby and each term and provision of this Charter shall be valid and be enforceable to the fullest extent permitted by law.
73.	ENGLISH LANGUAGE
All notices, communications and financial statements and reports under or in connection with this Charter and the other Transaction Documents shall be in English language or, if in any other language, shall be accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

74.	NO PARTNERSHIP
Nothing in this Charter creates, constitutes or evidences any partnership, joint venture, agency, trust or employer/employee relationship between the parties, and neither party may make, or allow to be made any representation that any such relationship exists between the parties. Neither party shall have the authority to act for, or incur any obligation on behalf of, the other party, except as expressly provided in this Charter.
75.	NOTICES
75.1	Any notices to be given to the Owners under this Charter shall be sent in writing by registered letter, facsimile or email and addressed to:
c/o AVIC INTERNATIONAL LEASING CO., LTD.
Address:	18/F, CATIC Tower,
212 Jiang Ning Road,
Shanghai 200041, China
The People’s Republic of China
Fax No.:	+86 21 5289 5389
Email:	chenzhengrong@chinaleasing.net
Attention:	Ms. Emily Chen
or to such other address, facsimile number or email address as the Owners may notify to the Charterers in accordance with this Clause 75.
75.2	Any notices to be given to the Charterers under this Charter shall be sent in writing by registered letter, facsimile or email and addressed to the Charterers:
c/o TOP SHIPS INC.
Address:	1 Vas. Sofias & Meg. Alexandrou, Athens 15124 Greece
Telephone No.:	+30 21 081 28 180
Email:	atsirikos@topships.org
Attention:	Alexandros Tsirikos
or to such other address, facsimile number or email address as the Charterers may notify to the Owners in accordance with this Clause 75.
75.3
Any such notice shall be deemed to have reached the party to whom it was addressed, when dispatched and acknowledged received (in case of a facsimile or an email) or when delivered (in case of a registered letter). A notice or other such communication received on a non-working day or after business hours in the place of receipt shall be deemed to be served on the next following working day in such place

76.	CONFLICTS
Unless stated otherwise, in the event of there being any conflict between the provisions of Clauses 32 (Definitions) (Part II) to 75 (Notices) (Part II) and the provisions of Clauses 32 (Definitions) to 82 (Conditions subsequent), the provisions of Clauses 32 (Definitions) to 82 (Conditions subsequent) shall prevail.

77.	SURVIVAL OF CHARTERERS’ OBLIGATIONS
The termination of this Charter for any cause whatsoever shall not affect the right of the Owners to recover from the Charterers any money due to the Owners on or before the termination in consequence thereof and all other rights of the Owners (including but not limited to any rights, benefits or indemnities which are expressly provided to continue after the termination of this Charter) are reserved hereunder.
78.	COUNTERPARTS
This Charter may be executed in any number of counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes.
79.	CONFIDENTIALITY
79.1	The Parties shall maintain the information provided in connection with the Transaction Documents strictly confidential and agree to disclose to no person other than:
(a)	its board of directors, employees (only on a need to know basis), and shareholders, professional advisors and rating agencies;
(b)	as may be required to be disclosed under applicable law or stock market or other regulations or for the purpose of legal proceedings;
(c)	in the case of the Owners, to any Finance Party or other actual or potential financier providing funding for the acquisition or refinancing of the Vessel;
(d)	in the case of the Charterers, to any Sub-charterer in respect of obtaining any consent required under the terms of any Sub-charter; and
(e)	the managers, the classification society and flag authorities as may be necessary in connection with the transactions contemplated hereunder.
79.2	Any other disclosure by each Party shall be subject to the prior written consent of the other Party.
80.	THIRD PARTIES ACT
80.1
Any person which is an Indemnitee or a Finance Party from time to time and is not a party to this Charter shall be entitled to enforce such terms of this Charter as provided for in this Charter in relation to the obligations of the Charterers to such Indemnitee or (as the case may be) Finance Party, subject to the provisions of Clause 81 (Law and jurisdiction) and the Third Parties Act. The Third Parties Act applies to this Charter as set out in this Clause 80.

80.2	Save as provided above, a person who is not a party to this Charter has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Charter.
81.	LAW AND JURISDICTION
81.1	This Charter and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and interpreted in accordance with English law.
81.2
Any dispute, controversy or claim arising out of or relating to this Charter, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by London arbitration.

81.3	The law of this Clause 81 shall be English law.

81.4
Any dispute arising out of or in connection with this Charter shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

81.5	The arbitration shall be conducted in accordance with the London Maritime Arbitrations Association (LMAA). Terms current at the time when the arbitration proceedings are commenced.
81.6
The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified.

81.7
If one party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both Parties as if the sole arbitrator had been appointed by agreement.

81.8
In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedures current at the time when the arbitration proceedings are commenced and the number of arbitrators shall be one.

82.	CONDITIONS SUBSEQUENT
82.1
Notwithstanding anything to the contrary in this Charter, the obligations of the Owners to charter, or continue to charter, the Vessel to the Charterers under this Charter shall be subject to the condition that the Owners shall have received the following documents and evidence in form and substance satisfactory to the Owners no later than three (3) Business Days after the Actual Delivery Date:

(a)	a copy of the endorsed policy issued by the insurer in respect of the Vessel;
(b)	a copy of the duly signed letter of undertaking issued by all the relevant underwriters or insurance brokers in respect of the Vessel;
(c)
the Owners shall have received, no later than fourteen (14) calendar days after the Actual Delivery Date, an original of the duly executed acknowledgement by the Sub-charterers in accordance with the Charterers Assignment;

(d)	the Vessel’s transcript of register evidencing that the Vessel is free from any registered Security Interest;
(e)	the Vessel’s current Safety Management Certificate (as such term is defined pursuant to the ISM Code);
(f)	the Approved Manager’s current Document of Compliance (as such term is defined pursuant to the ISM Code);
(g)	the Vessel’s current ISSC;
(h)	the Vessel’s current IAPPC; and
(i)	the Vessel’s classification certificate evidencing that it is free of all recommendations and requirements from the Classification Society.

83.	FATCA
83.1	Defined terms
For the purposes of this Clause 83 (FATCA), the following terms shall have the following meanings:
“Code” means the United States Internal Revenue Code of 1986, as amended.
“FATCA” means sections 1471 through 1474 of the Code and any Treasury regulations thereunder.
“FATCA Deduction” means a deduction or withholding from a payment under the Transaction Documents or the Project Documents required by or under FATCA.
“FATCA Exempt Party” means a Relevant Party that is entitled under FATCA to receive payments free from any FATCA Deduction.
“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if a Relevant Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.
“FATCA Non-Exempt Party” means any Relevant Party who is not a FATCA Exempt Party. “Relevant Party” means any of the parties to the Transaction Documents.
“IRS” means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government.
83.2	FATCA Information
(a)	Subject to paragraph (iii) below, each Relevant Party shall, on the date of this Charter, and thereafter within ten (10) Business Days of a reasonable request by another Relevant Party:
(i)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and
(ii)
supply to the requesting party (with a copy to all other Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable “pass thru percentage” or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of the requesting party’s compliance with FATCA.

(b)
If a Relevant Party confirms to any other Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall so notify all other Relevant Parties reasonably promptly.

(c)
Nothing in this Clause 74 (FATCA) shall oblige any Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, however, that nothing in this paragraph shall excuse any Relevant Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such

IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.
(d)
If a Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provisions of this Charter or the provided information is insufficient under FATCA, then:

(i)
if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of the Transaction Documents as if it is a FATCA Non-Exempt Party; and

(ii)
if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of this Charter and the Transaction Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

83.3	FATCA Deduction and gross-up by Relevant Party
(a)
If the representation made by the Charterers under Clause 48 (Charterers’ representations and warranties) proves to be untrue or misleading such that the Charterers are required to make a FATCA Deduction, the Charterers shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)
If the Charterers are required to make a FATCA Deduction then the Charterers shall increase the payment due from them to the Owners to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)
The Charterers shall promptly upon becoming aware that they must make a FATCA Deduction (or that there is any change in the rate or basis of a FATCA Deduction) notify the Owners accordingly. Within thirty (30) days of the Charterers making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Charterers shall deliver to the Owners evidence reasonably satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

(d)
If the Owners are required to make a deduction or withholding from a payment under the Finance Documents in respect of FATCA, which deduction or withholding would not have been required if a Relevant Person were not a US Tax Obligor or FATCA FFI, and are required under the Finance Documents (if any) to pay additional amounts in respect of such deduction or withholding, the amount of the payment due from the Charterers shall be increased to an amount which, after any such deduction or withholding and payment of additional amounts, leaves the Owners with an amount equal to the amount which it would have had remaining if it had not been required to pay additional amounts under such Finance Documents.

83.4	FATCA Deduction by Owners
The Owners may make any FATCA Deduction they are required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient for that FATCA Deduction.

SCHEDULE 1
FORM OF PROTOCOL OF DELIVERY AND ACCEPTANCE
PROTOCOL OF DELIVERY AND ACCEPTANCE
It is hereby certified that pursuant to a bareboat charter dated                                                   and made between [ ] of [ ] (the “Owners”) as owner and [ ] of [ ] (the “Bareboat Charterers”) as bareboat charterer (as maybe amended and supplemented from time to time, the “Bareboat Charter”) in respect of one (1) vessel named [ ] and registered under the laws and flag of the Marshall Islands with IMO number [ ] (the “Vessel”), the Vessel is delivered for charter by the Owner to the Bareboat Charterer, and accepted by the Bareboat Charterer from the Owner at                    hours (Beijing time) on the date hereof in accordance with the terms and conditions of the Bareboat Charter.
IN WITNESS WHEREOF, the Owners and the Bareboat Charterers have caused this PROTOCOL OF DELIVERY AND ACCEPTANCE to be executed by their duly authorised representative on this                    day of                   20[●] in [●].
THE OWNERS	THE BAREBOAT CHARTERERS

by:	by:

Name:	Name:

Title:	Title:

Date:	Date:

SCHEDULE 2
FORM OF TITLE TRANSFER PROTOCOL OF DELIVERY AND ACCEPTANCE
PROTOCOL OF DELIVERY AND ACCEPTANCE
Vessel [ ]
[ ] of [ ] (the “Owners”) deliver to [ ] of [ ] (the “Bareboat Charterers”) the Vessel described below and the Bareboat Charterers accept delivery of, title and risk to the Vessel pursuant to the terms and conditions of the bareboat charterer dated                   2019 (as may be amended and supplemented from time to time) and made between (1) the Owners and (2) the Bareboat Charterers.
Name of Vessel:	[ ]

Flag:	Marshall Islands

Place of Registration:	Marshall Islands

IMO Number:	[ ]

Gross Registered Tonnage:	[..]

Net Registered Tonnage:	[..]

Dated:	20[●]

At:	hours (Hong Kong time)

Place of delivery:

THE OWNER	THE BAREBOAT CHARTERER

[ ]	[ ]

by:	by:

Name:	Name:

Title:	Title:

Date:	Date:

SCHEDULE 3
HIRE PAYMENT SCHEDULE
FIXED HIRE PAYMENT SCHEDULE
Builders Hull number 2750

payment dates			Cost Balance at beginning of applicable term	Fixed Hire	Balloon Amount
10/01/2020	US$ 30,100,000.00	US$ 292,485.00
10/02/2020	US$ 29,984,434.99	US$ 273,615.00
10/03/2020	US$ 29,875,690.36	US$ 292,485.00
10/04/2020	US$ 29,758,806.92	US$ 283,050.00
10/05/2020	US$ 29,645,029.06	US$ 292,485.00
10/06/2020	US$ 29,526,789.85	US$ 283,050.00
10/07/2020	US$ 29,411,692.25	US$ 292,485.00
10/08/2020	US$ 29,292,081.55	US$ 292,485.00
10/09/2020	US$ 29,171,767.81	US$ 283,050.00
10/10/2020	US$ 29,054,650.80	US$ 292,485.00
10/11/2020	US$ 28,932,941.50	US$ 283,050.00
10/12/2020	US$ 28,814,466.01	US$ 292,485.00
10/01/2021	US$ 28,691,344.97	US$ 292,485.00
10/02/2021	US$ 28,567,500.25	US$ 264,180.00
10/03/2021	US$ 28,454,983.03	US$ 292,485.00
10/04/2021	US$ 28,329,749.04	US$ 283,050.00
10/05/2021	US$ 28,207,842.51	US$ 292,485.00
10/06/2021	US$ 28,081,155.89	US$ 283,050.00
10/07/2021	US$ 27,957,835.33	US$ 292,485.00
10/08/2021	US$ 27,829,679.24	US$ 292,485.00

10/09/2021	US$ 27,700,769.87	US$ 283,050.00
10/10/2021	US$ 27,575,285.62	US$ 292,485.00
10/11/2021	US$ 27,444,881.00	US$ 283,050.00
10/12/2021	US$ 27,317,941.22	US$ 292,485.00
10/01/2022	US$ 27,186,023.99	US$ 292,485.00
10/02/2022	US$ 27,053,331.39	US$ 264,180.00
10/03/2022	US$ 26,932,775.55	US$ 292,485.00
10/04/2022	US$ 26,798,594.42	US$ 283,050.00
10/05/2022	US$ 26,667,978.48	US$ 292,485.00
10/06/2022	US$ 26,532,240.94	US$ 283,050.00
10/07/2022	US$ 26,400,109.94	US$ 292,485.00
10/08/2022	US$ 26,262,797.94	US$ 292,485.00
10/09/2022	US$ 26,124,678.85	US$ 283,050.00
10/10/2022	US$ 25,990,229.58	US$ 292,485.00
10/11/2022	US$ 25,850,508.41	US$ 283,050.00
10/12/2022	US$ 25,714,499.62	US$ 292,485.00
10/01/2023	US$ 25,573,157.78	US$ 292,485.00
10/02/2023	US$ 25,430,985.17	US$ 264,180.00
10/03/2023	US$ 25,301,816.42	US$ 292,485.00
10/04/2023	US$ 25,158,048.93	US$ 283,050.00
10/05/2023	US$ 25,018,101.34	US$ 292,485.00
10/06/2023	US$ 24,872,666.25	US$ 283,050.00
10/07/2023	US$ 24,731,095.36	US$ 292,485.00
10/08/2023	US$ 24,583,973.33	US$ 292,485.00
10/09/2023	US$ 24,435,986.55	US$ 283,050.00
10/10/2023	US$ 24,291,931.76	US$ 292,485.00
10/11/2023	US$ 24,142,228.44	US$ 283,050.00

10/12/2023	US$ 23,996,502.72	US$ 292,485.00
10/01/2024	US$ 23,845,062.94	US$ 292,485.00
10/02/2024	US$ 23,692,733.04	US$ 273,615.00
10/03/2024	US$ 23,549,393.28	US$ 292,485.00
10/04/2024	US$ 23,395,325.50	US$ 283,050.00
10/05/2024	US$ 23,245,351.30	US$ 292,485.00
10/06/2024	US$ 23,089,496.45	US$ 283,050.00
10/07/2024	US$ 22,937,782.64	US$ 292,485.00
10/08/2024	US$ 22,780,119.98	US$ 292,485.00
10/09/2024	US$ 22,621,530.62	US$ 283,050.00
10/10/2024	US$ 22,467,154.97	US$ 292,485.00
10/11/2024	US$ 22,306,726.08	US$ 283,050.00
10/12/2024	US$ 22,150,559.77	US$ 292,485.00
10/01/2025	US$ 21,988,270.02	US$ 281,790.00
10/02/2025	US$ 21,835,721.37	US$ 254,520.00
10/03/2025	US$ 21,697,125.62	US$ 281,790.00
10/04/2025	US$ 21,542,865.69	US$ 272,700.00
10/05/2025	US$ 21,392,704.45	US$ 281,790.00
10/06/2025	US$ 21,236,655.22	US$ 272,700.00
10/07/2025	US$ 21,084,752.20	US$ 281,790.00
10/08/2025	US$ 20,926,892.91	US$ 281,790.00
10/09/2025	US$ 20,768,105.76	US$ 272,700.00
10/10/2025	US$ 20,613,537.57	US$ 281,790.00
10/11/2025	US$ 20,452,908.60	US$ 272,700.00
10/12/2025	US$ 20,296,547.53	US$ 281,790.00
10/01/2026	US$ 20,134,055.37	US$ 281,790.00
10/02/2026	US$ 19,970,608.12	US$ 254,520.00

10/03/2026	US$ 19,822,110.63	US$ 281,790.00
10/04/2026	US$ 19,656,829.85	US$ 272,700.00
10/05/2026	US$ 19,495,940.58	US$ 281,790.00
10/06/2026	US$ 19,328,742.66	US$ 272,700.00
10/07/2026	US$ 19,165,987.18	US$ 281,790.00
10/08/2026	US$ 18,996,849.88	US$ 281,790.00
10/09/2026	US$ 18,826,718.44	US$ 272,700.00
10/10/2026	US$ 18,661,107.37	US$ 281,790.00
10/11/2026	US$ 18,489,002.52	US$ 272,700.00
10/12/2026	US$ 18,321,470.49	US$ 281,790.00
10/01/2027	US$ 18,147,369.34	US$ 281,790.00
10/02/2027	US$ 17,972,244.87	US$ 254,520.00
10/03/2027	US$ 17,813,138.21	US$ 281,790.00
10/04/2027	US$ 17,636,049.21	US$ 272,700.00
10/05/2027	US$ 17,463,665.46	US$ 281,790.00
10/06/2027	US$ 17,284,522.36	US$ 272,700.00
10/07/2027	US$ 17,110,139.07	US$ 281,790.00
10/08/2027	US$ 16,928,918.03	US$ 281,790.00
10/09/2027	US$ 16,746,631.82	US$ 272,700.00
10/10/2027	US$ 16,569,188.95	US$ 281,790.00
10/11/2027	US$ 16,384,788.34	US$ 272,700.00
10/12/2027	US$ 16,205,287.25	US$ 281,790.00
10/01/2028	US$ 16,018,747.72	US$ 281,790.00
10/02/2028	US$ 15,831,111.77	US$ 263,610.00
10/03/2028	US$ 15,654,549.64	US$ 281,790.00
10/04/2028	US$ 15,464,773.02	US$ 272,700.00
10/05/2028	US$ 15,280,038.75	US$ 281,790.00

10/06/2028	US$ 15,088,060.86	US$ 272,700.00
10/07/2028	US$ 14,901,183.80	US$ 281,790.00
10/08/2028	US$ 14,706,979.10	US$ 281,790.00
10/09/2028	US$ 14,511,632.91	US$ 272,700.00
10/10/2028	US$ 14,321,477.05	US$ 281,790.00
10/11/2028	US$ 14,123,864.98	US$ 272,700.00
10/12/2028	US$ 13,931,503.44	US$ 281,790.00
10/01/2029	US$ 13,731,599.21	US$ 281,790.00
10/02/2029	US$ 13,530,519.99	US$ 254,520.00
10/03/2029	US$ 13,347,832.53	US$ 281,790.00
10/04/2029	US$ 13,144,497.63	US$ 272,700.00
10/05/2029	US$ 12,946,565.32	US$ 281,790.00
10/06/2029	US$ 12,740,871.87	US$ 272,700.00
10/07/2029	US$ 12,540,643.69	US$ 281,790.00
10/08/2029	US$ 12,332,564.34	US$ 281,790.00
10/09/2029	US$ 12,123,261.95	US$ 272,700.00
10/10/2029	US$ 11,919,520.72	US$ 281,790.00
10/11/2029	US$ 11,707,790.57	US$ 272,700.00
10/12/2029	US$ 11,501,686.08	US$ 281,790.00
10/01/2030	‐		US$ 11,287,500

In this Schedule 3, the “Balloon Amount” means an amount which does not exceed the lower of (i) US$11,287,500 and (ii) thirty (30) per cent of the Cost Price, and shall be payable in a lump sum on the final Hire Payment Date.

SCHEDULE 4
SCHEDULE OF PURCHASE OPTION PRICE (EXCLUDING HIRE DUE)
Purchase Option Date	Purchase Option Price
2nd anniversary	USD27,274,800
3rd anniversary	USD25,704,000
4th anniversary	USD24,021,000
5th anniversary	USD22,185,000
6th anniversary	USD20,360,000
7th anniversary	USD18,380,400
8th anniversary	USD16,116,900
9th anniversary	USD13,974,000

*Subject to the Owners’ confirmation by reference to the figure to be provided by the Owners upon the fixing of the delivery or closing date in accordance with such early purchase of the Vessel.

SIGNATURE PAGE
ADDITIONAL CLAUSES
TO BAREBOAT CHARTER FOR
HULL NO. 2750
THE OWNERS	THE CHARTERERS

GREAT MONICA LIMITED	SANTA MONICA MARINE INC.

by:	by:

Name:	Name:

Title:	Title:

Date:	Date:

Dated 2019
TOP SHIPS INC.
as Guarantor
and
GREAT MONICA LIMITED
as Owner

GUARANTEE AND INDEMNITY
relating to the obligations of
SANTA MONICA MARINE INC.
HFW
www.hfw.com

THIS DEED OF GUARANTEE AND INDEMNITY is made on 2019
BETWEEN
(1)	TOP SHIPS INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at 1 Vas. Sofias & Meg. Alexandrou, Athens 15124 Greece (the Guarantor); and
(2)
GREAT MONICA LIMITED, a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, the Republic of the Marshall Islands (the Owner which expression includes its successors and assigns).

BACKGROUND
(A)
By a bareboat charter dated 30 September 2019 (as amended and/or supplemented from time to time, the Charter) and entered into between (i) the Owner as owners and (ii) the Santa Monica Marine Inc. as charterer(the Charterer), the Owner agreed to bareboat charter the Vessel to the Charterer pursuant to the terms and conditions contained therein.

(B)	It is one of the conditions precedent to the chartering of the Vessel by the Owner to the Charterer under the Charter that the Assignor enters into this Deed.
(C)	This is the Charter Guarantee relating to the Vessel
IT IS AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions
Words and expressions defined in the Charter shall, unless otherwise expressly provided in this Guarantee or the context otherwise requires, have the same meanings when used in this Guarantee, including the recitals.
1.2	General interpretation
In this Guarantee:
(a)	unless the context otherwise requires, words in the singular include the plural and vice versa;
(b)	references to any document include that document as varied, novated, supplemented, extended or replaced from time to time;
(c)	references to any enactment include re-enactments, amendments and extensions of that enactment;
(d)	references to any person include that person’s successors and permitted assigns and references to a Party mean a party to this Guarantee;
(e)	clause headings are for convenience of reference only and are not to be taken into account in construction;
(f)	unless otherwise specified, references to Clauses and the recitals are respectively to Clauses of and the recitals to this Guarantee;
(g)	any rights in respect of an asset includes:
(i)	all amounts and proceeds paid or payable;

(ii)	all rights to make any demand or claim; and
(iii)	all powers, remedies, causes of action, security, guarantees and indemnities, in each case in respect of or derived from that asset;
(h)	the term the Security means the Security Interests created by the Transaction Documents to which the Guarantor is at any time a party;
(i)
any words following the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms; and

(j)	a Potential Termination Event is continuing if it has not been remedied or waived and a Termination Event is continuing it has not been waived.
1.3	Agreement to prevail
This Guarantee shall be read together with the Charter and, in the event of any conflict between the provisions of this Guarantee and the provisions of the Charter, the provisions of the Charter shall prevail.
1.4	Third party rights
(a)	A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or enjoy the benefit of any term of this Guarantee.
(b)
Notwithstanding Clause 1.4(a) but subject always to Clause 1.4(c) and the provisions of the Third Parties Act, a person who is not a Party may rely on any clause under this Guarantee which expressly confers rights on them.

(c)	Notwithstanding any term of this Guarantee or any other Transaction Document, the consent of any person who is not a Party is not required to rescind or vary this Guarantee at any time.
2.	GUARANTEE AND INDEMNITY
2.1	Guarantee and indemnity
The Guarantor irrevocably and unconditionally:
(a)
guarantees the due and punctual performance by the Charterer of all its obligations under or pursuant to the Charter and the other Transaction Documents to which the Charterer is a party and the due and punctual payment by the Charterer to the Owner of each and every part of the Outstanding Indebtedness in accordance with the terms of the Transaction Documents;

(b)
undertakes that, if and whenever the Charterer fails to pay on the due date any sum whatsoever due and payable under or pursuant to any Transaction Document, the Guarantor shall pay such sum on demand by the Owner; and

(c)
agrees, as a separate and independent stipulation, that if any amounts intended to be guaranteed by Clause 2.1(a) are not recoverable on the footing of a guarantee, whether by reason of illegality, incapacity, lack or exceeding of powers, ineffectiveness of execution or any other fact or circumstance, whether or not known to the Owner or the Guarantor, then such amounts shall nevertheless be recoverable from the Guarantor as sole or principal debtor by way of indemnity and shall be payable by the Guarantor to the Owner on demand.

2

2.2	Default interest
If the Guarantor fails to pay any amount payable by it under this Guarantee on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate of 8% if the overdue amount had, during the period of non-payment, constituted part of the Fixed Hire, each of a duration selected by the Owner (acting reasonably). Any interest accruing under this Clause 2.3 shall be immediately payable by the Guarantor on demand by the Owner. If unpaid, any such interest will be compounded with the overdue amount at the end of each period applicable to that overdue amount but will remain immediately due and payable.
2.3	Nature of guarantee
The guarantee contained in this Clause 2 is a guarantee of payment and performance and not of collection.
2.4	Guarantor as principal debtor
The Guarantor agrees that it is, and will throughout the Agreement Term remain, liable under this Guarantee as a principal debtor and not as a surety only.
2.5	Immediate recourse
The Guarantor waives any rights which it may have to require the Owner first to enforce any of the other Transaction Documents or claim payment from the Charterer or any other person before enforcing any rights of the Owner against the Guarantor under this Guarantee.
3.	CONTINUING SECURITY
3.1	Continuing security; guarantee not affected by other security
This Guarantee and the Security Interest:
(a)	is and shall at all times throughout the Agreement Term remain a continuing security for the payment of the full amount of the Outstanding Indebtedness from time to time;
(b)	shall not be satisfied by any intermediate payment or satisfaction of any part of the Outstanding Indebtedness; and
(c)
shall be in addition to and shall not merge with or be prejudiced or affected by any other security for the Outstanding Indebtedness which has been, or may at any time be, given to the Owner by the Charterer or any other person.

3.2	Waiver of defences
Neither the rights of the Owner nor the obligations of the Guarantor under this Guarantee or any other Transaction Document to which it is at any time a party shall be discharged, impaired or otherwise affected by reason of any of the following, whether or not known to the Guarantor, the Owner or any other person:
(a)	any time or indulgence granted to, or composition with, the Charterer or any other person; or
(b)
any termination, renewal, extension or variation of any credit, accommodation or facility granted by the Owner to the Charterer or any other person or any amendment of, or the making of any supplement to, any Transaction Document or any other document or security; or

3

(c)
the taking, variation, compromise, renewal, enforcement, realisation or release of, or refusal or neglect to take, perfect, release or enforce, any rights, remedies or securities against, or granted by, any Obligor or other person; or

(d)
any incapacity, disability, or defect in powers of any Obligor or other person, or any irregular exercise of it by, or lack of authority of, any person purporting to act on behalf of any Obligor or other person; or

(e)
any illegality, invalidity, avoidance or unenforceability on any grounds whatsoever of, or of any obligations of any Obligor or other person under, any Transaction Document or any other document or security; or

(f)	the death, liquidation, administration, insolvency, amalgamation, reorganisation or dissolution, or any change in the constitution, name or style, of any Obligor, the Owner or any other person; or
(g)	any other act, omission, matter or thing which, but for this provision, might operate to exonerate the Guarantor from liability, whether in whole or in part, under this Guarantee.
4.	RESTRICTIONS ON GUARANTOR
4.1	Deferral of Guarantor’s rights
Until the expiry of the Agreement Term, the Guarantor shall not be entitled, nor shall the Guarantor claim, by virtue of any payment made by the Guarantor under this Guarantee:
(a)
to exercise any right of subrogation or indemnity or any other right or remedy in relation to any rights, security or moneys held by or recovered or receivable by the Owner under the Transaction Documents; or

(b)	to exercise any right of set-off or counterclaim against the Charterer or any other Obligor; or
(c)	to exercise any right of contribution from the Charterer or any other Obligor in respect of the Outstanding Indebtedness; or
(d)	to receive, claim or have the benefit of any payment, distribution or security from the Charterer or any other Obligor; or
(e)
unless so directed by the Owner (in which case the Guarantor shall prove in accordance with the Owner’s directions), to rank as a creditor or have any right of proof in the bankruptcy, liquidation or insolvency of the Charterer or any other Obligor in competition with the Owner.

4.2	No security to be taken by the Guarantor
The Guarantor represents and warrants that it has not taken, and undertakes that it will not take, without the prior written consent of the Owner, any security from the Charterer or any other Obligor in respect of the Guarantor’s liability under this Guarantee.
4.3	Application of payments or benefits received by the Guarantor
If the Guarantor is required by the Owner to prove in the bankruptcy, liquidation or insolvency of the Charterer or any other Obligor, or receives any payment, distribution or security from the Charterer or any other Obligor, or exercises any right of set off or counterclaim in respect of any payment made by it under this Guarantee, or otherwise acts in breach of any provision of this Clause 4 (Restrictions On Guarantor), then in each such case the Guarantor shall hold on trust for the Owner and immediately pay or transfer (as may be appropriate) to the Owner any such payment, amount set off, distribution or benefit of such security received by it.
4

5.	PAYMENTS
5.1	Place, time and manner of payment
Unless otherwise specified by the Owner, all moneys to be paid by the Guarantor under this Guarantee shall be paid to the Owner in Dollars on the due date and in same day funds to such account as the Owner may from time to time notify the Guarantor.
5.2	Non-Business Days
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
5.3	Accrual of interest and periodic payments
All payments of interest and other payments of an annual or periodic nature to be made by the Guarantor shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a 360 day year.
5.4	Application of receipts
Without prejudice to Clause 5.5 (Suspense account), all moneys received or recovered by the Owner pursuant to this Guarantee shall be applied, in the first place, to pay or make good all costs, expenses and liabilities whatsoever incurred by the Owner in or about or incidental to the recovery of such moneys, and the balance shall be applied in accordance with the terms of the Charter.
5.5	Waiver of rights of appropriation
The Guarantor irrevocably waives any rights of appropriation to which it may be entitled in respect of any payment made under this Guarantee.
6.	NO SET-OFF, COUNTERCLAIM OR TAX DEDUCTION
The provisions of Clause 66 (Set-Off) of the Charter shall extend and apply to this Guarantee as if the same were expressly set out in this Guarantee but as if all references in the Charter to a Party included the Guarantor.
7.	DISCHARGE CONDITIONAL
Any release, discharge or settlement between the Guarantor and the Owner in relation to this Guarantee shall be conditional on no right, security, disposition or payment to the Owner by the Guarantor, the Charterer or any other person in respect of the Outstanding Indebtedness being avoided, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason. If any such right, security, disposition or payment is avoided, set aside or ordered to be refunded, the Owner shall be entitled subsequently to enforce this Guarantee against the Guarantor as if such release, discharge or settlement had not occurred and any such security, disposition or payment had not been made.
8.	REPRESENTATIONS AND WARRANTIES
8.1	Date of representations and warranties
The Guarantor represents and warrants that the following matters are true at the date of this Guarantee.
5

8.2	Existence, powers and compliance
The Guarantor:
(a)	is a corporation duly incorporated with limited liability, validly existing and in good standing under the laws of the Republic of the Marshall Islands (its jurisdiction of incorporation);
(b)	has full power to own its property and assets and to carry on its business as it is now being conducted; and
(c)	has complied with all statutory and other requirements relative to its business.
8.3	Capacity and authorisation
The entry into and performance by the Guarantor of this Guarantee and the other Transaction Documents to which it is (or is to become) a party are within the corporate powers of the Guarantor and have been duly authorised by all necessary corporate actions and approvals and no limitation on its powers will be exceeded as a result of the liabilities incurred under this Guarantee. In entering into this Guarantee and the other relevant Transaction Documents the Guarantor is acting on its own account and not as agent or nominee of any person.
8.4	No contravention of laws or contractual restrictions
The entry into and performance by the Guarantor of, and the transactions contemplated by, this Guarantee and the other Transaction Documents to which it is (or is to become) a party and the granting of Security Interest by the Guarantor do not and will not:
(a)	contravene in any respect the constitutional documents of the Guarantor or any law, regulation or contractual restriction binding on the Guarantor or any of its assets; or
(b)	result in the creation or imposition of any Security Interest (other than a Permitted Security Interest) on any of its assets in favour of any party.
8.5	Licences and approvals in force
All licences, authorisations, approvals and consents necessary for the entry into, performance, validity, enforceability or admissibility in evidence of this Guarantee and the other Transaction Documents to which the Guarantor is (or is to become) a party have been obtained and are in full force and effect and there has been no breach of any condition or restriction imposed in this respect.
8.6	Validity and enforceability
When duly executed and delivered, and where applicable registered, this Guarantee and each other Transaction Document to which the Guarantor is (or is to become) a party will:
(a)	constitute the legal, valid and binding obligations of the Guarantor enforceable against it in accordance with its terms; and
(b)
(to the extent that by its terms it purports to do so) create a legal, valid and binding first priority Security Interest in accordance with its terms over all the assets to which by its terms it relates, except insofar as enforcement may be limited by any applicable laws relating to bankruptcy, insolvency, administration and similar laws affecting creditors’ rights generally and by principles of equity.
6

8.7	No third party Security Interests; title
At the time of execution of each Security Document to which the Guarantor is (or is to become) a party, no third party will have any Security Interest (other than a Permitted Security Interest) in any asset over which a Security Interest is to be created pursuant to that Security Document and the Guarantor will be the sole and absolute legal and beneficial owner of that asset.
8.8	Insolvency
No corporate action, legal proceeding or other procedure or step described in Clause 54(a)(vi) (Insolvency and rescheduling) of the Charter or creditors’ process described in Clause 54(a)(vii) (Winding-up) of the Charter has been taken or, to the knowledge of the Guarantor, threatened in relation to any Obligor.
8.9	No litigation current or pending
No litigation, arbitration, tax claim or administrative proceeding is current or pending or (to the knowledge of the Guarantor) threatened, which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.
8.10	Governing law and enforcement
Subject to the Legal Reservations, the choice of English law as the governing law of this Guarantee and each other Transaction Document expressed to be governed by English law to which the Guarantor is (or is to become) a party will be recognised and enforced in the jurisdiction of incorporation of the Guarantor, and any judgment obtained in England in relation to this Guarantee or any such other Transaction Document will be recognised and enforced in that jurisdiction.
8.11	Truth of financial and other information
All factual information furnished in writing to the Owner by or on behalf of the Guarantor in connection with the negotiation and preparation of this Guarantee and the other Transaction Documents was (when given) true and correct in all material respects and there are no other facts or considerations the omission of which would render any such information materially misleading.
8.12	No liability to deduction or withholding
Except in respect of any FATCA Deduction which may be required by Clause 6 (No Set-Off, Counterclaim Or Tax Deduction), all payments to be made by the Guarantor under this Guarantee or any other Transaction Document may be made free and clear of and without deduction or withholding for or on account of any taxes.
8.13	No filing or stamp taxes
Under the law of the Guarantor’s jurisdiction of incorporation it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee or any other Transaction Document to which the Guarantor is (or is to become) a party that this Guarantee or such other Transaction Document (or particulars of it) be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to it executed by the Guarantor at the company’s registration office in its jurisdiction of incorporation (and payment of associated fees), which registration will be made (and such fees paid) promptly after the date of each relevant Security Document.
8.14	Tax compliance
The Guarantor has complied in all material respects with all relevant tax laws and regulations applicable to it and its business and no claims or investigations are being made or conducted against it with respect to taxes.
7

8.15	Pari passu obligations
The payment obligations of the Guarantor under this Guarantee and the other Transaction Documents to which it is (or is to become) a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
8.16	Familiarity with the terms of the Agreement
The Guarantor has received a copy of the Charter and is familiar with and has approved its terms and conditions.
8.17	Anti-Corruption Laws
The Guarantor has conducted its business in compliance with all Anti-Corruption Laws applicable to it and has instituted and maintains policies and procedures designed to prevent violation of such Anti-Corruption Laws.
8.18	Sanctions
(a)	The Guarantor is not a Restricted Party nor is it owned and/or controlled (directly or indirectly) by a Restricted Party.
(b)
No proceeds provided to the Charterer shall be made available to or for the benefit of a Restricted Party nor shall they otherwise be applied (directly or indirectly) in a manner or for a purpose prohibited by Sanctions.

9.	INFORMATION UNDERTAKINGS
9.1	Duration of undertakings
The undertakings in this Clause 9 (Information Undertakings) shall remain in force from the date of this Guarantee to the end of the Agreement Term.
9.2	Provision of financial information
The Guarantor will provide to the Owner:
(a)
within 180 days of the end of each financial year, certified copies of the audited consolidated financial statements of the Group and the profit and loss accounts and balance sheets of the Guarantor for that financial year, prepared in accordance with GAAP;

(b)
together with the audited consolidated financial statements referred to in Clause 9.2(a) above, a Compliance Certificate addressed to the Owner substantially in the form set out in Schedule 1 ([Form Of Compliance Certificate]) evidencing the compliance (or otherwise) of the Guarantor with the financial covenants in respect of the Group as set out in Clause 10 (Financial Covenants); and

(c)	promptly, such further information in the possession or control of the Guarantor regarding the financial condition and operations of the Group as the Owner may reasonably request.
9.3	Notification of default
The Guarantor shall:
(a)
notify the Owner of any Termination Event (and the steps, if any, being taken to remedy it) promptly upon its becoming aware of the occurrence of it, stating whether in its opinion such default is a Termination Event or a Potential Termination Event; and

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(b)
promptly upon a request by the Owner, supply to the Owner a certificate signed on behalf of the Guarantor by two of its directors or senior officers certifying that no Termination Event is continuing (or if a Termination Event is continuing, specifying the Termination Event and the steps, if any, being taken to remedy it).

9.4	Notification of claims, material litigation and other proceedings
The Guarantor shall, promptly upon becoming aware of the same, inform the Owner in writing of:
(a)	any claim, action, suit, proceedings or investigation against any Obligor in connection with Sanctions by any Sanctions Authority;
(b)
any Environmental Claim against any Obligor which is current, pending or threatened and of any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Obligor; and

(c)
any litigation, arbitration, tax claim or administrative proceeding instituted or (to its knowledge) threatened and of any other occurrence of which it becomes aware which might have a Material Adverse Effect.

9.5	Provision of other information
The Guarantor shall promptly provide the Owner with such other information concerning itself and its affairs as the Owner may from time to time require.
9.6	Know your customer checks
The Guarantor shall promptly provide the Owner with such other information concerning itself and its affairs as the Owner may requested by the Owner in order for it to comply with any anti-money laundering or know your customer legislation, regulation or procedures applicable to it from time to time.
10.	FINANCIAL COVENANTS
10.1	Duration
The undertakings contained in this Clause 10 (Financial Covenants) shall remain in force from date of this Guarantee until the end of the Agreement Term.
10.2	Financial covenants
The Guarantor will procure that:
(a)
the Guarantor shall always maintain a minimum free cash or cash equivalent US$500,000.00 per vessel at consolidated level. For clarification purposes, any cash held under any minimum liquidity requirements and Debt Service Reserve Accounts with other financiers shall be taken into account for the testing of this covenant; and

(b)	the Leverage Ratio of the Guarantor (on a consolidated basis) shall not at any time exceed 75%.
“Leverage Ratio” means, the ratio (expressed as a percentage) of:
(i)
the Total Net Debt (i.e. the aggregate senior secured Financial Indebtedness of the Group, including 50% of Joint Venture vessels’ debt, as at such date minus the aggregate amount of all cash balances standing on such date to the credit of a bank account of a member of the Group); and

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(ii)	the aggregate Fair Market Value of all Fleet Vessels including 50% of Joint Venture vessels.
10.3	Testing of financial condition
The requirements contained in Clause 10.2 (Financial covenants) as to the financial condition of the Group shall be tested on the Delivery Date by reference to the most recent unaudited consolidated financial statements of the Group and thereafter quarterly as at 31 March, 30 June, 30 September and 31 December in each year in each case by reference to the unaudited consolidated financial statements or (as the case may be) the Compliance Certificate delivered to the Owner pursuant to Clause 9.2 (Provision of financial information).
11.	INDEMNITIES AND EXPENSES
11.1	Indemnity against costs
The Guarantor shall pay to the Owner on demand, and the Guarantor shall indemnify and keep the Owner indemnified against, all costs, charges, expenses, claims, liabilities, losses, duties and fees (including, but not limited to, legal fees and expenses on a full indemnity basis) and taxes thereon suffered or incurred by the Owner:
(a)	in the negotiation, preparation, printing, execution and registration of this Guarantee and the other Transaction Documents;
(b)	in collating, monitoring and otherwise attending to the relevant conditions precedent in the Charter;
(c)	in the enforcement or preservation or the attempted enforcement or preservation of any of the rights and powers of the Owner under this Guarantee and the other Transaction Documents;
(d)
in connection with any actual or proposed amendment of or supplement to this Guarantee or any other of the Transaction Documents, or with any request to the Owner to grant any consent or waiver in respect of any provision of this Guarantee or any other Transaction Document, whether or not it is given; and

(e)	arising out of any act or omission made by the Owner in good faith in connection with any of the matters dealt with in this Guarantee or any other Transaction Document.
11.2	Documentary taxes
The Guarantor shall promptly pay all stamp duty, registration and other similar taxes payable on or by reference to this Guarantee and the other Transaction Documents to which the Guarantor is (or is to become) a party and shall indemnify the Owner on the Owner’s written demand against any and all claims, expenses, liabilities and losses resulting from any failure or delay by the Guarantor to pay any such duty or tax.
11.3	Currency indemnity
If any sum due from the Guarantor under the Transaction Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of making or filing a claim or proof against the Guarantor or obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Guarantor shall as an independent obligation, within 3 Business Days of demand, indemnify the Owner against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to the Owner at the time of its receipt of that Sum.
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11.4	Survival of indemnities
The indemnities contained in this Guarantee and the other Transaction Documents to which the Guarantor is (or is to become) a party shall continue in full force and effect after the full and final discharge of the Outstanding Indebtedness with respect to matters arising prior to such discharge.
12.	CHANGES TO THE PARTIES
12.1	No assignment or transfer by the Guarantor
The Guarantor may not assign or transfer all or any of its rights, benefits or obligations under this Guarantee.
12.2	Assignments and transfers by the Owner
The Owner may assign or transfer all or any portion of its rights, benefits or obligations under this Guarantee to any person to whom it assigns or transfers a corresponding proportion of its rights, benefits or obligations under and in accordance with the Charter.
12.3	Change of office
The Owner may at any time and from time to time change the office through which it performs its obligations under this Guarantee and the other Transaction Documents.
12.4	Delegation
The Owner may at any time and from time to time delegate any one or more of its rights, powers and/or obligations under this Guarantee and the other Transaction Documents to any person (provided that the Owner shall remain fully responsible for the exercise or performance of any rights, powers and/or obligations delegated by it).
12.5	Guarantor to assist
The Guarantor undertakes to do or to procure all such acts and things and to sign, execute and deliver or procure the signing, execution and delivery of all such instruments and documents as the Owner may reasonably require for the purpose of perfecting any such assignment or transfer as mentioned in Clause 13.2 (Assignments and transfers by the Owner).
12.6	Disclosure of information
The Owner may disclose to any potential assignee, transferee or sub-participant, or to any other party with whom it may propose to enter into contractual relations in connection with this Agreement or any other of the Transaction Documents, such information about the Guarantor and the other Obligors and their respective businesses, assets or financial condition as the Owner shall request from the Guarantor (Guarantors consent not to be unreasonably withheld).
13.	SET-OFF
The Owner may set off any matured obligation due from the Guarantor under this Guarantee or any other Transaction Document to which the Guarantor is at any time a party (to the extent beneficially owned by the Owner) against any matured obligation owed by the Owner to the Guarantor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Owner may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
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14.	MISCELLANEOUS
14.1	Time of essence
Time is of the essence as regards every obligation of the Guarantor under this Guarantee and the other Transaction Documents to which it is (or is to become) a party.
14.2	Remedies and waivers
No failure to exercise, nor any delay in exercising, on the part of the Owner, any right or remedy under the Transaction Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Transaction Documents. No election to affirm any Transaction Document on the part of the Owner shall be effective unless it is in writing. No single or partial exercise of any such right or remedy shall prevent any further or other exercise of it or the exercise of any other right or remedy. The rights and remedies provided in each Transaction Document are cumulative and not exclusive of any rights or remedies provided by law.
14.3	Waivers and amendments to be in writing
Any waiver by the Owner of any provision of this Guarantee or any other Transaction Document, and any consent or approval given by the Owner under or in respect of this Guarantee or any other Transaction Document, shall only be effective if given in writing and then only strictly for the purpose and upon the terms for which it is given. This Guarantee may not be amended or varied orally but only by an instrument signed by the Parties.
14.4	Partial invalidity
If at any time one or more of the provisions of this Guarantee or any other of the Transaction Documents is or becomes invalid, illegal or unenforceable in any respect under any law by which it may be governed or affected, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired as a result.
14.5	Counterparts
This Guarantee may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.
14.6	Conclusiveness of certificates
The certificate or determination of the Owner of a rate or amount under this Guarantee or any other Transaction Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates and is binding on the Guarantor.
14.7	Further assurances
The Guarantor shall, upon demand, and at its own expense, sign, perfect, do, execute and register all such further assurances, documents, acts and things as the Owner may require for:
(a)	perfecting or protecting this Guarantee or the Security;
(b)	the exercise by the Owner of any right, power or remedy vested in it under this Guarantee or any other Security Document to which the Guarantor is at any time a party; or
(c)	enforcing this Guarantee or the Security after it has become enforceable (and the Guarantor undertakes to allow its name to be used as and when required by the Owner for this purpose).
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15.	NOTICES
15.1	Communications in writing; addresses
All communications (which expression includes any notice, demand, request, consent or other communication) to be made under or in connection with this Guarantee shall be made in writing and unless otherwise stated may be made by fax or letter or, subject to Clause 16.3 (Electronic communication), electronic mail and be addressed:
(a)	in the case of the Owner, to it at:
c/o AVIC INTERNATIONAL LEASING CO., LTD.
Address:	18/F, CATIC Tower, 212 Jiang Ning Road, Shanghai 200041, China The People’s Republic of China
Telefax No.:	+86 21 5289 5389
Attn:	Mr. Wang Xing
Email:	wangxing@chinaleasing.net
(b)	in the case of the Guarantor, to it at:
TOP SHIPS INC.
Address:	1 Vas. Sofias & Meg. Alexandrou Athens 15124 Greece
Telefax No:	+ 30 210 80 56 441
Telephone No:	+ 30 210 81 28 180
Attn:	Alexandros Tsirikos
Email:	atsirikos@topships.org
or to such other address or fax number or department or officer as is notified by one Party to the other under this Guarantee by not less than 5 Business Days’ notice.
15.2	Delivery
(a)	Subject to Clause 16.2(b) below, any communication or document made or delivered by one person to another under or in connection with this Guarantee will only be effective:
(i)	if by way of fax, when received in legible form;
(ii)	if by way of letter, when it has been left at the relevant address or 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or
(iii)	if by way of electronic mail, then in accordance with Clause 16.3 (Electronic communication), and, if a particular department or officer is specified as part of its address details provided under Clause 16.1 (Communications in writing; addresses), if addressed to that department or officer.
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(b)
Any communication or document to be made or delivered to the Owner will be effective only when actually received by the Owner and then only if it is expressly marked for the attention of the department or officer specified as part of its address details provided under Clause 16.1 (Communications in writing; addresses).

(c)
Any communication or document which becomes effective, in accordance with Clause 16.2(a) or Clause 16.2(b) above, on a non-working day or after 5:00 p.m. in the place of receipt shall be deemed only to become effective at the opening of business hours on the next working day in the place of receipt.

15.3	Electronic communication
Any communication to be made between the Parties under or in connection with this Guarantee may be made by electronic mail or other electronic means to the extent that the Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if the Parties:
(a)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and
(b)	notify each other of any change to their address or any other such information supplied by them by not less than 5 Business Days’ notice.
Any electronic communication made between the Parties will be effective only when actually received in readable form and in the case of any electronic communication made by the Guarantor to the Owner only if it is addressed in such a manner as the Owner shall specify for this purpose.
15.4	English language
All communications and documents to be given or delivered pursuant to or otherwise in relation to this Guarantee and the other Transaction Documents to which the Guarantor is (or is to become) a party shall be in the English language or be accompanied by a certified English translation.
16.	GOVERNING LAW AND JURISDICTION
16.1	This Guarantee and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
16.2
Any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a “Dispute”) shall be referred to and finally resolved by arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause 16 (Law and Jurisdiction). The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

16.3
The reference shall be to three arbitrators. A Party wishing to refer a Dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a Dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as

14

if he had been appointed by agreement. Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.
16.4
In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the Parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced. Where the reference is to three arbitrators the procedure for making appointments shall be in accordance with the procedure for full arbitration stated above.

16.5	The language of the arbitration shall be English.
17.	CONTRACTUAL RECOGNITION OF BAIL-IN
17.1
Notwithstanding any other term of any Transaction Document or any other agreement, arrangement or understanding between the parties to a Transaction Document, each Party acknowledges and accepts that any liability of any party to a Transaction Document under or in connection with the Transaction Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Transaction Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
This Guarantee has been executed and delivered as a deed on the date stated at the beginning of this Guarantee.
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SCHEDULE 1
FORM OF COMPLIANCE CERTIFICATE
To:	GREAT MONICA LIMITED Trust Company Complex Ajeltake Road Ajeltake Island Majuro MH96960 The Republic of the Marshall Islands
Date: [●] 20[●]
Dear Sirs
Compliance Certificate – L$]L€]L●] Bareboat Charter dated 30 September 2019
We refer to:
(a)
the bareboat charter dated 30 September 2019 (as amended and/or supplemented from time to time, the Charter) made between (1) yourselves as Owner and (2) Santa Monica Marine Inc. as Charterer, pursuant to which the Owner agreed to bareboat charter the Vessel to the Charterer; and

(b)
the deed of guarantee and indemnity dated [●] 2019 (the Guarantee) made between (1) ourselves as Guarantor and (2) yourselves as Owner under which we have guaranteed the performance by the Charterer of its obligations under the Bareboat Charter.

Expressions defined in the Bareboat Charter or the Guarantee shall have the same meanings when used in this certificate.
This certificate is a Compliance Certificate which is rendered to you pursuant to Clause 9.2 (Provision of financial information) of the Guarantee.
We hereby certify that:
1.
Attached to this certificate are the latest audited consolidated financial statements of the Group and the profit and loss accounts and balance sheets for the financial year ending on [●] 201[●], prepared in accordance with GAAP.

2.	Set out below are the respective amounts, in [Dollars][Euro], of [●], [●], [●], [●] and [●]of the Group as at [●] 201[●]:
[●] [$][€][●]
[●] [$][€][●]
[●] [$][€][●]
[●] [$][€][●]
[●] [$][€][●]

3.	Accordingly, as at the date of this certificate, the financial covenants set out in Clause 10.2 (Financial covenants) of the Guarantee [are][are not] complied with, in that as at [●] 201[●]:
(i)	the aggregate amount of cash is $[●] per vessel at consolidated level;
(ii) the Leveraged Ratio (on a consolidated basis) does not exceed 75%.
[or, as the case may be, specify in what respect any of the financial covenants are not complied with]
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4. As at [●] 201[●] no [Termination Event][Default] has occurred and is continuing.
[or, specify/identify any [Termination Event][Default]]
Yours faithfully

For and on behalf of
TOP SHIPS INC.

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EXECUTION PAGES
THE GUARANTOR
EXECUTED as a DEED	)	Signature in the name of the company
by TOP SHIPS INC.	)	TOP SHIPS INC.
a company incorporated in the Republic of	)
the Marshall Islands	)
acting by	)
)
who, in accordance with the laws of the	)
Republic of the Marshall Islands, is acting	)
under the authority of	)
the company as [authorised
signatory][attorney-in-fact]
in the presence of:		[Authorised signatory][Attorney-in-fact]

Signature of witness:
Name of witness:
Occupation of witness:
Address of witness:
THE OWNER
EXECUTED as a DEED	)	Signature in the name of the company
by GREAT MONICA LIMITED	)	GREAT MONICA LIMITED
a company incorporated in the Republic of	)
the Marshall Islands	)
acting by	)
)
who, in accordance with the laws of the	)
Republic of the Marshall Islands, is acting	)
under the authority of	)
the company as [authorised
signatory][attorney-in-fact]
in the presence of:		[Authorised signatory][Attorney-in-fact]

Signature of witness:
Name of witness:
Occupation of witness:
Address of witness:

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